Exhibit 4


================================================================================

                          GS MORTGAGE SECURITIES CORP.,

                                   Depositor,

                            LITTON LOAN SERVICING LP,

                                    Servicer,

              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC,

                                     Seller,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                                     Trustee

          ------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2006

          ------------------------------------------------------------

                              C-BASS TRUST 2006-CB9

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-CB9

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Repurchase or Substitution of Mortgage Loans by the Seller...
Section 2.04  Representations and Warranties of the Seller with Respect to the Mortgage Loans.......................................
Section 2.05  Representations, Warranties and Covenants of the Servicer....
Section 2.06  Representations and Warranties of the Seller.................
Section 2.07  Covenants of the Seller......................................
Section 2.08  Execution and Delivery of Certificates.......................
Section 2.09  REMIC Matters................................................
Section 2.10  Representations and Warranties of the Depositor..............

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing Agreements between the Servicer and
               Subservicers................................................
Section 3.03  Successor Subservicers.......................................
Section 3.04  Liability of the Servicer....................................
Section 3.05  No Contractual Relationship between Subservicers and the
               Trustee.....................................................
Section 3.06  Assumption or Termination of Subservicing Agreements by
               Trustee.....................................................
Section 3.07  Collection of Certain Mortgage Loan Payments.................
Section 3.08  Subservicing Accounts........................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10  Collection Account...........................................
Section 3.11  Withdrawals from the Collection Account......................
Section 3.12  Investment of Funds in the Collection Account, Escrow
               Accounts and the Distribution Account.......................
Section 3.13  Maintenance of Hazard Insurance and Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.14  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.15  Realization upon Defaulted Mortgage Loans....................
Section 3.16  Release of Mortgage Files....................................
Section 3.17  Title, Conservation and Disposition of REO Property..........
Section 3.18  Notification of Adjustments..................................
Section 3.19  Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.20  Documents, Records and Funds in Possession of the
               Servicer to Be Held for the Trustee.........................
Section 3.21  Servicing Compensation.......................................
Section 3.22  Annual Statement as to Compliance............................
Section 3.23  Assessment of Compliance with Servicing Criteria;
               Independent Public Accountants' Attestation.................
Section 3.24  Trustee to Act as Servicer...................................
Section 3.25  Compensating Interest........................................
Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act.....................
Section 3.27  Optional Purchases of Mortgage Loans by Servicer.............
Section 3.28  Advance Facility.............................................

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

Section 4.01  Advances.....................................................
Section 4.02  Priorities of Distribution...................................
Section 4.03  Monthly Statements to Certificateholders.....................
Section 4.04  Certain Matters Relating to the Determination of LIBOR.......
Section 4.05  Allocation of Applied Realized Loss Amounts..................
Section 4.06  Supplemental Interest Trust..................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.01 Respective Liabilities of the Depositor and the Servicer......
Section 6.02 Merger or Consolidation of the Depositor or the Servicer......
Section 6.03 Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 6.04  Limitation on Resignation of the Servicer....................
Section 6.05  Additional Indemnification by the Servicer and the
               Seller; Third Party Claims..................................
Section 6.06  Servicing Rights Pledge......................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee........................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Trustee's Fees and Expenses..................................
Section 8.06  Eligibility Requirements for the Trustee.....................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of the Trustee.......................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Tax Matters..................................................
Section 8.12  Periodic Filings.............................................
Section 8.13  Tax Treatment of Basis Risk Carry Forward Amounts, the
               Supplemental Interest Trust, the Cap Agreement and the
               Interest Rate Swap Agreement................................
Section 8.14  Trustee May Enforce Claims Without Possession of
               Certificates................................................
Section 8.15  Suits for Enforcement........................................
Section 8.16  Waiver of Bond Requirement...................................
Section 8.17  Waiver of Inventory, Accounting and Appraisal Requirement....

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Liquidation or Purchase of the Mortgage
               Loans.......................................................
Section 9.02  Final Distribution on the Certificates.......................
Section 9.03  Additional Termination Requirements..........................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment....................................................
Section 10.02 Recordation of Agreement; Counterparts.......................
Section 10.03 Governing Law................................................
Section 10.04 Intention of Parties.........................................
Section 10.05 Notices......................................................
Section 10.06 Severability of Provisions...................................
Section 10.07 Limitation on Rights of Certificateholders...................
Section 10.08 Inspection and Audit Rights..................................
Section 10.09 Certificates Nonassessable and Fully Paid....................
Section 10.10 Rule of Construction.........................................
Section 10.11 Waiver of Jury Trial.........................................
Section 10.12 Third Party Rights...........................................
Section 10.13 Regulation AB Compliance; Intent of the Parties;
               Reasonableness..............................................

SCHEDULES

Schedule I  Mortgage Loan Schedule

EXHIBITS

Exhibit A   Form of Class A, Class M and Class B Certificates

Exhibit B   Form of Class P Certificate

Exhibit C-1 Form of Class R

Exhibit C-2 Form of Class R-X Certificates

Exhibit D-1 Form of Class CE-1 Certificate

Exhibit D-2 Form of Class CE-2 Certificate

Exhibit E   Form of Initial Certification of Trustee

Exhibit F-1 Form of Initial Certification of Custodian

Exhibit F-2 Form of Certification

Exhibit G-1 Form of Class R Residual Transfer Affidavit

Exhibit G-2 Form of Class R-X Residual Transfer Affidavit

Exhibit H   Form of Transferor Certificate

Exhibit I-1 Form of Rule 144A Letter

Exhibit I-2 Form of Non-Rule 144A Investment Letter

Exhibit J   Form of Request for Release

Exhibit K   Form of Contents for Each Mortgage File

Exhibit L   Form of Certification to be provided with Form 10-K

Exhibit M   Form of Trustee's Certification to be provided to Servicer

Exhibit N   Servicing Criteria

Exhibit O   Power of Attorney

Exhibit P   Seller Mortgage Loan Purchase Agreement

Exhibit Q   Interest Rate Swap and Cap Agreements

Exhibit R   Custodial Agreement

Exhibit S   Form 8-K Disclosure

Exhibit T   Form 10-D Disclosure

Exhibit U   Form 10-K Disclosure

Exhibit V   Additional Disclosure Notification

            THIS POOLING AND SERVICING AGREEMENT, dated as of November 1, 2006, among GS MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), LITTON LOAN SERVICING LP, a Delaware limited partnership, as servicer (the "Servicer"), CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, a Delaware limited liability company, as seller (the "Seller"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Trustee shall elect that nine segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, (iii) the Supplemental Interest Trust and the Supplemental Interest Trust Account, (iv) the Excess Reserve Fund Account and (v) the right of the Principal Certificates to receive Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising nine REMICs (each, a "Trust REMIC" or, in the alternative, Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC, the Class B-1 REMIC, the Class B-2 REMIC, the Class B-3 REMIC, the Class CE-1 REMIC and the Class CE-2 REMIC respectively). The Class CE-1 Interest, Class CE-2 Certificates, Class IO Interest and each Class of Principal Certificates (other than the right of each Class of Principal Certificates to receive Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions.

            The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class R-X Certificates represent ownership of the sole class of residual interest in the Class B-1 REMIC, Class B-2 REMIC, the Class B-3 REMIC, the Class CE-1 REMIC and the Class CE-2 REMIC for purposes of the REMIC Provisions. The Start-up Day for each Trust REMIC described herein is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.09.

            The Class CE-1 REMIC shall hold as assets the Class UT-CE-1 Interest and the Class UT-IO Interest as set out below. The Class CE-2 REMIC shall hold as assets the Class UT-CE-2 Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests set out below. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests set out below. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, (iii) the Supplemental Interest Trust and the Supplemental Interest Trust Account, (iv) the Excess Reserve Fund Account and (v) the right of each Class of Principal Certificates to receive Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls). The Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-A-4, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1, Class LT-B-2 and Class LT-B-3 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes"). Each of the LT-Accretion Directed Classes, the Class LT-Accrual Interest, the Class LT-FL Interest, the Class LT-FX Interest, the Class LT-CE2 Interest and the Class LT-IO Interest is hereby designated as a regular interest in the Lower-Tier REMIC.

            The Class B-1 REMIC shall hold as an asset the Class B-1 Interest issued by the Upper-Tier REMIC, the Class B-1 Certificates shall represent ownership of the regular interest issued by the Class B-1 REMIC and the Class B1-R Interest shall represent the sole class of residual interest in the Class B-1 REMIC.

            The Class B-2 REMIC shall hold as an asset the Class B-2 Interest issued by the Upper-Tier REMIC, the Class B-2 Certificates shall represent ownership of the regular interest issued by the Class B-2 REMIC and the Class B2-R Interest shall represent the sole class of residual interest in the Class B-2 REMIC.

            The Class B-3 REMIC shall hold as an asset the Class B-3 Interest issued by the Upper-Tier REMIC, the Class B-3 Certificates shall represent ownership of the regular interest issued by the Class B-3 REMIC and the Class B3-R Interest shall represent the sole class of residual interest in the Class B-3 REMIC.

            The Class CE-1 REMIC shall hold as an asset the Class UT-CE-1 Interest and the Class UT-IO Interest issued by the Upper-Tier REMIC, the Class CE-1 Interest and Class CE-IO Interest shall represent the regular interests issued by the Class CE-1 REMIC and the Class CE1-R Interest shall represent the sole class residual interest in the Class CE-1 REMIC.

            The Class CE-2 REMIC shall hold as an asset the Class UT-CE-2 Interest issued by the Upper-Tier REMIC, the Class CE-2 Certificates shall represent the regular interests issued by the Class CE-2 REMIC and the Class CE2-R Interest shall represent the sole class residual interest in the Class CE-2 REMIC.

            For federal income tax purposes, each Class of Principal Certificates represents a beneficial ownership of a regular interest in the Upper-Tier REMIC, the Class B-1 REMIC, the Class B-2 REMIC or the Class B-3 REMIC, as applicable, and the right to receive Basis Risk Carry Forward Amounts, subject to the obligation to pay Class IO Shortfalls, the Class CE-1 Certificates represent beneficial ownership of the Class CE-1 Interest, the Class IO Interest, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement, the Supplemental Interest Trust and the Supplemental Interest Trust Account, the Excess Reserve Fund Account and the right to receive Class IO Shortfalls, subject to the obligation to pay Basis Risk Carry Forward Amounts, and the Class P Certificates represent beneficial ownership of the Prepayment Premiums, which portions of the Trust Fund shall be treated as a grantor trust.

                              Pooling-Tier REMIC-1

            Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. Pooling-Tier REMIC-1 shall also issue the Class PT1-R Interest, which shall be represented by the Class R Certificates. The Class PT1-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class R-X Certificates shall have no Class Certificate Balance and shall have no interest rate.

                                                   Initial
                                                Pooling-Tier
Pooling-Tier REMIC-1   Pooling-Tier REMIC-1   REMIC-1 Principal
       Interest           Interest Rate            Amount
--------------------   --------------------   -----------------
Class PT1-1                     (1)           $   39,363,926.23
Class PT1-2A                    (2)           $    5,178,352.02
Class PT1-2B                    (3)           $    5,178,352.02
Class PT1-3A                    (2)           $    6,479,234.77
Class PT1-3B                    (3)           $    6,479,234.77
Class PT1-4A                    (2)           $    7,772,262.83
Class PT1-4B                    (3)           $    7,772,262.83
Class PT1-5A                    (2)           $    9,044,913.40
Class PT1-5B                    (3)           $    9,044,913.40
Class PT1-6A                    (2)           $   10,284,547.21
Class PT1-6B                    (3)           $   10,284,547.21
Class PT1-7A                    (2)           $   11,471,942.83
Class PT1-7B                    (3)           $   11,471,942.83
Class PT1-8A                    (2)           $   12,536,728.58
Class PT1-8B                    (3)           $   12,536,728.58
Class PT1-9A                    (2)           $   13,139,952.50
Class PT1-9B                    (3)           $   13,139,952.50
Class PT1-10A                   (2)           $   13,171,391.16
Class PT1-10B                   (3)           $   13,171,391.16
Class PT1-11A                   (2)           $   12,956,674.95
Class PT1-11B                   (3)           $   12,956,674.95
Class PT1-12A                   (2)           $   12,444,293.79
Class PT1-12B                   (3)           $   12,444,293.79
Class PT1-13A                   (2)           $   11,880,634.45
Class PT1-13B                   (3)           $   11,880,634.45
Class PT1-14A                   (2)           $   11,342,932.95
Class PT1-14B                   (3)           $   11,342,932.95
Class PT1-15A                   (2)           $   10,829,977.98
Class PT1-15B                   (3)           $   10,829,977.98
Class PT1-16A                   (2)           $   10,340,613.94
Class PT1-16B                   (3)           $   10,340,613.94
Class PT1-17A                   (2)           $    9,879,987.23
Class PT1-17B                   (3)           $    9,879,987.23
Class PT1-18A                   (2)           $    9,433,569.42
Class PT1-18B                   (3)           $    9,433,569.42
Class PT1-19A                   (2)           $    9,923,015.57
Class PT1-19B                   (3)           $    9,923,015.57
Class PT1-20A                   (2)           $   12,063,427.27
Class PT1-20B                   (3)           $   12,063,427.27
Class PT1-21A                   (2)           $   12,494,081.95
Class PT1-21B                   (3)           $   12,494,081.95
Class PT1-22A                   (2)           $   13,324,773.31
Class PT1-22B                   (3)           $   13,324,773.31
Class PT1-23A                   (2)           $   12,524,924.40
Class PT1-23B                   (3)           $   12,524,924.40
Class PT1-24A                   (2)           $   10,899,268.24
Class PT1-24B                   (3)           $   10,899,268.24
Class PT1-25A                   (2)           $    8,667,399.67
Class PT1-25B                   (3)           $    8,667,399.67
Class PT1-26A                   (2)           $    7,343,797.39
Class PT1-26B                   (3)           $    7,343,797.39
Class PT1-27A                   (2)           $    5,948,825.10
Class PT1-27B                   (3)           $    5,948,825.10
Class PT1-28A                   (2)           $    5,399,018.34
Class PT1-28B                   (3)           $    5,399,018.34
Class PT1-29A                   (2)           $    5,118,799.12
Class PT1-29B                   (3)           $    5,118,799.12
Class PT1-30A                   (2)           $    4,853,694.07
Class PT1-30B                   (3)           $    4,853,694.07
Class PT1-31A                   (2)           $    4,603,166.20
Class PT1-31B                   (3)           $    4,603,166.20
Class PT1-32A                   (2)           $    4,366,351.56
Class PT1-32B                   (3)           $    4,366,351.56
Class PT1-33A                   (2)           $    4,142,358.33
Class PT1-33B                   (3)           $    4,142,358.33
Class PT1-34A                   (2)           $    1,290,185.89
Class PT1-34B                   (3)           $    1,290,185.89
Class PT1-35A                   (2)           $      563,341.83
Class PT1-35B                   (3)           $      563,341.83
Class PT1-36A                   (2)           $    2,861,379.29
Class PT1-36B                   (3)           $    2,861,379.29
Class PT1-37A                   (2)           $    2,717,346.82
Class PT1-37B                   (3)           $    2,717,346.82
Class PT1-38A                   (2)           $    2,580,764.93
Class PT1-38B                   (3)           $    2,580,764.93
Class PT1-39A                   (2)           $    2,451,657.01
Class PT1-39B                   (3)           $    2,451,657.01
Class PT1-40A                   (2)           $    2,329,372.61
Class PT1-40B                   (3)           $    2,329,372.61
Class PT1-41A                   (2)           $    2,213,606.16
Class PT1-41B                   (3)           $    2,213,606.16
Class PT1-42A                   (2)           $    2,103,952.57
Class PT1-42B                   (3)           $    2,103,952.57
Class PT1-43A                   (2)           $    2,000,068.93
Class PT1-43B                   (3)           $    2,000,068.93
Class PT1-44A                   (2)           $    1,901,625.80
Class PT1-44B                   (3)           $    1,901,625.80
Class PT1-45A                   (2)           $    1,808,344.97
Class PT1-45B                   (3)           $    1,808,344.97
Class PT1-46A                   (2)           $    1,719,919.39
Class PT1-46B                   (3)           $    1,719,919.39
Class PT1-47A                   (2)           $    1,636,108.18
Class PT1-47B                   (3)           $    1,636,108.18
Class PT1-48A                   (2)           $    1,556,647.08
Class PT1-48B                   (3)           $    1,556,647.08
Class PT1-49A                   (2)           $    1,481,298.21
Class PT1-49B                   (3)           $    1,481,298.21
Class PT1-50A                   (2)           $    1,409,837.13
Class PT1-50B                   (3)           $    1,409,837.13
Class PT1-51A                   (2)           $    1,342,052.80
Class PT1-51B                   (3)           $    1,342,052.80
Class PT1-52A                   (2)           $    1,277,746.19
Class PT1-52B                   (3)           $    1,277,746.19
Class PT1-53A                   (2)           $    1,216,728.15
Class PT1-53B                   (3)           $    1,216,728.15
Class PT1-54A                   (2)           $    1,158,822.54
Class PT1-54B                   (3)           $    1,158,822.54
Class PT1-55A                   (2)           $    1,103,943.23
Class PT1-55B                   (3)           $    1,103,943.23
Class PT1-56A                   (2)           $    1,052,592.89
Class PT1-56B                   (3)           $    1,052,592.89
Class PT1-57A                   (2)           $    1,003,573.13
Class PT1-57B                   (3)           $    1,003,573.13
Class PT1-58A                   (2)           $      956,631.13
Class PT1-58B                   (3)           $      956,631.13
Class PT1-59A                   (2)           $   20,891,190.37
Class PT1-59B                   (3)           $   20,891,190.37
Class PT1-CE2                   (4)           $               0
Class PT1-R                     (5)           $        N/A

--------------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 WAC Rate, subject to a maximum rate of 10.20%.

(3) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 WAC Rate over (B) 10.20%.

(4) This Pooling-Tier REMIC-1 Regular Interest is an interest-only interest and does not have a Pooling-Tier REMIC-1 Principal Amount. On each Distribution Date, this Pooling-Tier REMIC-1 Regular Interest shall be entitled to receive interest equal to the Excess Servicing Fee.

(5) The Class PT1-R Interest shall not bear interest or have a principal balance.

            On each Distribution Date, the Trustee shall first pay from the Trust Fund and charge as an expense of Pooling-Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees, the Custodian Fees and Trustee Fees, shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans shall be allocated sequentially to the outstanding Pooling-Tier REMIC-1 Regular Interest with the lowest numerical designation (other than the Class PT1-1 and Class PT1-CE2 Interests) such that, at all times, the aggregate Pooling-Tier Principal Amount of such Pooling-Tier REMIC-1 Regular Interests equals the aggregate Class Certificate Balance of the then outstanding LIBOR Certificates, and otherwise to Class PT1-1 Interest until the Pooling-Tier REMIC-1 Principal Amount of each such interest is reduced to zero; provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to certificates with the same numerical designation, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests.

                              Pooling-Tier REMIC-2

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.

                   Pooling-Tier     Pooling-Tier REMIC-2       Corresponding          Corresponding          Corresponding
Pooling-Tier          REMIC-2        Initial Principal      Pooling-Tier REMIC-2   Pooling-Tier REMIC-1   Scheduled Crossover
REMIC-2 Interest   Interest Rate           Amount               IO Interest          Regular Interest      Distribution Date
----------------   -------------    --------------------    --------------------   --------------------   -------------------
Class PT2-1                   (1)       $  39,363,876.23            N/A                    N/A                    N/A
Class PT2-2A                  (2)       $   5,178,352.02       Class PT2-IO-2              N/A                    N/A
Class PT2-2B                  (3)       $   5,178,352.02            N/A                    N/A                    N/A
Class PT2-3A                  (2)       $   6,479,234.77       Class PT2-IO-3              N/A                    N/A
Class PT2-3B                  (3)       $   6,479,234.77            N/A                    N/A                    N/A
Class PT2-4A                  (2)       $   7,772,262.83       Class PT2-IO-4              N/A                    N/A
Class PT2-4B                  (3)       $   7,772,262.83            N/A                    N/A                    N/A
Class PT2-5A                  (2)       $   9,044,913.40       Class PT2-IO-5              N/A                    N/A
Class PT2-5B                  (3)       $   9,044,913.40            N/A                    N/A                    N/A
Class PT2-6A                  (2)       $  10,284,547.21       Class PT2-IO-6              N/A                    N/A
Class PT2-6B                  (3)       $  10,284,547.21            N/A                    N/A                    N/A
Class PT2-7A                  (2)       $  11,471,942.83       Class PT2-IO-7              N/A                    N/A
Class PT2-7B                  (3)       $  11,471,942.83            N/A                    N/A                    N/A
Class PT2-8A                  (2)       $  12,536,728.58       Class PT2-IO-8              N/A                    N/A
Class PT2-8B                  (3)       $  12,536,728.58            N/A                    N/A                    N/A
Class PT2-9A                  (2)       $  13,139,952.50       Class PT2-IO-9              N/A                    N/A
Class PT2-9B                  (3)       $  13,139,952.50            N/A                    N/A                    N/A
Class PT2-10A                 (2)       $  13,171,391.16      Class PT2-IO-10              N/A                    N/A
Class PT2-10B                 (3)       $  13,171,391.16            N/A                    N/A                    N/A
Class PT2-11A                 (2)       $  12,956,674.95      Class PT2-IO-11              N/A                    N/A
Class PT2-11B                 (3)       $  12,956,674.95            N/A                    N/A                    N/A
Class PT2-12A                 (2)       $  12,444,293.79      Class PT2-IO-12              N/A                    N/A
Class PT2-12B                 (3)       $  12,444,293.79            N/A                    N/A                    N/A
Class PT2-13A                 (2)       $  11,880,634.45      Class PT2-IO-13              N/A                    N/A
Class PT2-13B                 (3)       $  11,880,634.45            N/A                    N/A                    N/A
Class PT2-14A                 (2)       $  11,342,932.95      Class PT2-IO-14              N/A                    N/A
Class PT2-14B                 (3)       $  11,342,932.95            N/A                    N/A                    N/A
Class PT2-15A                 (2)       $  10,829,977.98      Class PT2-IO-15              N/A                    N/A
Class PT2-15B                 (3)       $  10,829,977.98            N/A                    N/A                    N/A
Class PT2-16A                 (2)       $  10,340,613.94      Class PT2-IO-16              N/A                    N/A
Class PT2-16B                 (3)       $  10,340,613.94            N/A                    N/A                    N/A
Class PT2-17A                 (2)       $   9,879,987.23      Class PT2-IO-17              N/A                    N/A
Class PT2-17B                 (3)       $   9,879,987.23            N/A                    N/A                    N/A
Class PT2-18A                 (2)       $   9,433,569.42      Class PT2-IO-18              N/A                    N/A
Class PT2-18B                 (3)       $   9,433,569.42            N/A                    N/A                    N/A
Class PT2-19A                 (2)       $   9,923,015.57      Class PT2-IO-19              N/A                    N/A
Class PT2-19B                 (3)       $   9,923,015.57            N/A                    N/A                    N/A
Class PT2-20A                 (2)       $  12,063,427.27      Class PT2-IO-20              N/A                    N/A
Class PT2-20B                 (3)       $  12,063,427.27            N/A                    N/A                    N/A
Class PT2-21A                 (2)       $  12,494,081.95      Class PT2-IO-21              N/A                    N/A
Class PT2-21B                 (3)       $  12,494,081.95            N/A                    N/A                    N/A
Class PT2-22A                 (2)       $  13,324,773.31      Class PT2-IO-22              N/A                    N/A
Class PT2-22B                 (3)       $  13,324,773.31            N/A                    N/A                    N/A
Class PT2-23A                 (2)       $  12,524,924.40      Class PT2-IO-23              N/A                    N/A
Class PT2-23B                 (3)       $  12,524,924.40            N/A                    N/A                    N/A
Class PT2-24A                 (2)       $  10,899,268.24      Class PT2-IO-24              N/A                    N/A
Class PT2-24B                 (3)       $  10,899,268.24            N/A                    N/A                    N/A
Class PT2-25A                 (2)       $   8,667,399.67      Class PT2-IO-25              N/A                    N/A
Class PT2-25B                 (3)       $   8,667,399.67            N/A                    N/A                    N/A
Class PT2-26A                 (2)       $   7,343,797.39      Class PT2-IO-26              N/A                    N/A
Class PT2-26B                 (3)       $   7,343,797.39            N/A                    N/A                    N/A
Class PT2-27A                 (2)       $   5,948,825.10      Class PT2-IO-27              N/A                    N/A
Class PT2-27B                 (3)       $   5,948,825.10            N/A                    N/A                    N/A
Class PT2-28A                 (2)       $   5,399,018.34      Class PT2-IO-28              N/A                    N/A
Class PT2-28B                 (3)       $   5,399,018.34            N/A                    N/A                    N/A
Class PT2-29A                 (2)       $   5,118,799.12      Class PT2-IO-29              N/A                    N/A
Class PT2-29B                 (3)       $   5,118,799.12            N/A                    N/A                    N/A
Class PT2-30A                 (2)       $   4,853,694.07      Class PT2-IO-30              N/A                    N/A
Class PT2-30B                 (3)       $   4,853,694.07            N/A                    N/A                    N/A
Class PT2-31A                 (2)       $   4,603,166.20      Class PT2-IO-31              N/A                    N/A
Class PT2-31B                 (3)       $   4,603,166.20            N/A                    N/A                    N/A
Class PT2-32A                 (2)       $   4,366,351.56      Class PT2-IO-32              N/A                    N/A
Class PT2-32B                 (3)       $   4,366,351.56            N/A                    N/A                    N/A
Class PT2-33A                 (2)       $   4,142,358.33      Class PT2-IO-33              N/A                    N/A
Class PT2-33B                 (3)       $   4,142,358.33            N/A                    N/A                    N/A
Class PT2-34A                 (2)       $   1,290,185.89      Class PT2-IO-34              N/A                    N/A
Class PT2-34B                 (3)       $   1,290,185.89            N/A                    N/A                    N/A
Class PT2-35A                 (2)       $     563,341.83      Class PT2-IO-35              N/A                    N/A
Class PT2-35B                 (3)       $     563,341.83            N/A                    N/A                    N/A
Class PT2-36A                 (2)       $   2,861,379.29      Class PT2-IO-36              N/A                    N/A
Class PT2-36B                 (3)       $   2,861,379.29            N/A                    N/A                    N/A
Class PT2-37A                 (2)       $   2,717,346.82      Class PT2-IO-37              N/A                    N/A
Class PT2-37B                 (3)       $   2,717,346.82            N/A                    N/A                    N/A
Class PT2-38A                 (2)       $   2,580,764.93      Class PT2-IO-38              N/A                    N/A
Class PT2-38B                 (3)       $   2,580,764.93            N/A                    N/A                    N/A
Class PT2-39A                 (2)       $   2,451,657.01      Class PT2-IO-39              N/A                    N/A
Class PT2-39B                 (3)       $   2,451,657.01            N/A                    N/A                    N/A
Class PT2-40A                 (2)       $   2,329,372.61      Class PT2-IO-40              N/A                    N/A
Class PT2-40B                 (3)       $   2,329,372.61            N/A                    N/A                    N/A
Class PT2-41A                 (2)       $   2,213,606.16      Class PT2-IO-41              N/A                    N/A
Class PT2-41B                 (3)       $   2,213,606.16            N/A                    N/A                    N/A
Class PT2-42A                 (2)       $   2,103,952.57      Class PT2-IO-42              N/A                    N/A
Class PT2-42B                 (3)       $   2,103,952.57            N/A                    N/A                    N/A
Class PT2-43A                 (2)       $   2,000,068.93      Class PT2-IO-43              N/A                    N/A
Class PT2-43B                 (3)       $   2,000,068.93            N/A                    N/A                    N/A
Class PT2-44A                 (2)       $   1,901,625.80      Class PT2-IO-44              N/A                    N/A
Class PT2-44B                 (3)       $   1,901,625.80            N/A                    N/A                    N/A
Class PT2-45A                 (2)       $   1,808,344.97      Class PT2-IO-45              N/A                    N/A
Class PT2-45B                 (3)       $   1,808,344.97            N/A                    N/A                    N/A
Class PT2-46A                 (2)       $   1,719,919.39      Class PT2-IO-46              N/A                    N/A
Class PT2-46B                 (3)       $   1,719,919.39            N/A                    N/A                    N/A
Class PT2-47A                 (2)       $   1,636,108.18      Class PT2-IO-47              N/A                    N/A
Class PT2-47B                 (3)       $   1,636,108.18            N/A                    N/A                    N/A
Class PT2-48A                 (2)       $   1,556,647.08      Class PT2-IO-48              N/A                    N/A
Class PT2-48B                 (3)       $   1,556,647.08            N/A                    N/A                    N/A
Class PT2-49A                 (2)       $   1,481,298.21      Class PT2-IO-49              N/A                    N/A
Class PT2-49B                 (3)       $   1,481,298.21            N/A                    N/A                    N/A
Class PT2-50A                 (2)       $   1,409,837.13      Class PT2-IO-50              N/A                    N/A
Class PT2-50B                 (3)       $   1,409,837.13            N/A                    N/A                    N/A
Class PT2-51A                 (2)       $   1,342,052.80      Class PT2-IO-51              N/A                    N/A
Class PT2-51B                 (3)       $   1,342,052.80            N/A                    N/A                    N/A
Class PT2-52A                 (2)       $   1,277,746.19      Class PT2-IO-52              N/A                    N/A
Class PT2-52B                 (3)       $   1,277,746.19            N/A                    N/A                    N/A
Class PT2-53A                 (2)       $   1,216,728.15      Class PT2-IO-53              N/A                    N/A
Class PT2-53B                 (3)       $   1,216,728.15            N/A                    N/A                    N/A
Class PT2-54A                 (2)       $   1,158,822.54      Class PT2-IO-54              N/A                    N/A
Class PT2-54B                 (3)       $   1,158,822.54            N/A                    N/A                    N/A
Class PT2-55A                 (2)       $   1,103,943.23      Class PT2-IO-55              N/A                    N/A
Class PT2-55B                 (3)       $   1,103,943.23            N/A                    N/A                    N/A
Class PT2-56A                 (2)       $   1,052,592.89      Class PT2-IO-56              N/A                    N/A
Class PT2-56B                 (3)       $   1,052,592.89            N/A                    N/A                    N/A
Class PT2-57A                 (2)       $   1,003,573.13      Class PT2-IO-57              N/A                    N/A
Class PT2-57B                 (3)       $   1,003,573.13            N/A                    N/A                    N/A
Class PT2-58A                 (2)       $     956,631.13      Class PT2-IO-58              N/A                    N/A
Class PT2-58B                 (3)       $     956,631.13            N/A                    N/A                    N/A
Class PT2-59A                 (2)       $  20,891,190.37      Class PT2-IO-59              N/A                    N/A
Class PT2-59B                 (3)       $  20,891,190.37            N/A                    N/A                    N/A
Class PT2-IO-2                (4)                     (4)           N/A                Class PT1-2A          December 2006
Class PT2-IO-3                (4)                     (4)           N/A                Class PT1-3A          January 2007
Class PT2-IO-4                (4)                     (4)           N/A                Class PT1-4A          February 2007
Class PT2-IO-5                (4)                     (4)           N/A                Class PT1-5A           March 2007
Class PT2-IO-6                (4)                     (4)           N/A                Class PT1-6A           April 2007
Class PT2-IO-7                (4)                     (4)           N/A                Class PT1-7A            May 2007
Class PT2-IO-8                (4)                     (4)           N/A                Class PT1-8A            June 2007
Class PT2-IO-9                (4)                     (4)           N/A                Class PT1-9A            July 2007
Class PT2-IO-10               (4)                     (4)           N/A               Class PT1-10A           August 2007
Class PT2-IO-11               (4)                     (4)           N/A               Class PT1-11A         September 2007
Class PT2-IO-12               (4)                     (4)           N/A               Class PT1-12A          October 2007
Class PT2-IO-13               (4)                     (4)           N/A               Class PT1-13A          November 2007
Class PT2-IO-14               (4)                     (4)           N/A               Class PT1-14A          December 2007
Class PT2-IO-15               (4)                     (4)           N/A               Class PT1-15A          January 2008
Class PT2-IO-16               (4)                     (4)           N/A               Class PT1-16A          February 2008
Class PT2-IO-17               (4)                     (4)           N/A               Class PT1-17A           March 2008
Class PT2-IO-18               (4)                     (4)           N/A               Class PT1-18A           April 2008
Class PT2-IO-19               (4)                     (4)           N/A               Class PT1-19A            May 2008
Class PT2-IO-20               (4)                     (4)           N/A               Class PT1-20A            June 2008
Class PT2-IO-21               (4)                     (4)           N/A               Class PT1-21A            July 2008
Class PT2-IO-22               (4)                     (4)           N/A               Class PT1-22A           August 2008
Class PT2-IO-23               (4)                     (4)           N/A               Class PT1-23A         September 2008
Class PT2-IO-24               (4)                     (4)           N/A               Class PT1-24A          October 2008
Class PT2-IO-25               (4)                     (4)           N/A               Class PT1-25A          November 2008
Class PT2-IO-26               (4)                     (4)           N/A               Class PT1-26A          December 2008
Class PT2-IO-27               (4)                     (4)           N/A               Class PT1-27A          January 2009
Class PT2-IO-28               (4)                     (4)           N/A               Class PT1-28A          February 2009
Class PT2-IO-29               (4)                     (4)           N/A               Class PT1-29A           March 2009
Class PT2-IO-30               (4)                     (4)           N/A               Class PT1-30A           April 2009
Class PT2-IO-31               (4)                     (4)           N/A               Class PT1-31A            May 2009
Class PT2-IO-32               (4)                     (4)           N/A               Class PT1-32A            June 2009
Class PT2-IO-33               (4)                     (4)           N/A               Class PT1-33A            July 2009
Class PT2-IO-34               (4)                     (4)           N/A               Class PT1-34A           August 2009
Class PT2-IO-35               (4)                     (4)           N/A               Class PT1-35A          November 2009
Class PT2-IO-36               (4)                     (4)           N/A               Class PT1-36A          December 2009
Class PT2-IO-37               (4)                     (4)           N/A               Class PT1-37A          January 2010
Class PT2-IO-38               (4)                     (4)           N/A               Class PT1-38A          February 2010
Class PT2-IO-39               (4)                     (4)           N/A               Class PT1-39A           March 2010
Class PT2-IO-40               (4)                     (4)           N/A               Class PT1-40A           April 2010
Class PT2-IO-41               (4)                     (4)           N/A               Class PT1-41A            May 2010
Class PT2-IO-42               (4)                     (4)           N/A               Class PT1-42A            June 2010
Class PT2-IO-43               (4)                     (4)           N/A               Class PT1-43A            July 2010
Class PT2-IO-44               (4)                     (4)           N/A               Class PT1-44A           August 2010
Class PT2-IO-45               (4)                     (4)           N/A               Class PT1-45A         September 2010
Class PT2-IO-46               (4)                     (4)           N/A               Class PT1-46A          October 2010
Class PT2-IO-47               (4)                     (4)           N/A               Class PT1-47A          November 2010
Class PT2-IO-48               (4)                     (4)           N/A               Class PT1-48A          December 2010
Class PT2-IO-49               (4)                     (4)           N/A               Class PT1-49A          January 2011
Class PT2-IO-50               (4)                     (4)           N/A               Class PT1-50A          February 2011
Class PT2-IO-51               (4)                     (4)           N/A               Class PT1-51A           March 2011
Class PT2-IO-52               (4)                     (4)           N/A               Class PT1-52A           April 2011
Class PT2-IO-53               (4)                     (4)           N/A               Class PT1-53A            May 2011
Class PT2-IO-54               (4)                     (4)           N/A               Class PT1-54A            June 2011
Class PT2-IO-55               (4)                     (4)           N/A               Class PT1-55A            July 2011
Class PT2-IO-56               (4)                     (4)           N/A               Class PT1-56A           August 2011
Class PT2-IO-57               (4)                     (4)           N/A               Class PT1-57A         September 2011
Class PT2-IO-58               (4)                     (4)           N/A               Class PT1-58A          October 2011
Class PT2-IO-59               (4)                     (4)           N/A               Class PT1-59A          November 2011
Class PT2-CE2                 (5)                     (5)           N/A                    N/A                    N/A
Class PT2-R                   (6)                     (6)           N/A                    N/A                    N/A

------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having a "B" in their class designation.

(4) Each Pooling-Tier REMIC-2 IO is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-2 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Scheduled Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Scheduled Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5) This Pooling-Tier REMIC-2 Regular Interest is an interest-only interest and does not have a Pooling-Tier REMIC-2 Principal Amount. On each Distribution Date, this Pooling-Tier REMIC-2 Regular Interest shall be entitled to receive all interest distributable on the Class PT1-CE2 Interest.

(6) The Class PT2-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans shall be allocated sequentially to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO and Class PT2-CE2 Interests) with the lowest numerical designation (other than the Class PT2-1 Interest) such that, at all times, the aggregate Pooling-Tier Principal Amount of such Pooling-Tier REMIC-2 Regular Interests equals the aggregate Class Certificate Balance of the then outstanding LIBOR Certificates and finally to the Class PT2-1 Interest until the Pooling-Tier REMIC-2 Principal Amount of each such interest is reduced to zero; provided that, for Pooling-Tier REMIC-2 Regular Interests with the same numerical designation, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests.

                                Lower-Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.

                                                                  Corresponding
                                          Initial Lower-           Upper-Tier
 Lower-Tier Regular   Lower-Tier          Tier Principal          REMIC Regular
      Interest       Interest Rate            Amount                Interest
------------------- -------------- ----------------------------- ---------------
Class LT-A-1              (1)      1/2 initial Class Certificate         A-1
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-A-2              (1)      1/2 initial Class Certificate         A-2
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-A-3              (1)      1/2 initial Class Certificate         A-3
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-A-4              (1)      1/2 initial Class Certificate         A-4
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-1              (1)      1/2 initial Class Certificate         M-1
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-2              (1)      1/2 initial Class Certificate         M-2
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-3              (1)      1/2 initial Class Certificate         M-3
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-4              (1)      1/2 initial Class Certificate         M-4
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-5              (1)      1/2 initial Class Certificate         M-5
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-6              (1)      1/2 initial Class Certificate         M-6
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-7              (1)      1/2 initial Class Certificate         M-7
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-8              (1)      1/2 initial Class Certificate         M-8
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-M-9              (1)      1/2 initial Class Certificate         M-9
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-B-1              (1)      1/2 initial Class Certificate         B-1
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-B-2              (1)      1/2 initial Class Certificate         B-2
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-B-3              (1)      1/2 initial Class Certificate         B-3
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   interest
Class LT-Accrual          (1)      1/2 Pool Principal Balance            N/A
                                   plus 1/2 Overcollateralized
                                   Amount, less the Initial
                                   Lower-Tier Principal Amounts
                                   of the Class LT-FX and
                                   Class LT-FL interests
Class LT-FL               (2)      0.001% aggregate Class                N/A
                                   Certificate Balance of
                                   Floating Rate Certificates(4)
Class LT-FX               (3)      0.001% (aggregate Stated              N/A
                                   Principal Balance of
                                   Mortgage Loans minus
                                   aggregate Class Certificate
                                   Balance of Floating Rate
                                   Certificates)(4)
Class LT-IO               (5)      (5)                                   N/A
Class LT-CE2              (6)      (6)                                   N/A
Class LT-R                (7)      (7)                                   N/A

-----------------------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO and Class PT-CE2 Interests).

(2) The interest rate with respect to any Distribution Date for the Class LT-FL Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Class PT2-1 and Class PT2-CE2 Interests and the Pooling-Tier REMIC-2 IO Interests).

(3) The interest rate with respect to any Distribution Date for the Class LT-FX Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Pooling-Tier REMIC-2 Interest Rate of the Class PT2-1 Interest.

(4) For all Distribution Dates, the Lower-Tier Principal Amount of this Lower-Tier Regular Interest shall be rounded to eight decimal places.

(5) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(6) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Class PT2-CE2 Interest.

(7) The Class LT-R Interest does not have a principal amount or an interest rate.

            Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-A-4, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1, Class LT-B-2 and Class LT-B-3 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated
(i) 50% to the Class LT-Accrual Interest, Class LT-FL Interest and Class LT-FX Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below), and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class CE-1 Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, Class LT-FL Interest and Class LT-FX Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount. Any increase in the Class Certificate Balance of a Class of Principal Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest. As among the Class LT-Accrual Interest, Class LT-FL Interest and the Class LT-FX Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, all Subsequent Recoveries and all Realized Losses allocable to such Lower-Tier Regular Interests shall be allocated (i) to the Class LT-FL Interest so that its Lower-Tier Principal Amount (computed to at least eight decimal places) is equal to 0.001% aggregate Class Certificate Balance of Floating Rate Certificates, (ii) to the Class LT-FX Interest so that its Lower-Tier Principal Amount (computed to at least eight decimal places) is equal to 0.001% of the aggregate Stated Principal Balance of Mortgage Loans minus the aggregate Class Certificate Balance of Floating Rate Certificates and
(iii) the remainder to the Class LT-Accrual Interest.

                                Upper-Tier REMIC

            The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificates.

                                               Initial          Corresponding
  Upper-Tier REMIC       Upper-Tier          Upper-Tier           Class of
      Interest          Interest Rate     Principal Amount      Certificates
--------------------- ----------------- --------------------- ----------------
Class A-1                    (1)              $330,834,000        Class A-1
Class A-2                    (1)              $72,092,000         Class A-2
Class A-3                    (1)              $116,880,000        Class A-3
Class A-4                    (1)              $82,496,000         Class A-4
Class M-1                    (1)              $28,281,000         Class M-1
Class M-2                    (1)              $22,930,000         Class M-2
Class M-3                    (1)              $13,758,000         Class M-3
Class M-4                    (1)              $11,848,000         Class M-4
Class M-5                    (1)              $12,229,000         Class M-5
Class M-6                    (1)              $9,554,000          Class M-6
Class M-7                    (1)              $9,172,000          Class M-7
Class M-8                    (1)              $8,790,000          Class M-8
Class M-9                    (1)              $6,115,000          Class M-9
Class B-1                    (1)              $13,376,000         Class B-1
Class B-2                    (1)              $4,968,000          Class B-2
Class B-3                    (1)              $7,644,000          Class B-3
Class UT-IO                  (2)               (2)                   N/A
Class UT-CE-1                (3)               (3)                   N/A
Class UT-CE-2                (4)               (4)                   N/A
Class UT-R                   (5)               (5)                 Class R

-----------------
(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the Pass-Through Rate for the Corresponding Class of Certificates (without reduction in the WAC Cap, in the case of the LIBOR Certificates, for Swap Termination Payments).

(2) This Upper-Tier Regular Interest is an interest-only interest and does not have an Upper-Tier Principal Amount. On each Distribution Date, the Class UT-IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest.

(3) The Class UT-CE-1 Interest has an initial principal balance of $13,376,172 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class UT-CE-1 Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO, Class LT-CE2, Class LT-FL and Class LT-FX Interests) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class UT-CE-1 Interest shall bear interest at a rate equal to the excess, if any, of the Lower-Tier Interest Rate for the Class LT-Accrual Interest over the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO, Class LT-CE2, Class LT-FL and Class LT-FX Interests), where the Lower-Tier Interest Rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class UT-CE-1 Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) This Upper-Tier Regular Interest is an interest-only interest and does not have an Upper-Tier Principal Amount. On each Distribution Date, this Upper-Tier Regular Interest shall be entitled to receive all interest distributable on the Class LT-CE2 Interest.

(5) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class UT-IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                 Class B-1 REMIC

            The Class B-1 REMIC shall issue the following classes of interests. The Class B-1 Certificates shall represent the regular interest in the Class B-1 REMIC and the Class B1-R Interest shall represent the sole class of residual interest in the Class B-1 REMIC.

  Class B-1 REMIC                         Class B-1 REMIC
    Designation        Interest Rate      Principal Amount
-------------------- ---------------- ----------------------
Class B-1 REMIC             (1)                 (1)
 Regular Interest
Class B1-R                  (2)                 (2)

------------
(1) The Class B-1 REMIC shall issue one regular interest which shall be represented by the Class B-1 Certificates and shall be entitled to 100% of all amounts payable on the Class B-1 Interest issued by the Upper-Tier REMIC.

(2) The Class B1-R Interest is the sole class of residual interest in the Class B-1 REMIC and shall be represented by the Class R-X Certificates. The Class B1-R Interest does not have an interest rate or a principal balance.

                                 Class B-2 REMIC

            The Class B-2 REMIC shall issue the following classes of interests. The Class B-2 Certificates shall represent the regular interest in the Class B-2 REMIC and the Class B2-R Interest shall represent the sole class of residual interest in the Class B-2 REMIC.

  Class B-2 REMIC                         Class B-2 REMIC
    Designation        Interest Rate      Principal Amount
-------------------- ---------------- ----------------------
Class B-2 REMIC             (1)                 (1)
 Regular Interest
Class B2-R                  (2)                 (2)

------------
(1) The Class B-2 REMIC shall issue one regular interest which shall be represented by the Class B-2 Certificates and shall be entitled to 100% of all amounts payable on the Class B-2 Interest issued by the Upper-Tier REMIC.

(2) The Class B2-R Interest is the sole class of residual interest in the Class B-2 REMIC and shall be represented by the Class R-X Certificates. The Class B2-R Interest does not have an interest rate or a principal balance.

                                 Class B-3 REMIC

            The Class B-3 REMIC shall issue the following classes of interests. The Class B-3 Certificates shall represent the regular interest in the Class B-3 REMIC and the Class B3-R Interest shall represent the sole class of residual interest in the Class B-3 REMIC.

  Class B-3 REMIC                         Class B-3 REMIC
    Designation        Interest Rate      Principal Amount
-------------------- ---------------- ----------------------
Class B-3 REMIC             (1)                 (1)
 Regular Interest
Class B3-R                  (2)                 (2)

------------
(1) The Class B-3 REMIC shall issue one regular interest which shall be represented by the Class B-3 Certificates and shall be entitled to 100% of all amounts payable on the Class B-3 Interest issued by the Upper-Tier REMIC.

(2) The Class B3-R Interest is the sole class of residual interest in the Class B-3 REMIC and shall be represented by the Class R-X Certificates. The Class B3-R Interest does not have an interest rate or a principal balance.

                                Class CE-1 REMIC

            The Class CE-1 REMIC shall issue the following classes of interests. The Class CE-1 Interest and the Class IO Interest shall each represent a regular interest in the Class CE-1 REMIC and the Class R-X Certificates shall represent the Class CE1-R Interest, the sole class of residual interest in the Class CE-1 REMIC.

                                                   Class CE-1 REMIC
 Class CE-1 REMIC Designation    Interest Rate     Principal Amount
------------------------------- ---------------- -------------------
Class CE-1 Interest                   (1)                (1)
Class IO Interest                     (2)                (2)
Class CE1-R Interest                  (3)                (3)

------------
(1) The Class CE-1 Interest has an initial principal balance equal to the initial principal balance of the Class UT-CE-1 Interest and is entitled to 100% of the interest and principal on the Class UT-CE-1 Interest on each Distribution Date.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date the Class IO Interest shall be entitled to receive 100% of the interest distributable on the Class UT-IO Interest.

(3) The Class CE1-R Interest does not have a principal balance or an interest rate.

                                Class CE-2 REMIC

            The Class CE-2 REMIC shall issue the following classes of interests. The Class CE-2 Certificates shall represent a regular interest in the Class CE-2 REMIC and the Class R-X Certificates shall represent the Class CE2-R Interest, the sole class of residual interest in the Class CE-2 REMIC.

                                                   Class CE-2 REMIC
 Class CE-2 REMIC Designation    Interest Rate     Principal Amount
------------------------------- ---------------- -------------------
Class CE-2 Certificates               (1)                (1)
Class CE2-R Interest                  (2)                (2)

------------
(1) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class CE-2 Certificates shall be entitled to receive 100% of the interest distributable on the Class UT-CE2 Interest.

(2) The Class CE2-R Interest does not have a principal balance or an interest rate.

                                  Certificates

                          Class          Class Certificate
Class Designation   Pass-Through Rate         Balance
-----------------   -----------------    -----------------
Class A-1(3)                       (1)      $  330,834,000
Class A-2(3)                       (1)      $   72,092,000
Class A-3(3)                       (1)      $  116,880,000
Class A-4(3)                       (1)      $   82,496,000
Class M-1(3)                       (1)      $   28,281,000
Class M-2(3)                       (1)      $   22,930,000
Class M-3(3)                       (1)      $   13,758,000
Class M-4(3)                       (1)      $   11,848,000
Class M-5(3)                       (1)      $   12,229,000
Class M-6(3)                       (1)      $    9,554,000
Class M-7(3)                       (1)      $    9,172,000
Class M-8(3)                       (1)      $    8,790,000
Class M-9(3)                       (1)      $    6,115,000
Class B-1(3)                       (2)      $   13,376,000
Class B-2(3)                       (2)      $    4,968,000
Class B-3(3)                       (2)      $    7,644,000
Class CE-1                         (4)      $            0
Class CE-2                         (5)      $            0
Class R                            (6)      $            0
Class R-X                          (7)      $            0

------------
(1) Interest will accrue during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the WAC Cap and (3) the Maximum Rate Cap.

(2) Interest will accrue during each Interest Accrual Period at a per annum rate equal to the least of (1) the applicable Fixed Rate, (2) the WAC Cap and (3) the Maximum Rate Cap.

(3) Each of these Certificates will represent not only the ownership of a regular interest in the Corresponding REMIC but also the right to receive payments from the Excess Reserve Fund Account and in the case of the LIBOR Certificates, the Supplemental Interest Trust. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the Principal Certificates on any such Distribution Date in excess of the amount distributable on the regular interest in the Corresponding REMIC on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such regular interest on such Distribution Date in excess of the amount distributable on the Principal Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to, and as further provided in, Section 8.13. The Trustee will treat a Principal Certificateholder's right to receive payments from the Excess Reserve Fund Account and in the case of the LIBOR Certificates, the Supplemental Interest Trust, subject to the obligation to pay Class IO Shortfalls, as payments made pursuant to a notional principal contract with the Class CE-1 Certificateholders.

(4) The Class CE-1 Certificates will represent beneficial ownership of (i) the Class CE-1 Interest, (ii) the Class IO Interest, (iii) the right to receive Class IO Shortfalls, (iv) the Interest Rate Cap Agreement, (v) amounts in the Supplemental Interest Trust, including the Interest Rate Swap Agreement subject to the obligation to pay Net Swap Payments, to pay the LIBOR Certificates their respective Basis Risk Carry Forward Amounts and (vi) amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account to the Principal Certificates in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Class CE-1 Certificateholder's obligation to make payments of Basis Risk Carry Forward Amounts to the Principal Certificates from the Excess Reserve Fund Account and, without duplication, to the LIBOR Certificates from the Supplemental Interest Trust and the right to receive Class IO Shortfalls as payments made pursuant to a notional principal contract between the Class CE-1 Certificateholders and each applicable Class of Principal Certificates. Such rights of the Class CE-1 Certificateholders and Principal Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(5)   The Class CE2 Certificates represent ownership of the Class CE2 Interest.

(6) The Class R Certificates do not have an interest rate. The Class R Certificates represent ownership of the Class PT1-R Interest, the Class PT2-R Interest, the Class LT-R Interest and the Class UT-R Interest.

(7) The Class R-X Certificates do not have a principal balance or an interest rate. The Class R-X Certificates represent the residual interest in the Class B-1 REMIC, Class B-2 REMIC, Class B-3 REMIC, Class CE-1 REMIC and Class CE-2 REMIC.

            The minimum denomination for the Class A Certificates, will be $25,000 with integral multiples of $1 in excess thereof and the minimum denomination for the Class M and Class B Certificates, will be $25,000, except that one Certificate in each Class may be issued in a different amount. The minimum denomination for each of the Class P, Class CE-1 and Class CE-2 Certificates will be a 1% Percentage Interest in such Class, the minimum denomination for the Class R Certificates will be $50, and the minimum denomination for the Class R-X Certificates shall be 100% Percentage Interest in such Class.

            It is expected that each Class of Certificates will receive its final distribution on or prior to the applicable Final Scheduled Distribution Date.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1, Class A-2, Class A-3 and Class A-4
                              Certificates.

Class B Certificates......... Class B-1, Class B-2 and Class B-3 Certificates.

Class M Certificates......... Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Delay Certificates........... Fixed-Rate Certificates.

ERISA-Restricted
  Certificates............... The Class B-2, Class B-3, Class CE-1, Class CE-2,
                              Class P, Class R and Class R-X Certificates; any certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

Fixed-Rate Certificates...... Class B Certificates.

LIBOR Certificates........... Class A Certificates and Class M Certificates.

Non-Delay Certificates....... LIBOR Certificates.

Offered Certificates......... All Classes of Certificates other than the
                              Private Certificates.

Physical Certificates........ The Class P, Class CE-1, Class CE-2
                              Certificates and the Residual Certificates.

Principal Certificates....... The Fixed-Rate and LIBOR Certificates.

Private Certificates......... Class B, Class P, Class CE-1, Class CE-2 and
                              Residual Certificates.

Rating Agencies.............. Moody's, Fitch and DBRS.

Regular Certificates......... All Classes of Certificates other than the
                              Residual Certificates.

Residual Certificates........ The Class R and Class R-X Certificates.

Sequential Class M
  Certificates Class M-1,     Class M-2 and Class M-3 Certificates.

Subordinated Certificates.... Class M Certificates and Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, interest on the LIBOR Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Fixed Rate Certificates and the Class CE-1 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, any Escrow Account, the Supplemental Interest Trust Account and the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to each Distribution Date and each Class of Certificates, an amount equal to the interest accrued at the applicable Pass-Through Rate during the related Interest Accrual Period on the Class Certificate Balance or Notional Amount of such Class immediately prior to such Distribution Date, reduced by such Class's Interest Percentage of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Certificates as provided in Section
4.02 hereof.

            Adjustable Rate Mortgage Loan: A Mortgage Loan which has a rate at which interest accrues that adjusts based on an Index plus a related Gross Margin, as set forth on and subject to the limitations in the Mortgage Note.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

            Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: As defined in Section 3.28 hereof.

            Advance Facility Notice: As defined in Section 3.28 hereof.

            Advance Financing Person: As defined in Section 3.28 hereof.

            Advance Reimbursement Amounts: As defined in Section 3.28 hereof.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Principal Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans, to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased by the Seller on or prior to the related Determination Date; and (vi) the proceeds with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

            Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled Payments of principal (not including the payment due on its stated maturity date) that are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of Principal Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Principal Certificates is based upon the WAC Cap, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate not been based upon the WAC Cap, up to but not exceeding the Maximum Rate Cap, for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates at the WAC Cap for such Distribution Date and (B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the Pass-Through Rate for such Class of Certificates (without limiting that rate by the WAC Cap, up to but not exceeding the Maximum Rate Cap) for such Distribution Date.

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class CE-1 Distributable Amount (prior to any reduction for (x) amounts paid to the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Payments or (y) any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the State of New York, Texas, Illinois or Delaware, (b) the State in which the Servicer's servicing operations are located, or (c) any State in which the Trustee's Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

            Cap Payment: With respect to the Interest Rate Cap Agreement and for any Distribution Date, the amount, if any, required to be paid by the Cap Provider on such Distribution Date under the Interest Rate Cap Agreement.

            Cap Provider: The Bank of New York, and its successors in interest, and any successor cap provider under any replacement Interest Rate Cap Agreement.

            Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Certificates, other than the Class CE-1, Class CE-2, Class P or Residual Certificates, on any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (but not in excess of the Reimbursable Loss Amount for the applicable Class or Classes of Certificates for such Distribution Date). The Class CE-1, Class CE-2, Class P and Residual Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

            Certification: As defined in Section 8.12(b).

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 57.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1".

            Class A-2 Certificates: All Certificates bearing the class designation of "Class A-2".

            Class A-3 Certificates: All Certificates bearing the class designation of "Class A-3".

            Class A-4 Certificates: All Certificates bearing the class designation of "Class A-4".

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1".

            Class B-1 Interest: The Upper-Tier Regular Interest held by the Class B-1 REMIC and described in the Preliminary Statement and related footnote thereto.

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount for such Distribution Date) and (I) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 93.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B1-R Interest: The residual interest on the Class B-1 REMIC, as described in the Preliminary Statement and the related footnote thereto, evidenced by the Class R-X Certificates.

            Class B-1 REMIC: As described in the Preliminary Statement.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2".

            Class B-2 Interest: The Upper-Tier Regular Interest held by the Class B-2 REMIC and described in the Preliminary Statement and related footnote thereto.

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount for such Distribution Date), (I) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date) and (J) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 94.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B2-R Interest: The residual interest on the Class B-2 REMIC, as described in the Preliminary Statement and the related footnote thereto, evidenced by the Class R-X Certificates.

            Class B-2 REMIC: As described in the Preliminary Statement.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3".

            Class B-3 Interest: The Upper-Tier Regular Interest held by the Class B-3 REMIC and described in the Preliminary Statement and the related footnote thereto.

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount for such Distribution Date), (I) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (J) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (K) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 96.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B3-R Interest: The residual interest on the Class B-3 REMIC, as described in the Preliminary Statement and the related footnote thereto, evidenced by the Class R-X Certificates.

            Class B-3 REMIC: As described in the Preliminary Statement

            Class CE-1 Certificates: All Certificates bearing the class designation of "Class CE".

            Class CE-1 Distributable Amount: On any Distribution Date, the sum of (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class CE-1 Interest (as set forth in the Preliminary Statement) and not applied as an Extra Principal Distribution Amount for such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication) (ii) as a distribution in respect of principal, any portion of the principal balance of the Class CE-1 Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) the sum of (A) any amounts paid from the Excess Reserve Fund Account or from the Supplemental Interest Trust Account to pay Basis Risk Carry Forward Amounts and
(B) any Defaulted Swap Termination Payment payable to the Swap Provider.

            Class CE-1 Interest: An uncertificated regular interest in the Class CE-1 REMIC held by the Trustee on behalf of the holders of the Class CE-1 Certificates.

            Class CE1-R Interest: The residual interest on the Class CE-1 REMIC, as described in the Preliminary Statement and related footnote thereto, evidenced by the Class R-X Certificates.

            Class CE-2 Certificates: All Certificates bearing the class designation of "Class CE-2".

            Class CE2-R Interest: The residual interest on the Class CE-2 REMIC, as described in the Preliminary Statement and related footnote thereto, evidenced by the Class R-X Certificates.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: An uncertificated regular interest in the Class CE-1 REMIC held by the Trustee on behalf of the holders of the Class CE-1 Certificates.

            Class IO Shortfall: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class CE-1 Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class CE-1 Interest and Class IO Interest on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The sole class of "residual interest" in the Lower-Tier REMIC evidenced by the Class R Certificates.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1".

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2".

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3".

            Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4".

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), and (C) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 77.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5".

            Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 80.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-6 Certificates: All Certificates bearing the class designation of "Class M-6".

            Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date) and (E) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 83.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-7 Certificates: All Certificates bearing the class designation of "Class M-7".

            Class M-7 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date) and (F) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 85.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-8 Certificates: All Certificates bearing the class designation of "Class M-8".

            Class M-8 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for such Distribution Date) and (G) the Class Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 88.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-9 Certificates: All Certificates bearing the class designation of "Class M-9".

            Class M-9 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount for such Distribution Date) and (H) the Class Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 89.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class P Certificates: All Certificates bearing the class designation of "Class P".

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R".

            Class R-X Certificates: All certificates bearing the class designator of "Class R-X."

            Class UT-IO Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-CE-1 Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-CE-2 Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Closing Date: December 7, 2006.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: As defined in Section 3.10(a).

            Combined Loan-to-Value Ratio or CLTV: As of any date and as to any Second-Lien Mortgage Loan, the ratio (expressed as a percentage) of the (a) sum of (i) the outstanding principal balance of the Second-Lien Mortgage Loan and
(ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second-Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) (i) in the case of a purchase, the lesser of (A) the sale price of the Mortgaged Property and
(B) the lesser of (y) its appraised value at the time of sale or (z) the appraised value determined by a review appraisal conducted by the Seller, or
(ii) in the case of a refinancing, the lesser of (A) the appraised value of the Mortgaged property at the time of the refinancing or (B) the appraised value determined by a review appraisal conducted by the Seller.

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date, the lesser of (a) the amount of the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to any voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of any Mortgage Loan), and (b) one-half of the Servicing Fee for such Distribution Date.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

            Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 135 S. LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: Global Securities and Trust Services, C-BASS 2006- CB9, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Seller and the Servicer.

            Corresponding Class and Corresponding REMIC: The class of interests in any Trust REMIC created under this Agreement that corresponds to the Class of interests in another Trust REMIC or to a Class of Certificates, the Class CE-1 Interest or the Class CE-2 Certificates in the manner set out below:

                                        Corresponding
Corresponding        Corresponding        Class of
Lower-Tier REMIC    Upper-Tier REMIC   Certificates or    Corresponding
Class Designation   Regular Interest      Interest            REMIC
-----------------   ----------------   ---------------   ----------------
Class LT-A-1           Class A-1          Class A-1         Upper-Tier
Class LT-A-2           Class A-2          Class A-2         Upper-Tier
Class LT-A-3           Class A-3          Class A-3         Upper-Tier
Class LT-A-4           Class A-4          Class A-4         Upper-Tier
Class LT-M-1           Class M-1          Class M-1         Upper-Tier
Class LT-M-2           Class M-2          Class M-2         Upper-Tier
Class LT-M-3           Class M-3          Class M-3         Upper-Tier
Class LT-M-4           Class M-4          Class M-4         Upper-Tier
Class LT-M-5           Class M-5          Class M-5         Upper-Tier
Class LT-M-6           Class M-6          Class M-6         Upper-Tier
Class LT-M-7           Class M-7          Class M-7         Upper-Tier
Class LT-M-8           Class M-8          Class M-8         Upper-Tier
Class LT-M-9           Class M-9          Class M-9         Upper-Tier
Class LT-B-1           Class B-1          Class B-1      Class B-1 REMIC
Class LT-B-2           Class B-2          Class B-2      Class B-2 REMIC
Class LT-B-3           Class B-3          Class B-3      Class B-3 REMIC
    N/A              Class UT-CE-1       Class CE-1      Class CE-1 REMIC
Class LT-CE-2        Class UT-CE-2       Class CE-2      Class CE-2 REMIC
Class LT-IO           Class UT-IO        Class CE-1      Class CE-1 REMIC

            Corresponding Pooling-Tier REMIC-2 IO Interests: As described in the Preliminary Statement.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

            Cumulative Loss Trigger Event: If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period, divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable Cumulative Loss Percentages set forth below with respect to such Distribution Date:


 Distribution Date Occurring In              Loss Percentage
--------------------------------  --------------------------------------
December 2008 through November    1.25% for the first month, plus an
2009                              additional 1/12th of 1.60% for each
                                  month thereafter
December 2009 through November    2.85% for the first month, plus an
2010                              additional 1/12th of 1.65% for each
                                  month thereafter
December 2010 through November    4.50% for the first month, plus an
2011                              additional 1/12th of 1.30% for each
                                  month thereafter
December 2011 through November    5.80% for the first month, plus an
2012                              additional 1/12th of 0.80% for each
                                  month thereafter
December 2012 through November    6.60% for the first month, plus an
2013                              additional 1/12th of 0.05% for each
                                  month thereafter
December 2013 and thereafter      6.65%

            Custodial Agreement: The Custodial Agreement, dated as of November 1, 2006, among the Trustee, the Servicer and the Custodian, as the same may be amended or supplemented pursuant to the terms thereof, a copy of which is attached hereto as Exhibit R.

            Custodial File: With respect to each Mortgage Loan, the file retained by the Trustee or the Custodian consisting of items in Section 2.01(a)(i)-(vi).

            Custodian: The Bank of New York, a New York banking corporation, or any successor custodian appointed pursuant to the terms of the Custodial Agreement.

            Cut-off Date: November 1, 2006.

            Cut-off Date Pool Principal Balance: The aggregate of the Cut-off Date Balances of all Mortgage Loans.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

            Data Tape Information: With respect to each Mortgage Loan, the following information as of the Cut-off Date provided by the Seller to the Depositor pursuant to the Purchase Agreement: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) as to each Mortgage Loan, the Stated Principal Balance as of the Cut-off Date; (6) the Index; (7) a code indicating whether the Mortgaged Property is owner-occupied; (8) the number and type of residential units constituting the Mortgaged Property; (9) the original stated months to maturity; (10) the original amortization months to maturity; (11) the stated maturity date; (12) the amount of the Scheduled Payment as of the Cut-off Date; (13) the first date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (14) the "paid through date" based on payments received from the related Mortgagor; (15) the original principal amount of the Mortgage Loan; (16) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;
(17) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate; (18) with respect to each Adjustable Rate Mortgage Loan, the initial Periodic Mortgage Rate Cap; (19) with respect to each Adjustable Rate Mortgage Loan, the subsequent Periodic Mortgage Rate Cap; (20) with respect to each Adjustable Rate Mortgage Loan, the first payment Adjustment Date immediately following the Cut-off Date; (21) with respect to each Adjustable Rate Mortgage Loan, the first Interest Rate Adjustment Date immediately following the Cut-off Date; (22) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;
(23) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Rate adjustment period; (24) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan); (25) lien position (i.e., First-Lien or Second-Lien Mortgage Loan); (26) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (27) a code indicating the documentation style (i.e., full, asset verification, income verification and no documentation); (28) the credit risk score (FICO score);
(29) the loan credit grade classification (as described in the underwriting guidelines); (30) the Mortgage Rate at origination; (31) the Mortgage Rate as of the Cut-off Date; (32) the value of the Mortgaged Property; (33) a code indicating the term and amount of Prepayment Charges applicable to such Mortgage Loan (including any prepayment penalty term), if any; (34) with respect to each First-Lien Mortgage Loan, the Loan-to-Value Ratio at origination, and with respect to each Second-Lien Mortgage Loan, the Combined Loan-to-Value Ratio at origination; (35) a code indicating the documentation style, as required by Standard & Poor's criteria; (36) asset verification (Y/N); (37) the date of origination; (38) a code indicating whether the Mortgage Loan is a Balloon Loan;
(39) the Due Date for the first Scheduled Payment; (40) the original Scheduled Payment due; (41) the debt-to-income ratio with respect to the Mortgage Loan;
(42) the Mortgage Rate calculation method (i.e., 30/360, simple interest, other); (43) a code indicating whether the Mortgage Loan is a Home Loan; (44) appraisal verification (Y/N); (45) type of appraisal verification, if any; and
(46) with respect to Second-Lien Mortgage Loans, the outstanding principal balance of the superior lien at origination. With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            DBRS: Dominion Bond Rating Service. If DBRS is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to DBRS shall be Dominion Bond Rating Service, 55 Broadway, 15th Floor, New York, New York 10006, Attention: Quincy Tang, or such other address as DBRS may hereafter furnish to the Depositor, the Trustee and the Servicer.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates: As specified in the Preliminary Statement.

            Deleted Mortgage Loan: As defined in Section 2.03.

            Delinquent: With respect to any Mortgage Loan, means any monthly payment that is due on a Due Date that is not made by the close of business on the next scheduled Due Date for that Mortgage Loan.

            Delinquency Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balances of 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 41.86% of the prior period's Senior Enhancement Percentage.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's, F1 by Fitch, A-1 by Standard & Poor's and R-1 by DBRS (to the extent rated by DBRS).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Remittance Date, the 16th day (or if such day is not a Business Day, the immediately following Business
Day) in the calendar month in which such Remittance Date occurs.

            Disqualified Non-U.S. Person: With respect to a Residual Certificate, (i) any Non-U.S. Person or agent thereof other than a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective IRS Form W-8ECI or (ii) any domestic entity classified as a partnership under the Code if any of its direct or indirect partners (other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-U.S. Persons, unless such Person described in clause (i) or (ii) above has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(d) in the name of the Trustee for the benefit of the Certificateholders and designated "LaSalle Bank National Association in trust for registered holders of C-BASS Trust 2006-CB9 Mortgage-Pass Through Certificates, Series 2006-CB9". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in December 2006.

            Distribution Information: The items calculated and reported by the Trustee pursuant to Section 4.03(a) (i)-(iv), (vi) (with respect to the Trustee's Fee), (vii), (xii), (xiv)-(xvi), (xviii)-(xxv), (xiii) (only with respect to the Excess Reserve Fund), (xxviii) with respect to the pool factor and any other information included in the Monthly Statement aggregated or calculated by the Trustee from (a) information contained in the Servicer Remittance Report or (b) other information furnished to the Trustee by the Servicer pursuant to Section 4.03.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b).

            Event of Default: As defined in Section 7.01.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.07(b) and 3.07(c) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "LaSalle Bank National Association in trust for registered holders of C-BASS Trust 2006-CB9 Mortgage-Pass Through Certificates, Series 2006-CB9". Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Excess Servicing Fee: As defined in Section 4.02(c).

            Excess Special Hazard Loss: As defined in Section 4.05.

            Exchange Act: As defined in Section 8.12(a).

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Trustee Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of LIBOR Certificates, Fixed Rate Certificates and the Class P Certificates is the Distribution Date occurring in November 2036 and for the Class CE-1 Certificates, the Class CE-2 Certificates and the Residual Certificates is the Distribution Date occurring in November 2046.

            First-Lien Mortgage Loan: A Mortgage Loan secured by a first-lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(c) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - C-BASS Trust 2006-CB9, or such other address as Fitch may hereafter furnish to the Depositor, the Trustee and the Servicer.

            Fixed Rate: With respect to the Class B Certificates, 7.000%; or 7.500%, commencing with the first Distribution Date after the Optional Termination Date and for each Distribution Date thereafter.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            40-Year Trigger Event: If on the 241st Distribution Date or any Distribution Date thereafter, (i) the aggregate Stated Principal Balance of the Mortgage Loans with 40-year original terms to maturity, exceeds (ii) the actual Overcollateralized Amount for such Distribution Date (after giving effect to principal distributions on such Distribution Date other than principal distributions resulting from this event).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," "high risk home," or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

            Initial Certification: As defined in Section 2.02.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to any Distribution Date and
(i) with respect to the LIBOR Certificates and the Corresponding Class of Lower-Tier Regular Interests and Corresponding Class in the Corresponding REMIC, the period from the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from the Closing Date through December 25, 2006) and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year, and (ii) with respect to the Fixed Rate Certificates and the Corresponding Class of Lower-Tier Regular Interests and Corresponding Class in the Corresponding REMIC, each other Lower-Tier Regular Interest, the Class CE-1 Interest, the Class IO Interest, the Class UT-IO Interest, the Class UT-CE-1 Interest, the Class UT-CE-2 Interest, each Pooling-Tier REMIC 1 Regular Interest and Pooling-Tier REMIC 2 Regular Interest, the Class P Certificates, the Class CE-1 Certificates and the Class CE-2 Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs, and calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

            Interest Percentage: With respect to any Class of Certificates and the Class CE-1 Regular Interest and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

            Interest Rate Cap Agreement: The interest rate cap agreement, dated as of December 7, 2006, between the Cap Provider and the Trustee, on behalf of the Trust, and the related confirmation, dated December 7, 2006, or any other cap agreement (including any related schedules) entered into, a copy of which is attached hereto as Exhibit Q.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of December 7, 2006, and the related confirmation, dated December 7, 2006, between the Swap Provider and the Trustee, on behalf of the Trust or any swap agreement (including any related schedules) entered into, a copy of which is attached hereto as Exhibit Q.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, that portion of Available Funds attributable to interest received or advanced with respect to the Mortgage Loans, net of the applicable fees payable to the Servicer and Trustee for such Distribution Date, and net of any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider with respect to such Distribution Date.

            Investment Account: As defined in Section 3.12(a).

            IRS: The Internal Revenue Service.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date:__With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified to the Trustee that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise.

            Litton: Litton Loan Servicing LP, a Delaware limited partnership.

            Litton Servicing Fee: For so long as Litton is servicing the Mortgage Loans, a per annum rate equal to 0.15%.

            Loan-to-Value Ratio or LTV: As of any date and as to any First-Lien Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal balance of the First-Lien Mortgage Loan to (a) in the case of a purchase, the lesser of (i) the sale price of the Mortgaged Property and (ii) the lesser of (y) its appraised value at the time of sale or (z) the appraised value determined by a review appraisal conducted by the Seller, or (b) in the case of a refinancing, the lesser of (i) the appraised value of the Mortgaged Property at the time of the refinancing or (ii) the appraised value determined by a review appraisal conducted by the Seller.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower-Tier Interest Rate: As described in the Preliminary Statement.

            Lower-Tier Principal Amount: The principal balance of each Lower-Tier REMIC Regular Interest, determined as set forth in the Preliminary Statement. The Lower-Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-A-4, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-IO, Class LT-CE2, Class LT-FL, Class LT-FX and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

            Maximum Rate Cap: A per annum rate equal to the product of (i) with respect to the LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period and with respect to the Fixed Rate Certificates, 1, and (ii) (A) the weighted average of the maximum lifetime interest rate on the Adjustable Rate Mortgage Loans and the interest rate on the Fixed Rate Mortgage Loans in effect on the beginning of the related Due Period (in each case, less the Expense Fee Rate) (B) plus, solely with respect to calculating the Maximum Rate Cap for the LIBOR Certificates, Net Swap Receipts, if any, for that Distribution Date, and Swap Termination Payments owed to the Trust, if any, for that Distribution Date, divided by the Class Certificate Balance of the LIBOR Certificates at the beginning of the related Due Period multiplied by 12.

            Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicer.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Loan: An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and referred to as Schedule I, such schedule setting forth the Data Tape Information with respect to each Mortgage Loan.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time in the case of an Adjustable Rate Mortgage Loan.

            Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

            Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date, the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Supplement Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement), or any amount withdrawn from the reserve account referred to in the first full paragraph of Section 4.06 that is required under that paragraph to be treated as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Trust.

            Non-Delay Certificates: As specified in the Preliminary Statement.

            Non-Permitted Transferee: A Person other than a Permitted
Transferee.

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections.

            Non-U.S. Person: A person that is not a U.S. Person.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of the Servicer or Subservicer with responsibility for the servicing of the Mortgage Loans whose name is listed on a list delivered to the Trustee pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or any Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of the Servicer and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Principal Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loan as of the Cut-off Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

            Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages: Class A-1 Certificates, 0.060%; Class A-2 Certificates, 0.110%; Class A-3 Certificates, 0.150%; Class A-4 Certificates, 0.230%; Class M-1 Certificates, 0.250%; Class M-2 Certificates, 0.320%; Class M-3 Certificates, 0.340%; Class M-4 Certificates, 0.390%; Class M-5 Certificates, 0.550%; Class M-6 Certificates, 0.750%; Class M-7 Certificates, 0.940%; Class M-8 Certificates, 1.960% and Class M-9 Certificates, 2.500%; provided, however that commencing with the first Distribution Date after the Optional Termination Date and for each Distribution Date thereafter, the Pass-Through Margins shall be the following percentages: Class A-1 Certificates, 0.120%; Class A-2 Certificates, 0.220%; Class A-3 Certificates, 0.300%; Class A-4 Certificates, 0.460%; Class M-1 Certificates, 0.375%; Class M-2 Certificates, 0.480%; Class M-3 Certificates, 0.510%; Class M-4 Certificates, 0.585%; Class M-5 Certificates, 0.825%; Class M-6 Certificates, 1.125%; Class M-7 Certificates, 1.410%; Class M-8 Certificates, 2.940% and Class M-9 Certificates, 3.750%.

            Pass-Through Rate: For each Class of Certificates, each Class of Upper-Tier Regular Interest and each Class of Lower-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            PCAOB: The Public Company Accounting Oversight Board.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated F1+ by Fitch, A-1+ by Standard & Poor's and P-1 by Moody's;

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by Standard & Poor's and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds managed or advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AAA" by Fitch; and

            (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier Interest Rate: As specified in the Preliminary
Statement.

            Pooling-Tier REMIC-1: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 WAC Rate: As of any Distribution Date, a per annum rate equal to (a) the weighted average of the Mortgage Interest Rates for each Mortgage Loan (in each case, less than the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on such Mortgage Loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Prepayment Charge: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Prepayment Interest Excess: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in Full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable net mortgage interest rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period from the first day of such Prepayment Period through the last day of the month preceding the month in which such Distribution Date occurs, the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date that occurs during such Prepayment Period and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan,
(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

            Prepayment Period: With respect to any Distribution Date and any Principal Prepayments the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs.

            Principal Certificates: As specified in the Preliminary Statement.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal, and all Subsequent Recoveries, actually collected by the Servicer during the related Prepayment Period; (iv) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan repurchased by the Seller or the Depositor that was repurchased on or prior to the related Determination Date; and (v) all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section
9.01 (to the extent such proceeds relate to principal).

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated December 6, 2006, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchaser: Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company, and its successors in interest.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date for (i) the LIBOR Certificates, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Definitive Certificate, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs and (ii) the Fixed-Rate Certificates, the last Business Day of the month preceding the month in which such applicable Distribution Date occurs; provided, however, that with respect to the first Distribution Date, the Record Date shall be the Closing Date.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Reimbursable Loss Amount: With respect to any Class of Subordinated Certificates and as to any Distribution Date, the excess of (i) the aggregate amount of Applied Realized Loss Amounts allocated to such Class pursuant to
Section 4.05 (other than as a result of Excess Special Hazard Losses) over (ii) the sum of (a) all amounts distributed to such Class pursuant to Section 4.02(a)(iii) or Section 4.06(iv) in respect of Reimbursable Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recovery on all previous Distribution Dates.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, no later than 12:30 p.m. Central Standard Time on the Business Day immediately preceding such Distribution Date.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Mortgage Loan: A Mortgage Loan where title to the related Mortgaged Property has been obtained by the Servicer in the name of the Trustee on behalf of the Certificateholders.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: Any payments that have been received by the Trust as a result of entering into a replacement interest rate swap agreement following an Additional Termination Event described in Part 5(c) of the Schedule to the Interest Rate Swap Agreement.

            Reportable Event: As defined in Section 8.12(g).

            Repurchase Price: With respect to any Mortgage Loan or REO Property, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, or, with respect to any REO Property, its fair market value determined in good faith by the Servicer, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the date of repurchase,
(iii) all unreimbursed Servicing Advances, (iv) all expenses incurred by the Trustee arising out of the Trustee's enforcement of the Seller's repurchase obligation hereunder and (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian, substantially in the form of Exhibit J.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and in each case who shall have direct responsibility for the administration of this Agreement.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.12(b).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second-Lien Mortgage Loan: A Mortgage Loan secured by a second-lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Seller: Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company, and its successors in interest.

            Seller Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement, dated as of November 1, 2006, between the Seller and the Depositor.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount, including any principal payments on such Classes from the Supplemental Interest Trust, for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 42.40%.

            Sequential Class M Certificates: As specified in the Preliminary Statement.

            Sequential Class M Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), and (B) the aggregate Class Certificate Balance of the Sequential Class M Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 74.60% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Servicer: Litton Loan Servicing LP, a Delaware limited partnership, and its successors in interest, and if a successor servicer is appointed hereunder, such successor.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicing Advances: The customary, reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09,
3.13 and 3.15. The Servicing Advances shall also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time a form of which as of the Closing Date is listed on Exhibit N.

            Servicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. Such fee shall be payable monthly, and shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement. For so long as Litton is servicing the Mortgage Loans, the Litton Servicing Fee will be paid to Litton and the Excess Servicing Fee will be paid to the Holder of the Class CE-2 Certificates. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties) of such Scheduled Payment collected by the Servicer, or as otherwise provided under
Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum with respect to each Distribution Date.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee or the Custodian in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

            Servicing Officer: Any employee or officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement pursuant to and as provided in
Section 6.06, including JP Morgan Chase Bank, N.A., as the representative of certain lenders.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: With respect to any date of determination, each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more Delinquent, each Mortgage Loan in foreclosure, each REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

            Special Hazard Losses: Realized Losses that result from direct physical damage to Mortgaged Properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 1.75% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans but will instead remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer in effect; provided, further, that when the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - C-BASS Trust 2006-CB9, or such other address as Standard & Poor's may hereafter furnish to the Depositor and the Servicer.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, in effect as of the Closing Date.

            Startup Day: The Closing Date.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period shall be zero.

            Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in December 2009 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balance of the Mortgage Loans for the applicable Distribution Date but prior to any applications of Principal Distribution Amount to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Subservicer, the Trustee or the Custodian, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subsequent Recovery: With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Subordinated Certificates. Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

            Subservicer: Any Person that services Mortgage Loans on behalf of a Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by a Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan; and (v) comply with each applicable representation and warranty set forth in Section 2.04.

            Substitution Adjustment Amount: As defined in Section 2.03.

            Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.06 of this Agreement, consisting of the Interest Rate Swap Agreement, the Interest Rate Cap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

            Supplemental Interest Trust Account: The account of that name created pursuant to Section 4.06 of this Agreement.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Provider: The Bank of New York and its successors in interest, and any successor swap provider under any replacement Interest Rate Swap Agreement.

            Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the Class R or Class R-X Certificates designated as "tax matters person" of each related Trust REMIC, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Termination Price: As defined in Section 9.01.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess, if any, of (i) the interest on the Mortgage Loans (other than Prepayment Interest Excesses) received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) and less Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) required to be paid to the Swap Provider from Available Funds, if any, for such Distribution Date over (ii) the sum of the amounts payable to the Certificates pursuant to Section 4.02(a)(i).

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or prior to the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Interest Rate Swap Agreement; (v) the Interest Rate Cap Agreement; (vi) the Supplemental Interest Trust; (vii) the Supplemental Interest Trust Account; and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of the Pooling-Tier REMIC 1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC, the Class B-1 REMIC, the Class B-2 REMIC, the Class B-3 REMIC, the Class CE-1 REMIC or the Class CE-2 REMIC, as applicable.

            Trustee: LaSalle Bank National Association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Trustee Fee: As to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Trustee Fee Rate and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0012% per annum.

            Underwriters' Exemption: Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or any successor exemption.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Upper-Tier Interest Rate: As described in the Preliminary Statement.

            Upper-Tier Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Upper-Tier REMIC Rate: As described in the Preliminary Statement.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each of the Class CE-1 Certificates, the Class CE-2 Certificates and the Class P Certificates (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WAC Cap: A per annum rate equal to the product of (i) with respect to the LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period, and with respect to the Fixed Rate Certificates, 1, and (ii)(A) the weighted average of the interest rates on the Mortgage Loans (in each case, less the Expense Fee Rate) in effect at the beginning of the related Due Period on the mortgage loans, and minus (B) solely for the purposes of calculating the WAC Cap for the LIBOR Certificates, Net Swap Payments, if any, for that Distribution Date, and Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Provider, if any, for that Distribution Date, divided by the Class Certificate Balance of the LIBOR Certificates at the beginning of the related Due Period, multiplied by 12.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund. On the Closing Date, the Trustee, solely on behalf of the Supplemental Interest Trust, shall pay, without any right of reimbursement from the Trust, to the Cap Provider the "Fixed Amount" (as defined in the related Interest Rate Cap Agreement) due and payable to the Cap Provider pursuant to the terms of each Interest Rate Cap Agreement.

            In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver or cause to be delivered to, and deposit with the Custodian, the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

            (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

            (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

            (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "LaSalle Bank National Association, as Trustee for the C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse";

            (iv) an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

            (v) the original or a certified copy of lender's title insurance policy; and

            (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

            If any of the documents referred to in Section 2.01(b)(ii), (iii) or
(iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

            Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, and the failure to cure or deliver a missing document has a material adverse effect on the certificateholders, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

            The Servicer shall cause the Assignments of Mortgage which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(a)(iii) hereof and, to the extent necessary, in Section 2.01(a)(iv) hereof to be recorded. The Servicer shall be required to deliver such assignments for recording within 30 days of the Closing Date. The Servicer shall furnish the Trustee, or its designated agent, with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Servicer shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

            In the event that any Assignments of Mortgage are not recorded or are improperly recorded, neither the Trustee nor the Servicer shall have any liability for its failure to receive or act on notices not received related to such Assignment of Mortgage.

            In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Servicer shall cause to be completed such endorsements in the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse."

            The Depositor herewith delivers to the Trustee executed copies of the Seller Mortgage Loan Purchase Agreement.

            The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a "High Cost Home Loan" as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

            (b) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "C-BASS Trust 2006-CB9" and LaSalle Bank National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement. The Trust's fiscal year is the calendar year.

            (c) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement) pursuant to Section 2.01(a). The Trustee is hereby directed to execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, on behalf of the Trust and the Class A, Class M and Class B Certificateholders, in the forms presented to it by the Depositor. The Seller, the Servicer and the Depositor agree that (i) the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and shall do so solely in its capacity as Trustee of the Trust and not in its individual capacity, and (ii) the Trustee shall have no responsibility for the contents of such the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trust or Trustee under the Swap Agreement and the Interest Rate Cap Agreement at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, the Trustee shall not be required to make any payments to the Swap Provider or the Cap Provider. The parties hereby acknowledge and agree that the execution and delivery of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement by the Trustee on behalf of the Trust were authorized and are hereby ratified and confirmed.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee acknowledges the receipt by the Custodian on its behalf, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that the Custodian on behalf of the Trust Fund holds and will hold such documents and the other documents delivered to it constituting a Mortgage File pursuant to the Custodial Agreement, and that the Custodian on behalf of the Trust Fund holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

            The Trustee agrees to cause the Custodian to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit E hereto.

            The Trustee agrees, for the benefit of the Certificateholders, to cause the Custodian to review each Mortgage File within 60 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and to certify (or cause the Custodian to certify) in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to
Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Data Tape Information that corresponds to items
(1), (2), (3), (9), (31) and (33) (but only as to whether the Mortgage Loan has a Prepayment Charge) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File, (iv) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording and (v) each Mortgage Note has been endorsed as provided in Section 2.01(a)(i) of this Agreement and each Mortgage has been assigned in accordance with Section 2.01(a)(iii) of this Agreement. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

            Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

            If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee, upon its notification by the Custodian, if applicable, shall so notify the Seller, the Depositor and the Servicer. In addition, upon the discovery by the Seller, Depositor, the Trustee or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller, in the related Seller Mortgage Loan Purchase Agreement, in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

            The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

            Section 2.03 Repurchase or Substitution of Mortgage Loans by the Seller. (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Seller Mortgage Loan Purchase Agreement or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian, as applicable) shall promptly notify the Seller and the Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 120 days or 150 days following the Closing Date, in the case of missing Mortgages or Assignments from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, and such breach or defect materially and adversely affects the interests of the certificateholders, the Trustee shall enforce the Seller's obligation under the Seller Mortgage Loan Purchase Agreement and inform the Seller of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Repurchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that could not reasonably have been cured within such 120 day or 150 day period, if the Seller shall have commenced to cure such breach within such 120 day or 150 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Seller Mortgage Loan Purchase Agreement. The Repurchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

            (b) [Reserved].

            (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

            (d) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Seller substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01(b), together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section
2.02 and deliver (or cause the Custodian to deliver) to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver (or cause the Custodian to deliver) to the Servicer a certification substantially in the form of Exhibit F-2 with respect to such Eligible Substitute Mortgage Loan(s), with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, the Seller Mortgage Loan Purchase Agreement, including, all applicable representations and warranties thereof included in the Seller Mortgage Loan Purchase Agreement and all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

            For any month in which the Seller, substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt by it or the Custodian of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

            In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under
Section 860G(d)(l) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

            (e) Upon discovery by the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

            Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02 and 2.03 and preparation and delivery of the certifications in the form of Exhibit E and Exhibits F-1 and F-2 shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. The fees and expenses of the Custodian shall be paid by the Servicer.

            Section 2.04 Representations and Warranties of the Seller with Respect to the Mortgage Loans. The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Depositor that as of the Closing Date or as of such other date specifically provided herein:

            (a) The representations and warranties made by the Seller pursuant to Section 3.01 of the Seller Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

            (b) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor's obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a "Modified Mortgage Loan") involved some assessment of the Mortgagor's ability to repay the Modified Mortgage Loan.

            With respect to the representations and warranties set forth in this
Section 2.04 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer, the Trustee or the Custodian that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            Upon discovery by the Depositor, the Seller, the Servicer, the Trustee or the Custodian of a breach of any of the representations and warranties contained in this Section that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery. Within ninety days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with
Section 2.03.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Depositor notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Seller Mortgage Loan Purchase Agreement constitute the sole remedies available to the Depositor and to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

            Section 2.05 Representations, Warranties and Covenants of the Servicer. The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

            (i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

            (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the limited partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

            (iii) The Servicer is an approved seller/servicer of conventional mortgage loans for Fannie Mae, and is an FHA Approved Mortgagee in good standing to service mortgages and has not been suspended as a mortgagee or servicer by the FHA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing as an FHA Approved Mortgagee and servicer of mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, Fannie Mae, Freddie Mac or FHA eligibility requirements or which would require notification to any of HUD, Fannie Mae, Freddie Mac or FHA;

            (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

            (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

            (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

            (viii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

            (ix) The Servicer has accurately and fully reported, and will continue to accurately and fully report, its borrower credit files to each of the credit repositories in a timely manner.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

            Section 2.06 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

            (i) The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.

            (ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

            (iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

            (iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Limited Liability Company Agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

            (v) No certificate of an officer, written statement or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

            (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

            (vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency.

            (viii) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

            (ix) There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

            (x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

            (xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

            (xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

            Section 2.07 Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this
Section 2.07 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Properties any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

            Section 2.08 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.09 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions for each Trust REMIC shall be the Closing Date. The "latest possible maturity date" for each regular interest is the Distribution Date occurring in November 2046, which is the Distribution Date in the month following the month in which the latest Mortgage Loan maturity date occurs. Amounts distributable to the Class CE-1 Certificates (prior to any reduction for any Basis Risk Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider or Cap Provider, shall be deemed paid from the Upper-Tier REMIC to the Class CE-1 REMIC in respect of the Class UT-CE-1 Interest and the Class UT-IO Interest and then from the Class CE-1 REMIC in respect of the Class CE-1 Interest and the Class IO Interest to the Holders of the Class CE-1 Certificates prior to distribution of any Basis Risk Payments to the Principal Certificates or Net Swap Payments or Swap Termination Payments to the Swap Provider.

            Amounts payable to the Class B-1 Certificates (other than any Basis Risk Carry Forward Amounts) shall be deemed paid from the Upper-Tier REMIC in respect of the Class B-1 Interest to the Class B-1 REMIC as holder of the Class B-1 Interest. Amounts payable to the Class B-2 Certificates (other than any Basis Risk Carry Forward Amounts) shall be deemed paid from the Upper-Tier REMIC in respect of the Class B-2 Interest to the Class B-2 REMIC as holder of the Class B-2 Interest. Amounts payable to the Class B-3 Certificates (other than any Basis Risk Carry Forward Amounts) shall be deemed paid from the Upper-Tier REMIC in respect of the Class B-3 Interest to the Class B-3 REMIC as holder of the Class B-3 Interest.

            For federal income tax purposes, any amount distributed on the Principal Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or, in the case of the LIBOR Certificates, from the Supplemental Interest Trust Account, as applicable, and any amount distributable on a Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Principal Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.13.

            Section 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.10 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian, as the case may be, and shall inure to the benefit of the Trustee.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. The Servicer shall at its own expense be responsible for preparing and recording all lien releases and mortgage satisfactions in accordance with state and local regulations. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents provided to the Trustee as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute a separate power of attorney in the form of Exhibit O hereto, furnished to it by the Servicer, in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney and shall be indemnified by Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with the Servicer's misuse of such power of attorney.

            Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Servicer's representative capacity (provided that the Servicer shall not be required to sign the Power of Attorney in order to perform the functions enumerated therein), (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Seller for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Seller for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders. Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01 and except for Servicing Advances) and the Servicer shall not (i) (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under
Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Charges. In connection with any modification pursuant to this Section 3.01, to the extent there are any unreimbursed P&I Advances or Servicing Advances, the Servicer shall reimburse itself for such amounts from the Collection Account.

            (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing Agreements between the Servicer and Subservicers. (a) The Servicer may enter into subservicing agreements with Subservicers, for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). The Servicer represents and warrants to the other parties hereto that, except as otherwise set forth herein, no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. The Servicer shall give notice to the Depositor and the Trustee of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under
Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). During the period when reports are required to be filed for the Trust under the Exchange Act, no Subservicing Agreement shall be effective until 30 days after such written notice is received by both the Depositor and the Trustee and thereafter shall be effective at the time the Servicer and any Subservicer enter into any such Subservicing Agreement. The Trustee shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            (d) The Servicer shall cause any Subservicer engaged by the Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23, 6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under
Section 8.12(f) of this Agreement. The Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under
Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

            (e) Subject to the conditions set forth in this Section 3.02(e), the Servicer and any Subservicer engaged by the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any such Subservicer (i) "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph. As a condition to the utilization by the Servicer or any such Subservicer of any Subcontractor determined to be "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any such Subservicer) for the benefit of the Depositor to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

            Notwithstanding the foregoing, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If the Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets any of the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement (and shall not be required to meet the requirements of a Subservicer set forth in Section 3.02(b)), the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and the Servicer shall comply with Section 3.02(d) with respect thereto.

            Section 3.03 Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that during the period when reports are required to be filed for the Trust under the Exchange Act, the termination, resignation or removal of a Subservicer shall be not be effective until 30 days after written notice is received by both the Depositor and the Trustee that contains all information reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee or the successor Servicer if the successor is not the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee or the successor Servicer if the successor is not the Trustee, prior to the Trustee or the successor Servicer if the successor is not the Trustee, assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

            The Servicer at its expense shall, upon request of the Trustee, its designee or the successor Servicer deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, the Servicer may waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan,
(ii) such Prepayment Charge is not permitted to be collected by applicable law or (iii) if sufficient information is not available to enable the Servicer to collect the Prepayment Charge. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account from its own funds, without any right of reimbursement therefor, together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

            (b) (i) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class CE-1 Certificateholders, to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the Principal Certificateholders Basis Risk Carry Forward Amounts (in the case of the LIBOR Certificates, prior to using any Net Swap Receipts or Cap Payments). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the Principal Certificates first from the Excess Reserve Fund Account and then, in the case of the LIBOR Certificates, from the Supplemental Interest Trust Account.

            (ii) On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment for such date into the Excess Reserve Fund Account.

            (c) (i) On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Principal Certificates, the Trustee shall
(1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(Y), the lesser of (x) the Class CE-1 Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(X)) and without regard to the reduction in clause (iii) of the definition thereof for any Basis Risk Forward Amount or any Defaulted Swap Termination Payment) and (y) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(Z).

            (ii) The Trustee shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class CE-1 Certificateholders. For all federal tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class CE-1 Certificateholders.

            (iii) Any Basis Risk Carry Forward Amounts paid by the Trustee to the Principal Certificateholders from the Excess Reserve Fund Account shall be accounted for by the Trustee as amounts paid first to the Class CE-1 REMIC in respect of the Class UT-CE-1 Interest, then to the Holders of the Class CE-1 Certificates (in respect of the Class CE-1 Interest) and then to the respective Class or Classes of Principal Certificates. In addition, the Trustee shall account for the Principal Certificateholders' rights to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with, in the case of the LIBOR Certificates, payments of Basis Risk Carry Forward Amounts from the Supplemental Interest Trust Account and subject to the obligation to pay Class IO Shortfalls) as rights and obligations under a limited recourse notional principal contract between the Class CE-1 Certificateholders and the Principal Certificateholders.

            (iv) Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.07(c) and Sections 4.02(a)(iii)(Z) and (CC).

            (d) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

            (e) The Trustee may invest the funds in the Distribution Account in one or more Permitted Investments in accordance with Section 3.12. The Trustee may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein for its own benefit.

            (f) The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account not later than 30 days and not more than 45 days prior to any change thereof.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) To the extent a paid-in-full, life-of-the-loan tax service contract with a provider mutually acceptable to the Depositor and Servicer (each, a "Tax Service Contract") is not provided by the Depositor, the Servicer shall ensure that each First Lien Mortgage Loan shall be covered by a Tax Service Contract. Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions. To the extent the related Mortgage provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all (i) collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and (ii) all Condemnation Proceeds and Insurance Proceeds to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law and Accepted Servicing Practices, and the Servicer shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay itself any interest earned on the Escrow Account or, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; (vi) transfer such funds to replacement Escrow Account that meets the requirements hereof or (vii) recover amounts deposited in error or (viii) to release Condemnation Proceeds or Insurance Proceeds to be applied to the restoration of the related Mortgaged Property or to the related Mortgagor in accordance with the applicable law and Accepted Servicing Practices. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable best efforts to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments, including any payment required to be made in connection with a Mortgage Loan that does provide for Escrow Payments and is insufficient to make such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Account. (a) On behalf of the Certificateholders, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee on behalf of the Certificateholders. On behalf of the Trustee, the Servicer shall deposit into the Collection Account on a daily basis within two Business Days after determining the proper cash application after receipt of such funds of receipt, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, Liquidation Proceeds and Subsequent Recoveries;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement;

            (vii) all Prepayment Charges collected by the Servicer or required to be paid by the Servicer pursuant to Section 3.07; and

            (viii) all Subsequent Recoveries.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall at its own expense be responsible for reviewing and reconciling the Collection Account in accordance with industry standards and shall act promptly to resolve any discrepancies related thereto.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

            (c) On behalf of the Trust Fund, the Servicer shall make available to the Trustee in immediately available funds for the Trustee's deposit in the Distribution Account by 3:00 PM New York time on the Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account; provided, that, in connection with any failure by the Servicer to deposit such funds into the Collection Account by 3:00 PM New York time on the Remittance Date, the Servicer shall pay to the Trustee for the account of the Trustee interest at the Prime Rate or at such other rate mutually agreed to between the Servicer and the Trustee on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the Distribution Date.

            Section 3.11 Withdrawals from the Collection Account. (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to each Remittance Date, to remit to the Trustee for deposit in the Distribution Account all Available Funds (which solely for purposes of this Section 3.11(a)(i) shall not be net of the Trustee Fee or the Excess Servicing Fee) in respect of the related Distribution Date together with all amounts representing Prepayment Charges (payable to the Class P Certificateholders) from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent payments of principal or interest (net of the related Servicing Fees) on the related Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01 or Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds or Unreimbursed Advances to the extent of funds held in the Collection Account for future distribution;

            (iii) to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees (other than any Excess Servicing Fee) or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property), and (C) to reimburse the Servicer for Advances made at the time a Mortgage Loan was modified;

            (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee or the Litton Servicing Fee (for so long as Litton is the Servicer of the Mortgage Loans)) on each Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay to the Seller, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse the Servicer for any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01;

            (vii) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

            (viii) to reimburse the Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to the Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or
      Section 8.05;

            (ix) to reimburse the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation of the Seller under this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to withdraw any amounts deposited in the Collection Account in error; and

            (xi) to clear and terminate the Collection Account upon termination of this Agreement.

            (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause
(a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Account, Escrow Accounts and the Distribution Account. (a) The Servicer may invest the funds in the Collection Account and the Escrow Accounts (to the extent permitted by law and the related Mortgage Loan documents) and the Trustee may invest funds in the Distribution Account (for purposes of this Section 3.12, each such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that any such Permitted Investment managed by or advised by the Trustee or any of its Affiliates may mature, unless payable on demand, no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Servicer or the Trustee, as applicable. The Servicer or the Trustee, as applicable, shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Servicer or the Trustee or its agent, as applicable, together with any document of transfer necessary to transfer title to such investment to the Servicer or the Trustee or its agent, as applicable. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Trustee, as applicable, may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account or Escrow Account, as applicable, held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. The Servicer shall deposit in the Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Trustee, and shall be subject to the Trustee's withdrawal in the manner set forth in Section 3.07(e). The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment of funds held in the Escrow Account or the Collection Account, or if a default occurs in any other performance required under any Permitted Investment of funds held in the Escrow Account or the Collection Account, the Servicer shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall cause to be maintained for each first lien Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.10. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either the Mortgagor's insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

            (b) Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of
Section 3.13, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.13, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trust Fund, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Fidelity Bond, Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's Guide. Upon the Trustee's request, the Servicer shall cause to be delivered to the Trustee proof of coverage of the Fidelity Bond and Errors and omissions insurance policy and a statement from the surety and insurer that the surety and insurer shall endeavor to notify the Trustee within 30 days prior to such Fidelity Bond's and errors and omissions insurance policy's termination or material modification. In the absence of notice from the surety, insurer or Servicer of such termination or material modification, the Trustee shall be under no obligation to take any action to determine whether or not such Fidelity Bond or errors and omission policy has been terminated or materially modified.

            Section 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in the reasonable belief of the Servicer, it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will make reasonable efforts to enter into either (i) an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon or (ii) a substitution agreement as provided in the succeeding sentence. If an assumption and modification agreement is not permitted under applicable law, the Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause if, in the reasonable judgment of the Servicer, entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed nor shall any required Monthly Payments of principal or interest be deferred or forgiven.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including, extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Interest Rate. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings; provided, however with respect to any Second Lien Mortgage Loan, if, after such Mortgage Loan becomes 180 days or more delinquent, the Servicer determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss.

            In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the servicing standards set forth in the Fannie Mae Guide, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

            Notwithstanding the foregoing provisions of this Section 3.15, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Fund would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

            A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

            B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this
Section 3.15 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account.

            If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will deliver to the Trustee or the Custodian, as the case may be, a Request for Release in the form of Exhibit K hereto, which Request for Release may be in an electronic format. Upon receipt of such certification and Request for Release, the Trustee or the Custodian, as the case may be, shall promptly release the related Custodial File to the Servicer or such other party identified on the Request for Release within two (2) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee or the Custodian, as the case may be, shall, upon request of the Servicer and delivery to the Trustee or the Custodian, as the case may be, of a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Trustee or the Custodian, as the case may be, release the related Custodial File to the Servicer, and the Trustee or the Custodian, as the case may be, shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee or the Custodian, as the case may be, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee or the Custodian, as the case may be, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or the Custodian, as the case may be, to the Servicer or its designee.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property. In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or a nominee thereof, on behalf of the Certificateholders, or in the event the Trustee or a nominee thereof is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder.

            In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

            Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

            The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

            With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

            The Servicer shall deposit or cause to be deposited, on a daily basis, within two Business Days of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.13 hereof and the fees of any managing agent acting on behalf of the Servicer.

            The Servicer shall furnish to the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

            The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

            Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for distribution on the succeeding Servicer Remittance Date.

            Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. Upon the discovery by the Servicer that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs; provided, however, the Servicer shall be held harmless for any Mortgage Interest Rate Adjustments made by any prior servicer. The Trustee shall not be responsible for the monitoring or recalculating of any Mortgage Loan Interest Rate adjustments made by the Servicer.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. In the event the Servicer reasonably believes that compliance with this Section will make the Mortgage Loans legal for investment by federally insured savings and loan associations, the Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer or, if applicable, any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.20 Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee. Not later than thirty days after each Distribution Date, the Servicer shall forward to the Trustee a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Loan Asset-Backed Program with appropriate additions and changes. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Prepayment Interest Excess, Condemnation Proceeds, Insurance Proceeds, Subsequent Recoveries and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted under Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02. For so long as Litton is the Servicer of the Mortgage Loans, Litton shall be paid the Litton Servicing Fee. In the event that servicing is transferred from Litton to a successor servicer, no Excess Servicing Fee will be paid to the Holder of the Class CE-2 Certificates, no further payments or distribution will be made on the Class CE-2 Certificates and the regular interest represented by the Class CE-2 Certificates shall terminate on such date.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein. The Servicer shall also be entitled as additional servicing compensation, to interest or other income earned on deposits in the Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12.

            (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. The Servicer shall deliver or cause to be delivered, and shall cause each Subservicer engaged by such Servicer to deliver or cause to be delivered to the Depositor, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2007, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer or Subservicer, as applicable, during the preceding calendar year and of performance under this Agreement, or the applicable Subservicing Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer or Subservicer, and each Subcontractor utilized by such Servicer and determined by such Servicer pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, as applicable, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status thereof. Promptly after receipt of such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer or any related Subservicer in the fulfillment of any such Servicer's or any related Subservicer's obligations. The obligations of a Servicer or Subservicer under this Section apply to each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer or Subservicer is acting as a Servicer or Subservicer at the time such Officer's Certificate is required to be delivered. For purposes of (ii) above, the Servicer or Subservicer will be entitled to rely reasonably upon a certification of any Subcontractor not affiliated with the Servicer or Subservicer. Notwithstanding anything to the contrary set forth herein, the statement required under this
Section 3.22 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

            Section 3.23 Assessment of Compliance with Servicing Criteria; Independent Public Accountants' Attestation. (a) Not later than March 15th of each calendar year commencing in 2007, the Servicer and the Custodian (pursuant to the Custodial Agreement), each shall deliver, and the Servicer shall cause each Subservicer engaged by such Servicer and the Servicer shall cause each Subcontractor utilized by such Servicer and determined by such Servicer pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver, and not later than March 15 of each calendar year in which the annual report on Form 10-K for the Trust contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, (or, if such March 15 is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver, and the Trustee shall cause each Subcontractor utilized by the Trustee and determined by the Trustee pursuant to Section 3.02(e) to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB, to deliver, each at its own expense, to the Depositor and the Trustee, with a copy to the Rating Agencies, a report on an assessment of compliance with the Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.12, setting forth any material instance of noncompliance with the applicable Servicing Criteria, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be delivered to the Depositor and shall address each of the Servicing Criteria applicable to such party specified on a certification substantially in the form of Exhibit N hereto delivered to the Depositor on the Closing Date. Notwithstanding anything to the contrary set forth herein, the statements and attestations required under this Section 3.23 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

            (b) Not later than March 15th of each calendar year commencing in 2007, the Servicer shall and the Custodian (pursuant to the Custodial Agreement), and the Servicer shall cause each Subservicer engaged by such Servicer and each Subcontractor utilized by such Servicer and determined by such Servicer pursuant to Section 3.02(e) to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB, to, cause, and not later than March 15 of each calendar year in which the Depositor's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such March 15 is not a Business Day, the immediately preceding Business Day), the Trustee shall cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Person's compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Person's assessment of compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Each such related accountant's attestation report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Notwithstanding anything to the contrary set forth herein, the statements and attestations required under this Section 3.23 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

            (c) On the Closing Date, the Servicer, the Trustee and the Custodian (pursuant to the Custodial Agreement) shall furnish to the Depositor the Servicing Criteria, substantially in the form of Exhibit N hereto appropriately completed, to be subject of the assessment of compliance to be delivered pursuant to Section 3.23(a) by each of them (and in the case of the Servicer, each Subservicer engaged by such Servicer and in the case of the Servicer and Trustee each Subcontractor utilized by the Servicer or the Trustee, as applicable, and determined by such Servicer or the Trustee, as applicable, pursuant to Section 3.02(e) to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB).

            Section 3.24 Trustee to Act as Servicer. (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor, subject to the rights of the Servicing Rights Pledgee and in accordance with Section 7.02 hereof, shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter, except that the Trustee shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, (iii) responsible for expenses of the predecessor Servicer pursuant to Section 2.03, (iv) obligated to make Advances if it is prohibited from doing so by applicable law, (v) deemed to have made any representations and warranties of the Servicer hereunder or (vi) obligated to perform an obligation of the Servicer under Sections 3.22 or 3.23 with respect to any period of time during which the Trustee was not the Servicer. Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer), subject to the rights of the Servicing Rights Pledgee, may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to the Compensating Interest payable by the Servicer for the related Distribution Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the primary borrower of such Mortgage Loan to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis.

            (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

            Section 3.27 Optional Purchases of Mortgage Loans by Servicer. The Servicer (or an affiliate of the Servicer) may, at its option, purchase a Mortgage Loan or REO Property which becomes 120 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.27, the Servicer shall be required to continue to make monthly advances pursuant to Section 3.07. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such delinquent Mortgage Loan (including any REO Property) at a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate from the date to which interest has last been paid to the Trust Fund to the date of purchase plus any unreimbursed Servicing Advances and Advances made by the Servicer with respect thereto. Any such repurchase of a Mortgage Loan or REO Property pursuant to this
Section 3.16 shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the purchase price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer, without recourse.

            Section 3.28 Advance Facility. (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 3.28(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all P&I Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or
(iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the P&I Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund P&I Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make P&I Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

            (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 10.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 3.28(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.11 hereof to reimburse previously unreimbursed P&I Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.11 hereof, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with
Section 3.11 hereof to the extent permitted under Section 3.28(e) below.

            (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person, shall be entitled to receive reimbursements of P&I Advances and/or Servicing Advances in accordance with Section 3.05 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 10.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder pursuant to Section 3.11 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, Advance Reimbursement Amounts that shall be deposited in the Distribution Account pursuant to Section 3.10 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 3.11 hereof. Without limiting the foregoing, none of the Trustee or the Certificateholders shall have any right to set off against Advance Reimbursement Amounts hereunder. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 10.05 hereof. The Trustee shall have no duty or liability with respect to the calculation of any Advance Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on such Servicer's report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from such Servicer to the Trustee pursuant to Section 4.01 Such Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            (d) [Reserved].

            (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which a P&I Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to P&I Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all P&I Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

            (f) For purposes of any certification of a Servicing Officer of the Servicer made pursuant to Section 4.01, any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any P&I Advance or Servicing Advance theretofore made has become a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such P&I Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

            (g) The Trustee shall not, as a result of the existence of any Advance Facility, have any additional responsibility to track or monitor Advance Reimbursement Amounts or any Advance Facility, and, except as expressly provided in Section 3.28(c) above, is not and shall not be obligated to make any payment with respect to any Advance Reimbursement Amount. The Servicer hereby indemnifies the Trustee, the Trust Fund and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Trustee or the successor Servicer, or failure by the successor Servicer or the Trustee to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, and the passage of any applicable cure or grace period, such that a Servicer Event of Termination under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee and other than the portion of the Scheduled Payment representing principal on any second lien Mortgage Loan), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the interest portion of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

            (b) On or before 3:00 P.M. New York time on each Remittance Date, the Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties, provided, however, that the Servicer will only advance interest with respect to any Second-Lien Mortgage Loan or REO Property. In addition, the Servicer shall have the right to reimburse itself for any P&I Advances and Servicing Advances previously made from the Collection Account to the extent of Amounts Held for Future Distribution. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required. The Servicer shall have the right to reimburse itself from the Collection Account for unreimbursed P&I Advances or Servicing Advances made in connection with the modification of a Mortgage Loan.

            (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee.

            (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries) with respect to the related Mortgage Loan.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date for so long as Litton is the servicer of the Mortgage Loans, the Trustee will distribute to the Class CE-2 Certificates the Excess Servicing Fee. On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

            (i) to the Supplemental Interest Trust and to the holders of each Class of Principal Certificates in the following order of priority:

                  (A) to the Supplemental Interest Trust, the sum of (x) all Net
            Swap Payments, if any, and (y) any Swap Termination Payment owed to the Swap Provider, to the extent not previously paid as a Replacement Swap Provider Payment, other than a Defaulted Swap Termination Payment;

                  (B) from the Interest Remittance Amount, to the Class A-1,
            Class A-2, Class A-3 and Class A-4 Certificates, the related Accrued Certificate Interest Distribution Amount and Unpaid Interest Amounts for such Classes for such Distribution Date;

                  (C) from any remaining Interest Remittance Amount, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (D) from any remaining Interest Remittance Amount, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (E) from any remaining Interest Remittance Amount, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (F) from any remaining Interest Remittance Amount, to the
            Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (G) from any remaining Interest Remittance Amount, to the
            Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (H) from any remaining Interest Remittance Amount, to the
            Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (I) from any remaining Interest Remittance Amount, to the
            Class M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (J) from any remaining Interest Remittance Amount, to the
            Class M-8 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (K) from any remaining Interest Remittance Amount, to the
            Class M-9 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (L) from any remaining Interest Remittance Amount, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (M) from any remaining Interest Remittance Amount, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (N) from any remaining Interest Remittance Amount, to the
            Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (ii) (A) on each Distribution Date (1) before the Stepdown Date or
      (2) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of Principal Certificates then entitled to distributions of principal as set forth below, from Available Funds remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) sequentially, to the Class A-1, Class A-2, Class A-3 and
            Class A-4 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero; and

                  (b) sequentially to the Class M-1, Class M-2, Class M-3, Class
            M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

                  (B) on each Distribution Date (1) on and after the Stepdown
            Date and (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of Principal Certificates then entitled to distribution of principal, from Available Funds remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

                  (a) sequentially, to the Class A-1, Class A-2, Class A-3 and
            Class A-4 Certificates, in that order, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) to the Sequential Class M Certificates allocated
            sequentially, first to the Class M-1 Certificates, then to the Class M-2 Certificates, and then to the Class M-3 Certificates, in each case until their respective Class Certificate Balances have been reduced to zero, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Sequential Class M Principal Distribution Amount;

                  (c) to the Class M-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Sequential Class M Certificates in clause (ii)(B)(b) above, and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (d) to the Class M-5 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above and to the Class M-4 Certificates in clause (ii)(B)(c) above, and
            (y) the Class M-5 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                  (e) to the Class M-6 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 Certificates in clause (ii)(B)(c) above and to the Class M-5 Certificates in clause (ii)(B)(d) above, and (y) the Class M-6 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                  (f) to the Class M-7 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 Certificates in clause (ii)(B)(c) above, to the Class M-5 Certificates in clause (ii)(B)(d) above and to the Class M-6 Certificates in clause (ii)(B)(e) above, and (y) the Class M-7 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                  (g) to the Class M-8 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 Certificates in clause (ii)(B)(c) above, to the Class M-5 Certificates in clause (ii)(B)(d) above, to the Class M-6 Certificates in clause (ii)(B)(e) above and to the Class M-7 Certificates in clause (ii)(B)(f) above, and (y) the Class M-8 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                  (h) to the Class M-9 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 Certificates in clause (ii)(B)(c) above, to the Class M-5 Certificates in clause (ii)(B)(d) above, to the Class M-6 Certificates in clause (ii)(B)(e) above, to the Class M-7 Certificates in clause (ii)(B)(f) above and to the Class M-8 Certificates in clause (ii)(B)(g) above, and (y) the Class M-9 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                  (i) to the Class B-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 Certificates in clause (ii)(B)(c) above, to the Class M-5 Certificates in clause (ii)(B)(d) above, to the Class M-6 Certificates in clause (ii)(B)(e) above, to the Class M-7 Certificates in clause (ii)(B)(f) above, to the Class M-8 Certificates in clause (ii)(B)(g) above and to the Class M-9 Certificates in clause (ii)(B)(h) above, and (y) the Class B-1 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                  (j) to the Class B-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 Certificates in clause (ii)(B)(c) above, to the Class M-5 Certificates in clause (ii)(B)(d) above, to the Class M-6 Certificates in clause (ii)(B)(e) above, to the Class M-7 Certificates in clause (ii)(B)(f) above, to the Class M-8 Certificates in clause (ii)(B)(g) above, to the Class M-9 Certificates in clause (ii)(B)(h) above and to the Class B-1 Certificates in clause (ii)(B)(i) above, and (y) the Class B-2 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero; and

                  (k) to the Class B-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Sequential Class M Certificates in clause (ii)(B)(b) above, to the Class M-4 Certificates in clause (ii)(B)(c) above, to the Class M-5 Certificates in clause (ii)(B)(d) above, to the Class M-6 Certificates in clause (ii)(B)(e) above, to the Class M-7 Certificates in clause (ii)(B)(f) above, to the Class M-8 Certificates in clause (ii)(B)(g) above, to the Class M-9 Certificates in clause (ii)(B)(h) above, to the Class B-1 Certificates in clause (ii)(B)(i) above and to the Class B-2 Certificates in clause (ii)(B)(j) above and (y) the Class B-3 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

            (iii) any amount of Available Funds remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account shall be distributed in the following order of priority:

                  (A) to the holders of the Class M-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (B) to the holders of the Class M-1 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (C) to the holders of the Class M-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (D) to the holders of the Class M-2 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (E) to the holders of the Class M-3 Certificates, any Unpaid
            Interest Amount for such Class;

                  (F) to the holders of the Class M-3 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (G) to the holders of the Class M-4 Certificates, any Unpaid
            Interest Amount for such Class;

                  (H) to the holders of the Class M-4 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (I) to the holders of the Class M-5 Certificates, any Unpaid
            Interest Amount for such Class;

                  (J) to the holders of the Class M-5 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (K) to the holders of the Class M-6 Certificates, any Unpaid
            Interest Amount for such Class;

                  (L) to the holders of the Class M-6 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (M) to the holders of the Class M-7 Certificates, any Unpaid
            Interest Amount for such Class;

                  (N) to the holders of the Class M-7 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (O) to the holders of the Class M-8 Certificates, any Unpaid
            Interest Amount for such Class;

                  (P) to the holders of the Class M-8 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (Q) to the holders of the Class M-9 Certificates, any Unpaid
            Interest Amount for such Class;

                  (R) to the holders of the Class M-9 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (S) to the holders of the Class B-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (T) to the holders of the Class B-1 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (U) to the holders of the Class B-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (V) to the holders of the Class B-2 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (W) to the holders of the Class B-3 Certificates, any Unpaid
            Interest Amount for such Class;

                  (X) to the holders of the Class B-3 Certificates, any
            Reimbursable Loss Amount for such Class;

                  (Y) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (Z) from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to any Principal Certificate for such Distribution Date to the Principal Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, except that the Class A Certificates shall be paid (a) first, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid;

                  (AA) to the Supplemental Interest Trust, the amount of any
            Defaulted Swap Termination Payment;

                  (BB) if a 40-Year Trigger Event is in effect, any remaining amounts, sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3 Certificates, in that order, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual Overcollateralized Amount for such Distribution Date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective Class Certificate Balances have been reduced to zero;

                  (CC) to the holders of the Class CE-1 Certificates, the
            remainder of the Class CE-1 Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(BB) and any remaining amounts in the Excess Reserve Fund Account; and

                  (DD) to the holders of the Class R and Class R-X Certificates, any remaining amount.

            Notwithstanding the foregoing allocation of principal to the Class A Certificates, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M and Class B Certificates and the principal balance of the Class CE-1 Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero.

            (b) On each Distribution Date, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the holders of the Class P Certificates.

            On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee first, to reduce the portion of the Class CE-1 Distributable Amount allocable to interest and second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            (c) On each Distribution Date, for so long as Litton Loan Servicing LP is the Servicer of the Mortgage Loans, the Trustee shall distribute to the Holders of the Class CE-2 Certificates, with respect to each Mortgage Loan and for each such calendar month, one-twelfth of the product of (i) the excess of the Servicing Fee Rate over the Litton Servicing Fee Rate, if any, multiplied by
(ii) the stated principal balance of the related Mortgage Loan as of the first day of the related Due Period (the "Excess Servicing Fee"). If servicing of the Mortgage Loans is transferred from Litton Loan Servicing LP, such successor Servicer will receive the Servicing Fee and no Excess Servicing Fee will be paid to the Holders of the Class CE-2 Certificates and the regular interest represented by the Class CE-2 Certificates shall terminate on such date.

            Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Interest Rate Swap Agreement and Interest Rate Cap Agreement and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor and each Rating Agency a statement, based on information provided by the Servicer, setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Liquidation Proceeds and Subsequent Recoveries;

            (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account or, in the case of the LIBOR Certificates, the Supplemental Interest Trust Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account or, in the case of the LIBOR Certificates, the Supplemental Interest Trust Account;

            (iv) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the amount of the Expense Fees (in the aggregate and separately stated) paid to or retained by the Servicer or Subservicer or the Trustee (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

            (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (viii) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (ix) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, 91 days or more, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (x) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xi) the total number and aggregate principal balance of any REO Properties (and market value, upon request) as of the close of business on the Determination Date preceding such Distribution Date;

            (xii) whether a Trigger Event has occurred and is continuing (including the calculation thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

            (xiii) the amount of any Basis Risk Carry Forward Amounts paid from the Excess Reserve Fund Account or, in the case of the LIBOR Certificates, from the Supplemental Interest Trust Account;

            (xiv) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts and the aggregate amount of Special Hazard Losses incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts and aggregate Reimbursable Loss Amounts through such Distribution Date;

            (xv) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Reimbursable Loss Amounts and Unpaid Interest Amounts;

            (xvi) the Overcollateralized Amount and Specified Overcollateralized Amount;

            (xvii) Prepayment Charges collected by the Servicer;

            (xviii) the amount of any Net Swap Payments, Net Swap Receipts, Cap Payments, Swap Termination Payments or Defaulted Swap Termination Payments;

            (xix) LIBOR and Swap LIBOR;

            (xx) the Cumulative Loss Percentage;;

            (xxi) the related Record Date;

            (xxii) the related Accrual Period;

            (xxiii) the related Determination Date;

            (xxiv) the related Distribution Date;

            (xxv) the amount of cash received with respect to the related Accrual Period;

            (xxvi) the amount distributed on the Class CE-1 Certificates; and

            (xxvii) the number of Mortgage Loans at the end of the applicable reporting period, the pool factor, and the weighted average interest rate, and weighted average remaining term;

            (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee may fully rely upon and shall have no liability with respect to information regarding the Mortgage Loans provided by the Servicer. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at http://www.etrustee.net and assistance in using the website can be obtained by calling the Trustee at (312) 904-6257. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the manner in which the above statement is distributed in order to make such distribution more convenient and/or more accessible, and the Trustee shall provide timely and adequate notification to the Certificateholders and the parties hereto regarding any such changes. A paper copy of the statement will also be made available upon request. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, if requested in writing by such Person, a statement containing the information set forth in clauses
(a)(i), (a)(ii) and (a)(vi) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have previously been provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than three Business Days following the Determination Date and in no event later than the 20th calendar day of each month, the Servicer shall furnish to the Trustee a monthly remittance advice statement (in a format mutually agreed upon by the Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to enable the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance (the "Servicer Remittance Report").

            The Servicer shall furnish to the Trustee an individual loan accounting report, as of the related Determination Date, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than three Business Days following the related Determination Date and in no event later than the 20th calendar day of each month, which report shall contain (without limitation) the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of Servicing Fees received by the Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11; and

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Trustee will at all times use at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            (i) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated by the Trustee to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof (except with respect to Excess Special Hazard Losses, as described below).

            Special Hazard Losses initially shall be allocated by the Trustee as described above. However, if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the Cut-off Date Pool Principal Balance, (ii) two times the amount of the Stated Principal Balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such excess losses ("Excess Special Hazard Losses") instead shall be allocated by the Trustee among (or to reduce the Class Certificate Balances of) the Class M and Class B Certificates, pro rata, based on their respective Class Certificate Balances. Any such Special Hazard Losses allocated to the Class M and Class B Certificates will be treated as Applied Realized Loss Amounts, except that they will not be treated as Reimbursable Loss Amounts.

            Section 4.06 Supplemental Interest Trust. On the Closing Date, the Trustee shall establish and maintain in its name, a separate non-interest bearing trust account (the "Supplemental Interest Trust Account"), which will be a separate account, for the benefit of the holders of the Principal Certificates as a part of the Trust Fund (the "Supplemental Interest Trust"). The Supplemental Interest Trust Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

            On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts, if any, and Cap Payments, if any, for that Distribution Date will be deposited into the Supplemental Interest Trust Account. Funds in the Supplemental Interest Trust Account will be distributed in the following order of priority:

            (i) to the Swap Provider, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment payable from Available Funds, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

            (ii) to the LIBOR Certificateholders, to pay Accrued Certificate Interest Distribution Amounts (including for this purpose Upper-Tier Carry-Forward Amounts not included in Basis Risk Carry Forward Amounts) and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from other Available Funds;

            (iii) to the Holders of the Principal Certificates, to pay principal as described in Section 4.02(a)(ii)(A) or (B), as applicable, but only to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount as a result of current or prior Realized Losses not yet reimbursed, after giving effect to payments and distributions from other Available Funds;

            (iv) to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any remaining unpaid Reimbursable Loss Amounts for such Distribution Date, to the extent unpaid from Available Funds;

            (v) to the LIBOR Certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii), to the extent unpaid from other Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (vi) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (vii) to the Holders of the Class CE-1 Certificates, any remaining amounts.

            Upon termination of the Trust, any amounts remaining in the Supplemental Interest Trust Account shall be distributed pursuant to the priorities set forth in this Section 4.06.

            The Trustee shall account for the Supplemental Interest Trust as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Trust are the Class CE-1 Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider from Available Funds shall be deemed to be paid to the Supplemental Interest Trust Account first, from the Class CE-1 REMIC, by the Holder of the Class CE-1 Certificates (in respect of the Class IO Interest and, if applicable, Class CE-1 Interest) and second, other than any Defaulted Swap Termination Payment, from the Upper-Tier REMIC to the Corresponding REMIC by the Holders of the applicable Class or Classes of Principal Certificates (in respect of Class IO Shortfalls), as and to the extent provided in Section 8.13.

            Any Basis Risk Carry Forward Amounts distributed to the LIBOR Certificateholders from the Supplemental Interest Trust Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class CE-1 Certificates in respect of the Class CE-1 Interest then to the respective Class or Classes of Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts from the Supplemental Interest Trust and from the Excess Reserve Fund Account as rights under a limited recourse notional principal contract between the Class CE-1 Certificateholders and the Holders of each such Class.

            The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class CE-1 Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

            With respect to the failure of either of the Swap Provider or the Cap Provider to perform any of its obligations under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable, the breach by the Swap Provider or the Cap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable, or the termination of the Interest Rate Swap Agreement or Interest Rate Cap Agreement, as applicable, the Supplemental Interest Trust Trustee shall send any notices and make any demands, on behalf of the Supplemental Interest Trust, as are required under the Interest Rate Swap Agreement or Interest Rate Cap Agreement, as applicable. The Supplemental Interest Trust Trustee shall cause any replacement swap provider or cap provider to provide a copy of the related replacement interest rate swap agreement or interest rate cap agreement, as applicable, to the Supplemental Interest Trust Trustee and the Depositor.

            The Supplemental Interest Trust Trustee shall provide notice to the Swap Provider or the Cap Provider no later than the Business Day immediately following the date on which the Swap Provider or the Cap Provider, as applicable, fails to make, when due, any transfer of collateral pursuant to the related Credit Support Annex of the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Trustee shall be entitled to rely solely upon a written notice to such effect from the Depositor. The Trustee shall be under no obligation to register or cause the registration of any Certificates under the Securities Act or any applicable state securities laws or to take any other action not otherwise required under this Agreement to permit the transfer of any Certificate without registration. Except with respect to the transfer of the Class CE-1, Class CE-2, Class P, Class R-X or Class R Certificates to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or
Exhibit I-2 (the "Non-Rule 144A Investment Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. A transferee of any Private Certificate who is not a "qualified institutional buyer" as that term is defined in Rule 144A of the Securities Act must take delivery of such Private Certificates in definitive form. As directed by the Depositor, the Trustee shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Depositor and the Servicer shall cooperate with the Trustee in providing the Rule 144A information referenced in the preceding sentence, including providing to the Trustee such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably determine to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to the transfer of the Class CE-1, Class CE-2, Class P, Class R-X or Class R Certificates to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to
Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Definitive Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            None of the Class R, Class R-X or Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to
Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA-Restricted Certificate or a Fixed-Rate Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor Based Exemptions

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by the Certificateholder or his attorney duly authorized in writing (with copies to the Swap Provider and Cap Provider). If copies are not provided to the Swap Provider or the Cap Provider, if requested by the Swap Provider or Cap Provider, the Trustee shall forward any such IRS Form received to the Swap Provider or the Cap Provider. Each Private Certificateholder by its purchase of a Private Certificate is deemed to consent to any IRS Form being so forwarded.

            (g) Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicer, the Trustee, the Depositor and any agent of the Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee, the Depositor, nor any agent of the Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 135 S. LaSalle Street, Suite 1511, Chicago, Illinois 60603. The Trustee shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

            Section 6.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or the Servicer. (a) The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Servicer is and shall continue to be an institution which is a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, shall maintain a net worth of at least $15,000,000 (as determined in accordance with generally accepted accounting principles) and shall maintain its license to do business or service residential mortgage loans in any jurisdictions in which the Mortgaged Properties are located.

            (c) Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall make the covenant set forth in Section 6.02(b). As a condition to the succession to the Servicer under this Agreement by any Person (i) into which a Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to a Servicer, such Servicer shall provide to the Depositor, at least 30 calendar days (or 10 Business Days in the case of the appointment of the Servicing Rights Pledgee or its designee as successor servicer pursuant to Sections 6.06 or 7.02 provided, however that the 30 calendar days or 10 Business Days notice period shall not apply once the Depositor is not required to file reports pursuant to the Exchange Act) prior to the effective date of such succession or appointment,
(x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer, nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, any of its Affiliates, the Servicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, any of its Affiliates, the Servicer and any of their respective directors, officers, employees or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith (or gross negligence) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Collection Account.

            Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Trustee or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Trust Fund will be liable, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

            Section 6.04 Limitation on Resignation of the Servicer. Subject to Sections 6.02, 6.06, 7.01 and the last paragraph of 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor and the Trustee or (i) upon the determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointing of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed in writing the Servicer's responsibilities and obligations hereunder.

            Section 6.05 Additional Indemnification by the Servicer and the Seller; Third Party Claims. The Servicer shall indemnify the Seller, the Depositor, the Trustee and any Affiliate, director, officer, employee or agent of the Depositor and hold them harmless against any and all third party claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer, of (i) any of its representations and warranties in Section 2.05, (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(d), or the failure to deliver such information). The Servicer immediately shall notify the Depositor and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Seller, the Depositor or the Trustee in respect of such claim.

            (a) Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall indemnify the Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee and hold them harmless against any and all claims, economic losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other related costs, fees and expenses that any of them actually sustain, in each case that are likely foreseeable and directly related to any failure by the Servicer or any Subservicer engaged by the Servicer or any Subcontractor utilized by the Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by the Servicer to identify pursuant to Section 3.02(e) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; provided, however, the Servicer shall not be liable for any punitive damages.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Seller shall indemnify the Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee and hold them harmless against any and all claims, economic losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other related costs, fees and expenses that any of them actually sustain, in each case that are likely foreseeable and directly related to any failure by the Seller to deliver any information as required under
Section 8.12; provided, however, the Seller shall not be liable for any punitive damages.

            (c) If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then such Servicer shall contribute to the amount paid or payable to the party to be indemnified as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and such Servicer, on the other, in connection with a breach of such Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of each Servicer.

            Section 6.06 Servicing Rights Pledge. The Seller, the Trustee and the Depositor hereby specifically (i) agree to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Event of Default exists with respect to the Servicer, agree that ten Business Days after delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02 and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

            (a) any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (b) the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that (x) such number of days shall be thirty in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22, 3.23, 6.02, 6.04 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty consecutive days; or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (e) the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied until 12:00 p.m. New York City time on the related Distribution Date; or

            (g) a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee or by the Depositor, or to the Servicer, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates.

            If an Event of Default described in clauses (a) through (e) or (g) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of a majority of the Voting Rights the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the Servicer of the occurrence of an Event of Default unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event. If an Event of Default described in clause (f) of this Section 7.01 shall occur, all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder, shall be immediately terminated and the Trustee shall thereafter give prompt written notice thereof to the Servicer. On and after the receipt by the Servicer of such written notice, or upon the occurrence of an Event of Default described in clause (f) above, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.02, pass to and be vested in the Trustee. Subject to
Section 7.02, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (provided, however, that if the predecessor Servicer is the Trustee, the initial Servicer shall pay such costs and expenses) upon presentation of reasonable documentation of such costs and expenses or if not paid by such predecessor Servicer then by the Trust Fund.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding P&I Advances and Servicing Advances.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, or in the case of an Event of Default pursuant to Section 7.01(f), immediately upon the occurrence of such Event of Default, the Trustee shall, subject to and to the extent provided in Section 3.24 and subject to the rights of the Servicing Rights Pledgee, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities and duties relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances or Servicing Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee). Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.24, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.13 or to indemnify the parties indicated in Section
3.04 pursuant to the terms thereof, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense. In addition, all reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated Servicer (including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or successor servicer to correct ay errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively, but excluding set-up costs and other administrative expenses of the successor Servicer, in which case the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund), such an amount shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

            In the event an Event of Default has occurred with respect to the Servicer, notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that ten Business Days after delivery to the Trustee by or on behalf of the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of the date on which the Trustee sent notice of such default, whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement. If the Servicing Rights Pledgee fails to provide the Trustee with such letter, the Trustee shall appoint a successor Servicer in accordance with Section 7.02. Notwithstanding anything to the contrary above, the Servicer shall continue to perform all of the obligations of Servicer hereunder until the Trustee appoints a successor Servicer.

            Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default, unless such event shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

            Unless an Event of Default known to the Trustee has occurred and is continuing:

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            (d) The Trustee shall indemnify the Depositor, the Servicer and any director, officer, employee or agent of the Depositor and the Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (other than punitive damages) that any of them may sustain in any way related to a breach of its obligation or the failure of the Trustee to perform any of its obligations under Section 3.23(a) and (c). This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than in its corporate capacity as obligor of the investment security and with respect to the investment of funds in the Distribution Account);

            (h) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with:

            (a) this Agreement,

            (b) the Certificates, or

            (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05,
(ii) resulting from any breach of the Seller's obligations in connection with this Agreement for which the Seller has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h) or (iii) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other routine expenses incurred by the Trustee.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee shall notify the Depositor within one Business Day after the effective date of such succession or appointment, and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 8.12(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

            (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities (i.e., the Trust REMICs and the grantor trust) as soon as possible after the Closing Date but prior to the first Distribution Date and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) deliver or cause to be delivered the federal taxpayer identification number of the grantor trust portion of the trust on an IRS Form W-9 of the grantor trust to the Swap Provider and the Cap Provider as soon as possible after the Closing Date and, if requested by the Swap Provider or Cap Provider, an applicable IRS Form W-8IMY;

            (d) make an election that Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, each of the Lower-Tier REMIC, the Upper-Tier REMIC, the Class B-1 REMIC, the Class B-2 REMIC, the Class B-3 REMIC, the Class CE-1 REMIC and the Class CE-2 REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (e) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (f) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (g) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (i) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (j) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (k) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of (i) the Class R Certificates shall act as Tax Matters Person for the Pooling-Tier REMIC-1, the Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC and (ii) the Class R-X Certificates shall act as Tax Matters Person for each other Trust REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Charges, the rights of Class CE-1 Certificateholders to receive amounts in respect of the Class CE-1 Regular Interest, including ownership in the Excess Reserve Fund Account and the Supplemental Interest Trust Account (subject to the obligation to pay Basis Risk Carry Forward Amounts), and the rights of the Principal Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished to the Class CE-1 Certificateholders and the Principal Certificateholders, the respective amounts described above that are received through a grantor trust, as described in this paragraph, in the time or times and in the manner required by the Code.

            To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value to each Class of Principal Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, in the case of the LIBOR Certificates from the Supplemental Interest Trust Account. Unless otherwise advised by the Depositor, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Principal Certificateholder between such right and the related Upper-Tier Regular Interest. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Trustee pursuant to this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Trustee on a timely basis.

            Neither the Servicer nor Trustee shall (i) permit the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of any Trust REMIC as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund or any Trust REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax).

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Lower-Tier REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or (iii) in all other cases, or if the Trustee or the Servicer fails to honor its obligations under the preceding clause (i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            Section 8.12 Periodic Filings. (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. As set forth below, the Trustee shall prepare for execution by the Depositor any Form 10-D and shall prepare for execution by the Servicer any Form 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor and Servicer (as applicable).

            (b) Each Form 10-D shall be filed by the Trustee within 15 days after each Distribution Date, including (i) a copy of the monthly statement to the Certificateholders for such Distribution Date as an exhibit thereto (the "Monthly Statement"); and (ii) such other information ("Additional Form 10-D Disclosure") as is required by Form 10-D as listed on Exhibit T and provided by the party listed on Exhibit T to the Trustee and the Depositor in the manner provided in the following paragraph; provided that such information is provided to the Trustee no later than the fifth Business Day immediately following the related Distribution Date. The Trustee shall not be responsible for determining what information is required to be filed on Form 10-D (unless such information is specific to the Trustee, in which case the Trustee will be responsible for making such a determination) or for any filing that is not made on a timely basis in accordance with Regulation AB in the event that such information is not delivered to the Trustee on or prior to the first Business Day immediately following the related Determination Date. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit T hereto, within 5 calendar days after the related Distribution Date, (i) the parties described on Exhibit T shall be required to provide to the Trustee and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit V hereto (an "Additional Disclosure Notification") and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

            After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and shall cause a duly authorized representative of the Depositor to sign the Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in
Section 8.12(h). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D filed by the Trustee. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 8.12(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this
Section 8.12(b). The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant of any party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Prior to March 30th of each year commencing in 2007 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission) (the "Form 10-K Filing Deadline"), the Trustee shall file a Form 10-K. Such Form 10-K shall include the information listed on Exhibit U and each party shall provide the information such party is responsible for pursuant to Exhibit U. Such Form 10-K shall include as exhibits (to the extent they have been delivered to the Trustee in accordance with the timeframes contained within this agreement) (i) each annual statement of compliance described under Section
3.22 of this Agreement and (ii) the annual report on assessments of compliance and annual independent public accountant's servicing reports described under
Section 3.23 of this Agreement, in each case to the extent they have been timely delivered to the Trustee. Promptly upon receipt by the Servicer of (i)(A) any Officer's Certificate relating to the Trustee's or Subservicer's annual statement as to compliance delivered pursuant to Section 3.22 of this Agreement and (B) any annual report on assessment of compliance and annual independent public accountant's servicing report, pursuant to Section 3.23 of this Agreement, the Servicer shall review such Officer's Certificate's and reports. As part of the Form 10-K required to be filed pursuant to this Section 8.12, the Servicer shall include each such annual statement as to compliance, annual report on assessment of servicing compliance with servicing criteria and annual independent public accountant's servicing report required to be delivered under this Agreement. In addition, if there is any material instance of non-compliance disclosed in a report delivered pursuant to Section 3.22 or 3.23 of this Agreement, a description of each material instance of non-compliance shall be provided to the Trustee and the Trustee shall include such disclosure in the Form 10-K required to be filed pursuant to this Section 8.12. If the Trustee is unable to file such Form 10-K by the applicable due date, the Trustee shall prepare for execution by the Depositor and file a Form 12b-25 not later than one Business Day following the due date from such Form 10-K. Within 5 days following the filing of such Form 12b-25, the Trustee shall prepare and file the related Form 10-K. The Form 10-K shall also include a certification in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall, except as described below, be signed by the senior officer in charge of the servicing function of the Servicer. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. If the Servicer's report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, the Servicer shall provide disclosure that such report is not included and an explanation why such report is not included. If any registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, the Reporting Servicer to which such attestation relates shall provide disclosure that such report is not included and an explanation why such report is not included.

            Any disclosure or information in addition to the attachments listed above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties set forth on Exhibit U to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit U hereto, no later than March 15th of each year, commencing in 2007 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), (i) certain parties described on Exhibit U shall be required to provide to the Trustee and to the Depositor, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit V, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor and the Servicer. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K and shall cause the senior officer of the Depositor in charge of the securitization function to return a signed copy of the Form 10-K to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.12(f)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.12(b) related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) and the Depositor and any other person obligated to provide Additional Form 10-K Disclosure, as set forth on Exhibit U hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(b), Section 8.12(d), Section 3.22 and Section 3.23. The Trustee shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (c) In connection with the Form 10-K, the Trustee shall sign a back-up certification (in the form attached hereto as Exhibit M) for the benefit of the Servicer and its officers, directors and Affiliates. Each such back-up certification shall be delivered to the Servicer no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Servicer shall deliver the Sarbanes Certification to be filed with each Form 10-K to the Trustee and the Depositor no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day). In the event that prior to the filing date of the Form 10-K in March of each year, if any party hereto has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Servicer and each of the other parties signing the certifications. In addition, (i) the Trustee shall, subject to Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and the Servicer and any of their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this Section 8.12, the Trustee's negligence, bad faith or willful misconduct in connection therewith or any material misstatement in the Trustee's certification and (ii) the Servicer shall indemnify and hold harmless the Depositor and the Trustee and any of their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (other than punitive damages) arising out of or based upon any breach of the Servicer's obligations under Section 8.12 or any material misstatement or omission in the Sarbanes Certification. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.12 or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party, on the one hand, and the Trustee, on the other, and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other hand, in connection with a breach of the Servicer's obligations under this Section 8.12.

            (d) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K ("Form 8-K Disclosure Information") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit S and reported to the Depositor and the Trustee (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit S hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) certain parties described on Exhibit S shall be required to provide to the Trustee and to the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit V, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Trustee shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K and shall cause a duly authorized representative of the Depositor to return a signed copy of each Form 8-K to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.12(g). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K filed by it. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.12(d) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon the Servicer, the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit S hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(d). The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor and the Servicer a copy of any such executed report, statement or information.

            (f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-K and 10-D as required pursuant to this
Section 8.12 and the parties hereto shall have the obligations set forth in this Section.

                  (ii) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor and the Servicer. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trustee will notify the Depositor and the Servicer and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of securitization, as applicable, of the Depositor. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.12(f) related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, each of the Depositor, the Trustee and the Servicer shall notify the Depositor, the Servicer and the Trustee in writing of any litigation (material to Certificateholders) or proceeding pending against such notifying person (or, in the case of the Depositor, against the Depositor, or in the case of any Servicer, against the Servicer or any Subservicer engaged by it), or any affiliations or relationships that develop following the Closing Date between such notifying person, or in the case of any Servicer, between the Servicer or any Subservicer engaged by it) and any other party hereto or any originator, that may have to be reported on a Form 8-K, Form 10-K or Form 10-D with respect to the Trust.

            Section 8.13 Tax Treatment of Basis Risk Carry Forward Amounts, the Supplemental Interest Trust, the Cap Agreement and the Interest Rate Swap Agreement. For federal income tax purposes, the Trustee shall treat the rights that each Class of Principal Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, in the case of the LIBOR Certificates, to the extent not paid from the Excess Reserve Fund Account from the Supplemental Interest Trust, and the obligations to pay Class IO Shortfalls to the Supplemental Interest Trust as rights and obligations under a limited recourse notional principal contract between the Class CE-1 Certificateholders and each such Class. Accordingly, each Class of Principal Certificates will be comprised of two components -a regular interest in the Corresponding REMIC and an interest in a notional principal contract, and the Class CE-1 Certificates will be comprised of the following components: (i) two regular interests in the Class CE-1 REMIC (the Class CE-1 Interest and the Class IO Interest), (ii) the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts to the Principal Certificates, (iii) the Supplemental Interest Trust, the Cap Agreement and the Interest Rate Swap Agreement, subject to the obligation to pay Basis Risk Carry Forward Amounts to the LIBOR Certificates, and (iv) the right to receive Class IO Shortfalls. The Trustee shall allocate the issue price for a Class of Principal Certificates among the respective components for purposes of determining the issue price of the regular interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a Principal Certificate to receive Basis Risk Carry Forward Amounts for purposes of allocating the purchase price of an initial Principal Certificateholder between such rights and the related regular interest issued by the Corresponding REMIC.

            Holders of Principal Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class CE-1 Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class CE-1 Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the Principal Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such Principal Certificates based on the amount of interest otherwise payable to such Class of Principal Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of Principal Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of Principal Certificates in respect of the regular interest issued by the Corresponding REMIC and as having been paid by such Holders to the Holders of the Class CE-1 Certificates through the Supplemental Interest Trust.

            Section 8.14 Trustee May Enforce Claims Without Possession of Certificates. (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            (b) The Trustee shall afford the Seller, the Depositor, the Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 8.15 Suits for Enforcement. In case a Servicer Event of Termination or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 8.16 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 8.17 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on the Optional Termination Date, by the Servicer, or an affiliate of the Servicer, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by an independent appraiser selected by the Servicer, at the Servicer's expense, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate,
(iii) any Swap Termination Payment owed to the Swap Provider or owed to the Trust Fund, as applicable (as provided to the Trustee by the Swap Provider pursuant to the Interest Rate Swap Agreement) ("Termination Price") and (iv) any unreimbursed expenses and indemnities owed by the Trust to the Trustee and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider. If the Servicer elects to exercise its option to purchase the Mortgage Loans pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor and the Trustee of the Final Distribution Date and the Termination Price.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution or when notice from the Servicer is received. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee or the Custodian, as the case may be, of a Request for Release therefor, the Trustee or the Custodian, as the case may be, shall promptly release to the Servicer the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to
(i) as to each Class of Regular Certificates (except the Class CE-1 Certificates), the Certificate Balance thereof plus for each such Class and the Class CE-1 Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the Notice of Final Distribution, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after such second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03 Additional Termination Requirements. In the event the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Servicer shall cause to be delivered to the Trustee an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not
(i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            Following the Trustee's receipt of such Opinion of Counsel, the Trustee shall sell all of the assets of the Trust Fund to the Servicer, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and the Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund pursuant to
Section 9.01(a).

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Seller, the Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake,
(ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Seller and the Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code or Regulation AB; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code. In addition, this Agreement may also be amended by the Seller, the Servicer, the Depositor and the Trustee without the consent of the Certificateholders in order to comply with the provisions of Regulation AB.

            This Agreement may also be amended from time to time by the Depositor, the Seller, the Servicer and the Trustee, but with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section
10.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            The Trustee shall not consent to any amendment and/or supplement to this Agreement without the prior written consent of the Swap Provider (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (i) materially and adversely affect any of the Swap Provider's rights or obligations under this Agreement; or (b) materially and adversely impact the ability of the Trustee to fully perform any of Trustee's obligations under this Agreement.

            Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with and (ii) either
(A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider or the Cap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider or the Cap Provider, as applicable.

            Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the direction and expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to
Section 2.03; and

            5. The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

            (c) All directions, demands, consents and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, to GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer's Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention: Jonathan Collman), or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing (b) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Secretary, or such other address as may be hereafter furnished to the Depositor, the Swap Provider and the Trustee by the Servicer in writing; (c) in the case of the Trustee to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603,
Attention: Global Securities and Trust Services - C-BASS 2006-CB9, or in each case such other address as the Trustee may hereafter furnish to the Depositor, the Swap Provider and the Servicer in writing; (d) in the case of the Seller, to Credit-Based Asset Servicing and Securitization LLC, 335 Madison Avenue, 19th Floor, New York, New York 10017, Attention: Director, Mortgage Finance, with a copy to General Counsel or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee in writing and; (f) in the case of the Swap Provider and the Cap Provider, The Bank of New York, One Wall St, New York, New York 10286, Attention: General Counsel, or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee by the Swap Provider in writing; and (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.08 Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense of the Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the Servicer.

            Section 10.09 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.10 Rule of Construction. Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Pooling and Servicing Agreement or the intent of the parties hereto.

            Section 10.11 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 10.12 Third Party Rights. Each of the Swap Provider, and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 10.13 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties to this Agreement acknowledge and agree that the purpose of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under this Agreement other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and, to the extent practicable from a timing and information systems perspective and to the extent the Depositor will pay any increased costs of the Trustee caused by such request, agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. Depositor agrees to act in good faith and comply with requests made to it by parties. In connection with the C-BASS Trust 2006-CB9, the Servicer, the Trustee and the Seller shall, to the extent practicable from a timing and information systems perspective and to the extent the Depositor will pay any increased costs of the Trustee caused by such request, cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Trustee, the Seller and the Custodian, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORP.


                                       By: /s/ Michelle Gill
                                          --------------------------------------
                                          Name: Michelle Gill
                                          Title: Vice President


                                       LITTON LOAN SERVICING LP


                                       By: /s/ Janice McClure
                                          --------------------------------------
                                          Name: Janice McClure
                                          Title: Vice President


                                       CREDIT-BASED ASSET SERVICING AND
                                          SECURITIZATION LLC


                                       By: /s/ David A. Chin
                                          --------------------------------------
                                          Name: David A. Chin
                                          Title: Vice President


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          solely as Trustee and not in its
                                          individual capacity


                                       By: /s/ Rita Lopez
                                          --------------------------------------
                                          Name: Rita Lopez
                                          Title: Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

     (Delivered to the Trustee and not attached to the Pooling and Servicing
                                   Agreement)

                                    EXHIBIT A

To be added to the Class B-1, Class B-2 and Class B-3 Certificates while such Certificates remain Private Certificates. [IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER (THE "TRANSFEROR LETTER") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A LETTER FROM THE TRANSFEREE THEREOF IN THE FORM OF EXHIBIT I-1 (THE "144A LETTER") OR EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.]

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

To be added to the Class B-2 and Class B-3 Certificates: [NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. EACH TRANSFEREE OF AN INTEREST IN A CERTIFICATE IN BOOK-ENTRY FORM WILL BE DEEMED TO HAVE MADE THE REPRESENTATION IN CLAUSE (I) OF THE PRECEDING SENTENCE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

To be added to the Class A, Class M. Class B-1 [AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.]

Certificate No:                          A-1-[__]
                                         A-2-[__]
                                         A-3-[__]
                                         A-4-[__]
                                         M-1-[__]
                                         M-2-[__]
                                         M-3-[__]
                                         M-4-[__]
                                         M-5-[__]
                                         M-6-[__]
                                         M-7-[__]
                                         M-8-[__]
                                         M-9-[__]
                                         B-1-[__]
                                         B-2-[__]
                                         B-3-[__]

Cut-off Date:                            November 1, 2006

First Distribution Date:                 December 26, 2006

Initial Certificate Balance
of this Certificate
("Denomination"):                        $[             ]

Initial Certificate
Balances of all
Certificates of this Class:              [A-1] $[__________]
                                         [A-2] $[__________]
                                         [A-3] $[__________]
                                         [A-4] $[__________]
                                         [M-1] $[__________]
                                         [M-2] $[__________]
                                         [M-3] $[__________]
                                         [M-4] $[__________]
                                         [M-5] $[__________]
                                         [M-6] $[__________]
                                         [M-7] $[__________]
                                         [M-8] $[__________]
                                         [M-9] $[__________]
                                         [B-1] $[__________]
                                         [B-2] $[__________]
                                         [B-3] $[__________]

CUSIP:                                   [A-1] 12465M AA 2
                                         [A-2] 12465M AB 0
                                         [A-3] 12465M AC 8
                                         [A-4] 12465M AD 6
                                         [M-1] 12465M AE 4
                                         [M-2] 12465M AF 1
                                         [M-3] 12465M AG 9
                                         [M-4] 12465M AH 7
                                         [M-5] 12465M AJ 3
                                         [M-6] 12465M AK 0
                                         [M-7] 12465M AL 8
                                         [M-8] 12465M AM 6
                                         [M-9] 12465M AN 4
                                         [B-1] 12465M AP 9
                                         [B-2] 12465M AQ 7
                                         [B-3] 12465M AR 5

ISIN:                                    [A-1] US12465MAA27
                                         [A-2] US12465MAB00
                                         [A-3] US12465MAC82
                                         [A-4] US12465MAD65
                                         [M-1] US12465MAE49
                                         [M-2] US12465MAF14
                                         [M-3] US12465MAG96
                                         [M-4] US12465MAH79
                                         [M-5] US12465MAJ36
                                         [M-6] US12465MAK09
                                         [M-7] US12465MAL81
                                         [M-8] US12465MAM64
                                         [M-9] US12465MAN48
                                         [B-1] US12465MAP95
                                         [B-2] US12465MAQ78
                                         [B-3] US12465MAR51

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9
                         [Class A-][Class M-][Class B-]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By ____________________________________


Authenticated:


By ____________________________________
   Authorized Signatory of
   LASALLE BANK NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                ------------------------------------------------
                                Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number __________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :
Cut-off Date              :           November 1, 2006
First Distribution Date   :           December 26, 2006
Percentage Interest of
this Certificate
("Denomination")          :           [__]%
CUSIP                     :           12465M AU 8
ISIN                                  US12465MAU80

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                       ***

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By_____________________________________

Authenticated:


By ____________________________________
   Authorized Signatory of
   LASALLE BANK NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                ------------------------------------------------
                                Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number __________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       November 1, 2006

First Distribution Date       :       December 26, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :       $0

Initial Certificate Balance
of all Certificates of this
Class                         :       $0

CUSIP                         :       12465M AV 6

ISIN                          :       US12465MAV63

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   LASALLE BANK NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                ------------------------------------------------
                                Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number __________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                   EXHIBIT C-2

                          FORM OF CLASS R-X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FIVE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       November 1, 2006

First Distribution Date       :       December 26, 2006
Initial Certificate Balance
of this Certificate
("Denomination")              :       $0

Initial Certificate Balances
of all Certificates of this
Class                         :       $0

CUSIP                         :       US12465MAS35

ISIN                          :       US12465MAW47

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

                                    Class R-X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R-X Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R-X Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R-X Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R-X Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R-X Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R-X Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R-X Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R-X Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R-X Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R-X Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R-X Certificate, (C) not to cause income with respect to the Class R-X Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R-X Certificate or to cause the Transfer of the Ownership Interest in this Class R-X Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R-X Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   LASALLE BANK NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                ------------------------------------------------
                                Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number __________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                   EXHIBIT D-1

                         FORM OF CLASS CE-1 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        1
Cut-off Date                 :        November 1, 2006
First Distribution Date      :        December 26, 2006
Percentage Interest of this
Certificate ("Denomination") :
CUSIP                        :        12465M AS 3
ISIN:                        :        US12465MAS35

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

                                   Class CE-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class CE-1 Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Purchaser, the Custodian or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class CE-1 Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class CE-1 Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, or (ii) if the Class CE-1 Certificate has been the subject of an ERISA Qualifying Underwriting and the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Class CE-1 Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class CE-1 Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class CE-1 Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class CE-1 Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class CE-1 Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class CE-1 Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class CE-1 Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class CE-1 Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class CE-1 Certificate, (C) not to cause income with respect to the Class CE-1 Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class CE-1 Certificate or to cause the Transfer of the Ownership Interest in this Class CE-1 Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class CE-1 Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   LASALLE BANK NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                ------------------------------------------------
                                Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number __________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                   EXHIBIT D-2

                         FORM OF CLASS CE-2 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        1
Cut-off Date                 :        November 1, 2006
First Distribution Date      :        December 26, 2006
Percentage Interest of this
Certificate ("Denomination") :
CUSIP                        :        12465M AT 1
ISIN:                        :        US12465MAT18

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

                                   Class CE-2

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class CE-2 Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Purchaser, the Custodian or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class CE-2 Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class CE-2 Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, or (ii) if the Class CE-2 Certificate has been the subject of an ERISA Qualifying Underwriting and the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Class CE-2 Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class CE-2 Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class CE-2 Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class CE-2 Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class CE-2 Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class CE-2 Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class CE-2 Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class CE-2 Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class CE-2 Certificate, (C) not to cause income with respect to the Class CE-2 Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class CE-2 Certificate or to cause the Transfer of the Ownership Interest in this Class CE-2 Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class CE-2 Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   LASALLE BANK NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

            This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Illinois, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                ------------------------------------------------
                                Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number __________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT E

                          FORM OF INITIAL CERTIFICATION

                                     [date]

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas  77081

      Re: Pooling and Servicing Agreement, dated as of November 1, 2006, by and among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"), C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

Ladies and Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       THE BANK OF NEW YORK,
                                          as Custodian


                                       By:____________________________________
                                       Name:__________________________________
                                                       Title:

                                   EXHIBIT F-1

                         FORM OF DOCUMENT CERTIFICATION
                        AND EXCEPTION REPORT OF CUSTODIAN

                                     [date]

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas  77081

      Re: Pooling and Servicing Agreement, dated as of November 1, 2006, among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"), C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) the original Mortgage Note including any riders thereto, endorsed either (A) in blank or (B) in the following form: "Pay to the order of LaSalle Bank National Association as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse", or with respect to any lost Mortgage Note, an original lost note affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

            (ii) the original Mortgage including any riders thereto with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

            (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse";

            (iv) an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

            (v) the original or a certified copy of the lender's title insurance policy; and

            (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (15),
(22) and (30) of the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       THE BANK OF NEW YORK,
                                          as Custodian


                                       By:____________________________________
                                       Name:__________________________________
                                                       Title:

                                   EXHIBIT F-2

                      TRUST RECEIPT AND FINAL CERTIFICATION

                                                    Trust Receipt #___________

                                  Cut-off Date Principal Balance $____________

LaSalle Bank National Association,
  as Trustee for the C-BASS Trust 2006-CB9,
  Mortgage Pass Through Certificates,
135 South LaSalle Street, Suite 1511
Chicago, Illinois, 60603
Attn: Global Securities and Trust Services - C-BASS 2006-CB9

      o Re: Custodial Agreement, dated as of November 1, 2006, among LaSalle Bank National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian

Ladies and Gentlemen:

            In accordance with Section 6(b) of the Custodial Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in
Section 2(a) of the Custodial Agreement.

            The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement. This Certificate is qualified in all respects by the terms of said Custodial Agreement.

                                    THE BANK OF NEW YORK,
                                       as Custodian


                                    By: ______________________________
                                        Name:
                                        Title:

                                   EXHIBIT G-1

                           RESIDUAL TRANSFER AFFIDAVIT

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

STATE OF                )
                        )  ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Series, by and among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Certificate as they become due.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is not a Disqualified Non-U.S. Person as defined in the Agreement.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check the applicable paragraph:

            [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (viii) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ix) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (x) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (xi) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                      * * *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _______, 20__.

                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:


---------------------------------------
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this______day of ________ , 20__.

                                       -----------------------------------------
                                                    NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                           RESIDUAL TRANSFER AFFIDAVIT

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9


STATE OF                )
                        )  ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            The undersigned, ___________________, the proposed Transferee of an Ownership Interest in a Class R-X Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2006 (the "Agreement"), relating to the above-referenced Series, by and among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            1. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            2. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            3. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            4. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            5. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

            6. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Certificate as they become due.

            7. The Transferee's taxpayer identification number is __________.

            8. The Transferee is not a Disqualified Non-U.S. Person as defined in the Agreement.

            9. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            10. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            11. Check the applicable paragraph:

            [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (xii) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (xiii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (xiv) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (xv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            12. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                      * * *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, duly attested, this ___ day of _______, 20__.


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

ATTEST:

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this______day of ________ , 20__.


                                       -----------------------------------------
                                                    NOTARY PUBLIC


                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004
Attention: [_________]

LaSalle Bank National Association,
  as Trustee for the C-BASS Trust 2006-CB9, Mortgage Pass Through
Certificates,
135 South LaSalle Street, Suite 1511
Chicago, Illinois, 60603
Attn: Global Securities and Trust Services - C-BASS 2006-CB9

      Re: C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, Class [_]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (i) we have no knowledge the Transferee is a Non-Permitted Transferee and (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.


                                       Very truly yours,

                                       -----------------------------------------
                                       Print Name of Transferor


                                       By:
                                          --------------------------------------
                                                 Authorized Officer

                                   EXHIBIT I-1

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention: Kevin Gasvoda

LaSalle Bank National Association,
  as Trustee for the C-BASS Trust 2006-CB9,
  Mortgage Pass Through Certificates,
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - C-BASS 2006-CB9

The Bank of New York
as Swap and Cap Provider
1 Wall Street
New York, New York 10286
Attn: Chief Legal Officer

      Re: C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9 [__ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A, Class M or Class B Certificate or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class CE-2 Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            Check one of the following:**

      |_| We are a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      |_| We are not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. We have attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that we are not a U.S. Person, (ii) a duly executed IRS Form W-8IMY (or successor form) together with all appropriate attachments, identifying us and stating that we are not a U.S. Person or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), that identify us as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. We agree to provide to the Trustee updated IRS Forms W-8BEN, IRS Forms W-8ECI or IRS Forms W-8IMY, as the case may be, any applicable successor IRS forms, or such other certifications as the Trustee may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Trustee.

-------------------------
** Each Purchaser must include one of the two alternative certifications.

            Our taxpayer identification number is __________. The Transferee attaches hereto Forms W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9. The Transferee hereby consents to the attached Forms being provided to the Swap Provider and the Cap Provider.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-------------------------

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       Date:
                                            ------------------------------------

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       -----------------------------------------
                                       Print Name of Buyer


                                       Date:
                                            ------------------------------------

                                   EXHIBIT I-2

                    FORM OF INVESTMENT LETTER (NON RULE 144A)

                              ---------------------
                                      Date

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004
Attention: Kevin Gasvoda

LaSalle Bank National Association,
  as Trustee for the C-BASS Trust 2006-CB9,
  Mortgage Pass Through Certificates,
135 South LaSalle Street, Suite 1511
Chicago, Illinois, 60603
Attn: Global Securities and Trust Services - C-BASS 2006-CB9

      Re: C-BASS Trust, Series 2006-CB9, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9 Class [__]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A, Class M or Class B Certificate or we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class CE-2 Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                       Very truly yours,


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: [Address]

      Re:   Custodial Agreement, dated as of November 1, 2006, among
      LaSalle Bank National Association, as Trustee, Litton Loan
      Servicing LP, as Servicer, and The Bank of New York, as Custodian

In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Trustee, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

_____   1.  Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the account of the Trustee.)

_____  2.   Mortgage Loan Liquidated By (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Trustee.)

_____   3.  Mortgage Loan in Foreclosure

_____   4.  Other (explain)______________________________________________

            o If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

            o If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                    LITTON LOAN SERVICING LP,
                                       as Servicer


                                    By:__________________________
                                       Name:
                                       Title:

                                    Date:_________________________


                              Acknowledgment of Documents returned to the
                              Custodian:


                                    THE BANK OF NEW YORK, as Custodian


                                    By:______________________________
                                       Name:
                                       Title:

                                    Date:_____________________________

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

            (a) The documents or instruments set forth as items (i) to (vi) in
      Section 2.01(a) of the Agreement.

            (b) Residential loan application.

            (c) Mortgage Loan closing statement.

            (d) Verification of employment and income, if applicable.

            (e) Verification of acceptable evidence of source and amount of down payment.

            (f) Credit report on Mortgagor.

            (g) Residential appraisal report.

            (h) Photograph of the Mortgaged Property.

            (i) Survey of the Mortgaged Property.

            (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (k) All required disclosure statements.

            (l) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

            (m) Sales contract, if applicable.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

      Re: C-BASS Trust 2006-CB9 (the "Trust"), C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, issued pursuant to the Pooling and Servicing Agreement, dated as November 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee")

            I, [identify the certifying individual], certify that:

            (1) I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

            (2) Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            (3) Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            (4) [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

            (5) All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

            [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor, trustee or the custodian].]

Date:
     ----------------------------------


                                          ------------------------------------
                                          [Signature]
                                          [Title]

                                    EXHIBIT M

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY THE TRUSTEE TO THE SERVICER

      Re: C-BASS Trust 2006-CB9 (the "Trust"), C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, issued pursuant to the Pooling and Servicing Agreement, dated as November 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), and LaSalle Bank National Association, as trustee (the "Trustee")

            The Trustee hereby certifies to the Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            (1) I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Monthly Statements filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            (2) Subject to Paragraph 4 based on my knowledge, the Distribution Information in the Monthly Statements prepared by the Trustee, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

            (3) Based on my knowledge, the Distribution Information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Reports;

            (4) In compiling the Distribution Information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicer under the Pooling and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such Reports resulting from information so provided by the Servicer.

            Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

Date:

Name:
Title:

                                    EXHIBIT N

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Trustee, the Servicer, each Subservicer and each Subservicer identified by a Servicer shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

Reg AB               Servicing Criteria                       Litton Loan      The Bank of     LaSalle Bank
Reference                                                     Servicing LP      New York        (Trustee)
                                                               (Servicer)      (Custodian)
----------------------------------------------------------------------------------------------------------------
                     General Servicing Considerations

1122(d)(1)(i)        Policies and procedures are                   X                                X
                     instituted to monitor any performance
                     or other triggers and events of
                     default in accordance with the
                     transaction agreements.

1122(d)(1)(ii)       If any material servicing activities    If applicable    If applicable   If applicable
                     are outsourced to third parties,            for a            for a           for a
                     policies and procedures are              transaction      transaction     transaction
                     instituted to monitor the third          participant      participant     participant
                     party's performance and compliance
                     with such servicing activities.

1122(d)(1)(iii)      Any requirements in the transaction
                     agreements to maintain a back-up
                     servicer for the Pool Assets are
                     maintained.

1122(d)(1)(iv)       A fidelity bond and errors and                X
                     omissions policy is in effect on the
                     party participating in the servicing
                     function throughout the reporting
                     period in the amount of coverage
                     required by and otherwise in
                     accordance with the terms of the
                     transaction agreements.

                     Cash Collection and Administration

1122(d)(2)(i)        Payments on pool assets are deposited         X                                X*
                     into the appropriate custodial bank
                     accounts and related bank clearing
                     accounts no more than two business
                     days following receipt, or such other
                     number of days specified in the
                     transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer          X                                X
                     on behalf of an obligor or to an
                     investor are made only by authorized
                     personnel.

1122(d)(2)(iii)      Advances of funds or guarantees               X
                     regarding collections, cash flows or
                     distributions, and any interest or
                     other fees charged for such advances,
                     are made, reviewed and approved as
                     specified in the transaction
                     agreements.

1122(d)(2)(iv)       The related accounts for the                  X*                               X
                     transaction, such as cash reserve
                     accounts or accounts established as a
                     form of over collateralization, are
                     separately maintained (e.g., with
                     respect to commingling of cash) as
                     set forth in the transaction
                     agreements.

1122(d)(2)(v)        Each custodial account is maintained          X                                X*
                     at a federally insured depository
                     institution as set forth in the
                     transaction agreements. For purposes
                     of this criterion, "federally insured
                     depository institution" with respect
                     to a foreign financial institution
                     means a foreign financial institution
                     that meets the requirements of Rule
                     13k-1(b)(1) of the Securities
                     Exchange Act.

1122(d)(2)(vi)       Unissued checks are safeguarded so as   If applicable                    If applicable
                     to prevent unauthorized access.

1122(d)(2)(vii)      Reconciliations are prepared on a             X                                X
                     monthly basis for all asset-backed
                     securities related bank accounts,
                     including custodial accounts and
                     related bank clearing accounts. These
                     reconciliations are (A)
                     mathematically accurate; (B) prepared
                     within 30 calendar days after the
                     bank statement cutoff date, or such
                     other number of days specified in the
                     transaction agreements; (C) reviewed
                     and approved by someone other than
                     the person who prepared the
                     reconciliation; and (D) contain
                     explanations for reconciling items.
                     These reconciling items are resolved
                     within 90 calendar days of their
                     original identification, or such
                     other number of days specified in the
                     transaction agreements.

                     Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those         X                                X
                     to be filed with the Commission, are
                     maintained in accordance with the
                     transaction agreements and applicable
                     Commission requirements.
                     Specifically, such reports (A) are
                     prepared in accordance with
                     timeframes and other terms set forth
                     in the transaction agreements; (B)
                     provide information calculated in
                     accordance with the terms specified
                     in the transaction agreements; (C)
                     are filed with the Commission as
                     required by its rules and
                     regulations; and (D) agree with
                     investors' or the trustee's records
                     as to the total unpaid principal
                     balance and number of Pool Assets
                     serviced by the Servicer.

1122(d)(3)(ii)       Amounts due to investors are                  X                                X
                     allocated and remitted in accordance
                     with timeframes, distribution
                     priority and other terms set forth in
                     the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are         X                                X
                     posted within two business days to
                     the Servicer's investor records, or
                     such other number of days specified
                     in the transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the         X                                X
                     investor reports agree with cancelled
                     checks, or other form of payment, or
                     custodial bank statements.

                     Pool Asset Administration

1122(d)(4)(i)        Collateral or security on pool assets                          X               X*
                     is maintained as required by the
                     transaction agreements or related
                     pool asset documents.

1122(d)(4)(ii)       Pool assets and related documents are                          X
                     safeguarded as required by the
                     transaction agreements

1122(d)(4)(iii)      Any additions, removals or                    X                X               X
                     substitutions to the asset pool are
                     made, reviewed and approved in
                     accordance with any conditions or
                     requirements in the transaction
                     agreements.

1122(d)(4)(iv)       Payments on pool assets, including            X
                     any payoffs, made in accordance with
                     the related pool asset documents are
                     posted to the Servicer's obligor
                     records maintained no more than two
                     business days after receipt, or such
                     other number of days specified in the
                     transaction agreements, and allocated
                     to principal, interest or other items
                     (e.g., escrow) in accordance with the
                     related pool asset documents.

1122(d)(4)(v)        The Servicer's records regarding the          X
                     pool assets agree with the Servicer's
                     records with respect to an obligor's
                     unpaid principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or          X
                     status of an obligor's pool assets
                     (e.g., loan modifications or
                     re-agings) are made, reviewed and
                     approved by authorized personnel in
                     accordance with the transaction
                     agreements and related pool asset
                     documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions           X
                     (e.g., forbearance plans,
                     modifications and deeds in lieu of
                     foreclosure, foreclosures and
                     repossessions, as applicable) are
                     initiated, conducted and concluded in
                     accordance with the timeframes or
                     other requirements established by the
                     transaction agreements.

1122(d)(4)(viii)     Records documenting collection                X
                     efforts are maintained during the
                     period a pool asset is delinquent in
                     accordance with the transaction
                     agreements. Such records are
                     maintained on at least a monthly
                     basis, or such other period specified
                     in the transaction agreements, and
                     describe the entity's activities in
                     monitoring delinquent pool assets
                     including, for example, phone calls,
                     letters and payment rescheduling
                     plans in cases where delinquency is
                     deemed temporary (e.g., illness or
                     unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or              X
                     rates of return for pool assets with
                     variable rates are computed based on
                     the related pool asset documents.

1122(d)(4)(x)        Regarding any funds held in trust for         X
                     an obligor (such as escrow accounts):
                     (A) such funds are analyzed, in
                     accordance with the obligor's pool
                     asset documents, on at least an
                     annual basis, or such other period
                     specified in the transaction
                     agreements; (B) interest on such
                     funds is paid, or credited, to
                     obligors in accordance with
                     applicable pool asset documents and
                     state laws; and (C) such funds are
                     returned to the obligor within 30
                     calendar days of full repayment of
                     the related pool assets, or such
                     other number of days specified in the
                     transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor         X
                     (such as tax or insurance payments)
                     are made on or before the related
                     penalty or expiration dates, as
                     indicated on the appropriate bills or
                     notices for such payments, provided
                     that such support has been received
                     by the servicer at least 30 calendar
                     days prior to these dates, or such
                     other number of days specified in the
                     transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in                 X
                     connection with any payment to be
                     made on behalf of an obligor are paid
                     from the Servicer's funds and not
                     charged to the obligor, unless the
                     late payment was due to the obligor's
                     error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an            X
                     obligor are posted within two
                     business days to the obligor's
                     records maintained by the servicer,
                     or such other number of days
                     specified in the transaction
                     agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and                X
                     uncollectible accounts are recognized
                     and recorded in accordance with the
                     transaction agreements.

1122(d)(4)(xv)       Any external enhancement or other                                              X
                     support, identified in Item
                     1114(a)(1) through (3) or Item 1115
                     of Regulation AB, is maintained as
                     set forth in the transaction
                     agreements.

* For (d)(2)(iv) Servicer needs to provide only if it is deemed that the collection account is subject to this criteria

*For (d)(2)(i) and (v) Trustee needs to provide only if it is deemed that any account maintained by the Trustee is a custodial account for purposes of the these servicing criteria

* For (d) (4)(i) Trustee needs to provide only if it is deemed that the final certification required to be delivered by the Trustee pursuant to Section 2.02, Acceptance by the Trustee of the Mortgage Loans, of the Pooling Agreement is not covered in the (d)(4)(iii) servicing criteria

                                    EXHIBIT O

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn: _________________________________

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that LaSalle Bank National Association, having its principal place of business at 135 S. LaSalle Street, Suite 1511, Chicago, Illinois 60603, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among GS Mortgage Securities Corp. (the "Depositor"), Litton Loan Servicing LP (the "Servicer"), and the Trustee, dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.    The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

      a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

      b. the preparation and issuance of statements of breach or non-performance;

      c. the preparation and filing of notices of default and/or notices of sale;

      d. the cancellation/rescission of notices of default and/or notices of sale;

      e.    the taking of a deed in lieu of foreclosure; and

      f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity; provided that the Servicer shall not be required to sign this Power of Attorney in order to perform the functions enumerated herein or (ii) take any action with the intent to cause, or which actually does cause, the Trustee to be registered to do business in any state.

IN WITNESS WHEREOF, LaSalle Bank National Association as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of November 1, 2006, C-BASS Trust 2006-CB9, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, has caused its corporate seal to be hereto affixed and these presents to be signed and
acknowledged in its name and behalf by    _____________________ its duly
elected and authorized Vice President this __ day of _______________, 200__.


                                       as Trustee for C-BASS Trust 2006-CB9
                                       C-BASS Mortgage Loan Asset-Backed
                                       Certificates, Series 2006-CB9


                                       By __________________________________


STATE OF _______________

COUNTY OF _____________

On ____________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, Vice President of _________________________ as Trustee for C-BASS Trust 2006-CB9 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
       (SEAL)

                                       ------------------------------------
                                       Notary Public

                                       My Commission Expires
                                                            ----------------

                                    EXHIBIT P

                     SELLER MORTGAGE LOAN PURCHASE AGREEMENT

                                                                    EXHIBIT 10.1

                          GS MORTGAGE SECURITIES CORP.

                                  as Purchaser

                                       and

               CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC

                                    as Seller

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  Fixed Rate and Adjustable Rate Mortgage Loans

                              C-BASS Trust 2006-CB9
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

                          Dated as of December 7, 2006

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions....................................................

                                   ARTICLE II

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01     Sale of Mortgage Loans and Interest Rate Swap Agreement........
Section 2.02     Obligations of Seller Upon Sale................................

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01     Seller Representations and Warranties Relating to
                   the Mortgage Loans...........................................
Section 3.02     Seller Representations and Warranties..........................

                                   ARTICLE IV

                               SELLER'S COVENANTS

Section 4.01     Covenants of the Seller........................................

                                    ARTICLE V

                              CONDITIONS OF CLOSING

Section 5.01     Conditions of Depositor's Obligations..........................

                                   ARTICLE VI

                  OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

                                   ARTICLE VII

                                   TERMINATION

Section 7.01     Termination....................................................

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.01     Amendment......................................................
Section 8.02     Governing Law..................................................
Section 8.03     Notices........................................................
Section 8.04     Severability of Provisions.....................................
Section 8.05     Counterparts...................................................
Section 8.06     Further Agreements.............................................
Section 8.07     Intention of the Parties.......................................
Section 8.08     Successors and Assigns; Assignment of this Agreement...........
Section 8.09     Survival.......................................................

Schedule I     Mortgage Loan Schedule
Schedule II    Early Pay Default Schedule

            MORTGAGE LOAN PURCHASE AGREEMENT, dated as of December 7, 2006 (the "Agreement"), between CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC ("C-BASS" or the "Seller") and GS MORTGAGE SECURITIES CORP. (the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, the Seller is the owner of either the notes or other evidence of indebtedness (the "Mortgage Notes") or other evidence of ownership so indicated on Schedule I hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

            WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

            WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

            WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), among the Seller, as seller, the Purchaser, as depositor, Litton Loan Servicing LP ("Litton"), as servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to C-BASS Trust 2006-CB9.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            "Custodian": A custodian acceptable to the Trustee, which may be the Trustee and which shall not be the Seller or any affiliate of the Seller. The initial Custodian shall be The Bank of New York.

                                   ARTICLE II

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

            Section 2.01 Sale of Mortgage Loans, Interest Rate Swap Agreement and Interest Rate Cap Agreement

            (a) The Seller does hereby agree to and does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, on the Closing Date, all its right, title and interest, in and to (i) each Mortgage Loan and the related Cut-off Date Principal Balance thereof, including any Related Documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of the Mortgage Loans; and (v) all proceeds of any of the foregoing.

            (b) The Seller, concurrently with the execution and delivery of this Agreement does hereby sell, and in connection therewith hereby assigns to the Purchaser, effective as of the Closing Date, without recourse, (i) all of its right, title and interest in the Interest Rate Swap Agreement and Interest Rate Cap Agreement, each dated December [__], 2006 and (ii) all proceeds of the foregoing.

            Section 2.02 Obligations of Seller Upon Sale

            (a) In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date,
(x) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (y) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all the Mortgage Loans specifying, among other things, for each Mortgage Loan, as of the Cut-off Date, its account number and Cut-off Date Principal Balance. Such file (the "Mortgage Loan Schedule") which is included as Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

            In connection with such transfer and assignment, the Seller, on behalf of the Purchaser, does hereby deliver or cause to be delivered to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

            (i) the original Mortgage Note, endorsed either (a) in blank or (b) in the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse," or with respect to any lost Mortgage Note, an original lost note affidavit, together with a copy of the related Mortgage Note;

            (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

            (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (a) in blank or (b) to "LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse";

            (iv) an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

            (v) the original or a certified copy of lender's title insurance policy; and

            (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

            If any of the documents referred to in Section 2.02(a)(ii), (iii) or
(iv) above has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

            Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 3.01 hereof.

            The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

            The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

            (b) The Seller shall cause the Assignments of Mortgage which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(iii) hereof and, to the extent necessary, in Section 2.02(iv) hereof to be recorded. The Seller or its designee shall be required to deliver such assignments for recording within 30 days of the Closing Date. The Seller or its designee shall furnish the Trustee, or its designated agent, with a copy of each assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

            In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Seller shall cause to be completed such endorsements in the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse."

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

            Section 3.01 Seller Representations and Warranties Relating to the Mortgage Loans. The Seller hereby represents and warrants to the Purchaser, with respect to the Mortgage Loans, that as of the Closing Date:

            (a) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date.

            (b) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

            (c) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage and the interests of the Certificateholders, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except, in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule.

            (d) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (e) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. All acts required to be performed to preserve the rights and remedies of the Trustee in any such insurance policies have been performed, including, without limitation, any necessary notifications of insurers and assignments of policies or interests therein.

            (f) As of the date of origination of the Mortgage Loan, any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination of the Mortgage Loans have been complied with. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the servicing of the Mortgage Loans have been complied with.

            (g) The Mortgage has not been satisfied, canceled, subordinated (other than with respect to second lien loans, the subordination to the first lien loan) rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (h) The Mortgage is a valid, existing and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally, (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (4) with respect to any second lien mortgage loan, the lien of the related first mortgage loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

            (i) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

            (j) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage.

            (k) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loans and has good and marketable title to each Mortgage Loan, free and clear of any and all liens, pledges, charges, claims, participation interests, mortgages, security interests or encumbrances or other interests of any nature and has full right and authority to sell and assign the same.

            (l) Each Mortgage Loan is covered by an ALTA mortgagee title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(1) and (2) above) the Seller, its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest rate and/or monthly payment including any negative amortization thereunder. Additionally, such mortgagee title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such mortgagee title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy.

            (m) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (n) The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage servicing industry.

            (o) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 1940.

            (p) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage.

            (q) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (r) No Mortgage Loan contains provisions pursuant to which monthly payments are (1) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (2) paid by any source other than the Mortgagor or (3) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

            (s) The Mortgage Note, the Mortgage, the Assignment and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Section 2.02 hereof have been delivered to the Purchaser or its designee, all in compliance with the specific requirements of Section 2.02 hereof.

            (t) If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets FNMA's eligibility requirements.

            (u) [reserved]

            (v) The rights with respect to each Mortgage Loan are assignable by the Seller without the consent of any Person other than consents which will have been obtained on or before the Closing Date.

            (w) The Mortgage Loans are not being transferred by the Seller with any intent to hinder, delay or defraud any creditors of the Seller.

            (x) All parties which have had any interest in each Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, and including, without limitation, the Seller, are (or during the period in which they held and disposed such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the property securing the Mortgage is located to the extent that any noncompliance thereunder would affect the value or marketability of the Mortgage Loans.

            (y) To the best of Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

            (z) The Mortgaged Property is free from material damage.

            (aa) Each Mortgage Loan has been serviced by the Servicer in accordance with the terms thereof and Applicable Regulations.

            (bb) There is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property.

            (cc) To the best of the Seller's knowledge there was no fraud or gross negligence involved in the origination of any Mortgage Loan by the applicable mortgagee or Mortgagor, and to the best of the Seller's knowledge, there was no fraud or gross negligence by the appraiser or any other party involved in the origination of any such Mortgage Loan.

            (dd) Each mortgage file contains an appraisal of or a broker's price opinion regarding the related Mortgaged Property indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been prepared on FNMA or FHLMC forms.

            (ee) No improvements on any Mortgaged Property encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon such Mortgaged Property unless there exists in the applicable Mortgage File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

            (ff) With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Servicer and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Note.

            (gg) No Mortgage Loan, other than a Bankruptcy Plan Mortgage Loan, is subject to any pending bankruptcy or insolvency proceeding. To the Seller's best knowledge, no material litigation or lawsuit relating to any Mortgage Loan is pending.

            (hh) The Seller used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans acquired by the Seller.

            (ii) The sale, transfer, assignment and conveyance of Mortgage Loans by the Seller pursuant to this Agreement will not result in any tax, fee or governmental charge (other than income taxes and related taxes) payable by the Seller, the Depositor or the Trustee to any federal, state or local government other than taxes which have or will be paid by the Seller as due ("Transfer Taxes"). In the event that the Depositor or the Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Mortgage Loans, other than any taxes to be paid by the creditor, on written demand by the Depositor, or the Trustee, or upon the Seller's otherwise being given notice thereof by the Depositor or the Trustee, the Seller shall pay, and otherwise indemnify and hold the Depositor and the Trustee harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Certificateholders, the Trustee and the Depositor shall have no obligation to pay such Transfer Taxes).

            (jj) With respect to each Mortgage Loan that is a "mortgage" as such term is defined in 15 U.S.C. 1602(aa), no obligor has or will have a claim or defense under such Mortgage Loan as a result of a violation of the Home Ownership and Equity Protection Act of 1994.

            (kk) With respect to the Mortgage Loans, the Mortgaged Properties securing repayment of the related Mortgage Note consist of a fee simple interest in a single parcel or two contiguous parcels of real property (i) improved by a
(a) detached or semi-detached one-family dwelling, (b) detached or semi-detached two-to four family dwelling, (c) one-family unit in a FNMA eligible condominium project, (d) detached or semi-detached one-family dwelling in a planned unit development, (e) multi-family dwelling or townhouse or (f) mobile home or manufactured dwelling which constitutes real property or (ii) unimproved by any residential dwelling.

            (ll) Except for the Mortgage Loans identified on the Mortgage Loan Schedule as delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (mm) The Seller has no actual knowledge that with respect to any Mortgage Loan (1) the Servicer has sent a notice of default to the related Mortgagor which the Servicer is currently seeking to enforce, or (2) any foreclosure proceedings have been commenced or acceleration been declared which is currently pending. The Seller is not transferring any Mortgage Loan to the Purchaser with the intention or knowledge that the Purchaser or the Trust will acquire the related Mortgaged Property.

            (nn) With respect to any Mortgage Loan that is secured by a second lien on the related Mortgaged Property, either (i) no consent for the Mortgage Loan is required by the holder of any related senior lien or (ii) such consent has been obtained and is contained in the Mortgage File.

            (oo) In any case in which a Mortgage Loan is secured by a second lien and a senior lien on the related Mortgaged Property provides for negative amortization or deferred interest, the balance of such senior lien on the related Mortgaged Property used to calculate the Combined Loan to Value Ratio for the Mortgage Loan is based on the maximum amount of negative amortization possible under such senior loan.

            (pp) With respect to a Mortgage Loan which is a second lien, as of the date hereof, the Seller has not received a notice of default of a senior lien on the related Mortgaged Property which has not been cured.

            (qq) No Mortgage Loan is delinquent (other than Mortgage Loans subject to a bankruptcy plan or forbearance plan). The Seller has not waived any default, breach, violation or event of acceleration, and the Seller has not taken any action to waive any default, breach, violation or event of acceleration, with respect to any Mortgage Loan.

            (rr) Each Mortgage Loan is a "qualified Mortgage" within the meaning of Section 860 G(a)(3) of the Code.

            (ss) With respect to any Adjustable-Rate Mortgage Loan, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any.

            (tt) With respect to each Mortgage Loan that is a mobile or manufactured housing unit, such unit is a "single family residence" within the meaning of Section 25(e)(1) of the Code, and has a minimum of 400 square feet of living space, a minimum width of 102 inches and is of a kind customarily used at a fixed location.

            (uu) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor's obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a "Modified Mortgage Loan") involved some assessment of the Mortgagor's ability to repay the Modified Mortgage Loan.

            (vv) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA.

            (ww) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

            (xx) No Mortgage Loan originated prior to October 1, 2002 will impose a Prepayment Charge in excess of five years.

            (yy) The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

            (zz) There is no Mortgage Loan in the Trust Fund that was originated on or after March 7, 2003, which is a "high cost home loan" as defined under the Georgia Fair Lending Act.

            (aaa) (a) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA; and (b) no Mortgage Loan in the Trust Fund is a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

            (bbb) None of the Mortgage Loans are High Cost as defined by the applicable predatory and abusive lending laws or any federal, state or local law.

            (ccc) No Mortgage Loans are subject to the Georgia Fair Lending act ("GFLA") effective from October 1, 2002 to March 6, 2003.

            (ddd) The Prepayment Charges included in the transaction are enforceable and were originated in compliance with all federal, state and local laws.

            (eee) Each Mortgage Loan, at origination, complied in all material respects with applicable state, local and federal laws, including, but not limited to all applicable predatory and abusive lending laws.

            (fff) Information provided to the rating agencies, including the loan level detail, is true and correct according to the rating agency requirements.

            (ggg) No borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan.

            (hhh) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

            (iii) With respect to the Mortgage Loans set forth on Schedule II hereto the related mortgagor will make its indicated monthly payment by the date set forth on Schedule II.

            With respect to the representations and warranties set forth in this
Section 3.01 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer or the Trustee, as set forth in Section 2.04 of the Pooling and Servicing Agreement, that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee for the benefit of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            Upon discovery by the Depositor, the Seller, the Servicer, the Purchaser or any assignee, transferee or designee of the Purchaser of a breach of any of the representations and warranties contained in this Article III or
Section 2.04 of the Pooling and Servicing Agreement that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee for the benefit of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery. Within 90 days of the earlier of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall promptly cure such breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03 of the Pooling and Servicing Agreement.

            Upon discovery or receipt of written notice by the Seller of any materially defective document in, or that a material document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments (or within 90 days of the earlier of the Seller's discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a "qualified mortgage" for REMIC purposes), or in the event such defect cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, within such time periods and in accordance with Section 2.03 of the Pooling and Servicing Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee or its agent, on behalf of the Purchaser and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

            It is understood and agreed that the obligations of the Seller set forth in this Section 3.01 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser, the Certificateholders or the Trustee on their behalf respecting a missing or defective document or a breach of the representations or warranties contained in this Section 3.01.

            Section 3.02 Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

                  (A) The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.

                  (B) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principals (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

                  (C) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

                  (D) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Limited Liability Company Agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

                  (E) No certificate of an officer, written statement or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (F) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

                  (G) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

                  (H) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

                  (I) There are no actions or proceedings against, or
            investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement and the Pooling and Servicing Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement and the Pooling and Servicing Agreement.

                  (J) The Seller is not transferring the Mortgage Loans to the
            Purchaser hereunder with any intent to hinder, delay or defraud any of its creditors.

                  (K) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

                  (L) The transfer, assignment and conveyance of the Mortgage
            Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (M) The Seller understands that (a) the Retained Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Securities Act") or any state securities law, (b) the Purchaser is not required to so register or qualify the Retained Certificates, (c) the Retained Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Retained Certificates and (e) the Retained Certificates will bear a legend to the foregoing effect.

                  (N) The Seller is acquiring the Retained Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Securities Act or any applicable state securities laws.

                  (O) The Seller is (a) a substantial, sophisticated
            institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Retained Certificates, such that it is capable of evaluating the merits and risks of investment in the Retained Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Securities Act.

                  (P) The Seller has been furnished with such information
            concerning the Retained Certificates and the Purchaser as has been requested by the Seller from the Purchaser and is relevant to the Seller's decision to purchase the Retained Certificates. The Seller has had any questions arising from such review answered by the Purchaser to the satisfaction of the Seller.

                  (Q) The Seller has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Retained Certificate, any interest in any Retained Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Retained Certificate, any interest in any Retained Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Retained Certificate, any interest in any Retained Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Retained Certificate under the Securities Act, that would render the disposition of any Retained Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not sell or otherwise transfer any of the Retained Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                  (R) The Seller is not an employee benefit plan or other
            retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (collectively, an "ERISA Plan"), and is not acting on behalf of, as named fiduciary of, as trustee of, or investing the assets of an ERISA Plan.

                                   ARTICLE IV

                               SELLER'S COVENANTS

            Section 4.01 Covenants of the Seller.

            The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V

                              CONDITIONS OF CLOSING

            Section 5.01 Conditions of Depositor's Obligations

            The obligations of the Depositor to purchase the Mortgage Loans will be subject to the satisfaction on the Closing Date of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

            (a) The Depositor shall have received a letter dated the date of this Agreement, in form and substance acceptable to the Depositor and its counsel, prepared by Deloitte & Touche LLP, independent certified public accountants, regarding (i) the numerical information contained in the Free Writing Prospectus dated November 28, 2006 and the Prospectus Supplement including, but not limited to the information under the captions "Prepayment and Yield Considerations" and "The Mortgage Loan Pool", (ii) any numerical information in any marketing materials relating to the Certificates and (iii) any other information as reasonably requested by the Depositor.

            (b) The Depositor shall have received the following additional closing documents, in form and substance reasonably satisfactory to the Depositor and its counsel:

                  (i) the Mortgage Loan Schedule;

                  (ii) this Agreement, the Pooling and Servicing Agreement, and all documents required thereunder, duly executed and delivered by Seller;

                  (iii) officer's certificate of an officer of the Seller, dated as of the Closing Date, and a copy of the Seller's charter and by-laws;

                  (iv) opinions of counsel for the Seller and Servicer as to the information relating to the Seller and Servicer included in the Free Writing Prospectus dated November 28, 2006 and the Prospectus Supplement, in form and substance reasonably acceptable to the Depositor and its counsel.

                  (v) opinions of counsel for the Seller as to various corporate matters and other matters in form and substance acceptable to the Depositor, its counsel, S&P and Moody's (it being agreed that each such opinion shall expressly provide that the Trustee shall be entitled to rely on such opinion);

                  (vi) a letter from Moody's to the effect that it has assigned ratings of "Aaa," "Aaa," "Aaa," "Aaa," "Aa1," "Aa2," "Aa3," "A1," "A2," "A3," "Baa1," "Baa1," "Baa2," to the Class A-1, Class A-2, Class A-3, Class A-4. Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, respectively;

                  (vii) a letter from Fitch to the effect that it has assigned ratings of "AAA," "AAA," "AAA," "AAA," "AA+," "AA," "AA-," "A+," "A," "A-," "BBB+," "BBB," "BBB-," to the Class A-1, Class A-2, Class A-3, Class A-4. Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, respectively;

                  (viii) a letter from DBRS to the effect that it has assigned ratings of "AAA," "AAA," "AAA," "AAA," "AA (high)," "AA," "AA
            (low)," "A (high)," "A," "A (low)," "BBB (high)," "BBB (high)," "BBB," to the Class A-1, Class A-2, Class A-3, Class A-4. Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, respectively;

                  (ix) an opinion of counsel for the Trustee in form and
            substance reasonably acceptable to the Depositor, its counsel, Moody's, DBRS and Fitch;

                  (x) opinions of counsel for the Servicer, in form and
            substance reasonably acceptable to the Depositor, its counsel, Moody's, DBRS and Fitch; and

            (c) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Depositor and its counsel.

                                   ARTICLE VI

                  OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

            (a) In accordance with the terms of Section 3.16 of the Pooling and Servicing Agreement, as to any Mortgage Loan which is Delinquent in payment by 120 days or more or any REO Property, an Affiliate of the Seller may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan provided that an Affiliate of the Seller may exercise the purchase right during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred and ending on the last Business Day of such calendar quarter. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent.

            (b) If an Affiliate of the Seller does not exercise the purchase right with respect to a Mortgage Loan during the period specified in the preceding paragraph, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding paragraph only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 day Delinquent again.

                                  ARTICLE VII

                                   TERMINATION

            Section 7.01 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust as provided in Section 8.01 of the Pooling and Servicing Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

            Section 8.01 Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

            Section 8.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 8.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

            if to the Seller:

                   Credit-Based Asset Servicing and Securitization LLC 335 Madison Avenue
                   19th Floor
                   New York, New York  10017
                   Attention: General Counsel

                   or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

            if to the Purchaser:

                   GS Mortgage Securities Corp.
                   85 Broad Street
                   New York, New York 10004
                   Attention: Kevin Gasvoda

                   or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

            Section 8.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 8.05 Counterparts. This Agreement may be executed in one or more counterparts by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

            Section 8.06 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

            Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

            Section 8.07 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than the pledging of the Mortgage Loans by the Seller to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes and all other purposes as a sale by the Seller and a purchase by the Purchaser of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the Federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

            Section 8.08 Successors and Assigns; Assignment of this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

            Section 8.09 Survival. The representations and warranties set forth in Sections 3.01 and 3.02 hereof shall survive the purchase of the Mortgage Loans hereunder.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.


                                       GS MORTGAGE SECURITIES CORP., as
                                           Purchaser


                                       By: /s/ Michelle Gill
                                          --------------------------------------
                                          Name: Michelle Gill
                                          Title: Vice President

                                       CREDIT-BASED ASSET SERVICING AND
                                           SECURITIZATION LLC, as Seller


                                       By: /s/ David A. Chin
                                          --------------------------------------
                                          Name: David A. Chin
                                          Title: Vice President

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                             AVAILABLE UPON REQUEST

                                   SCHEDULE II

                           EARLY PAY DEFAULT SCHEDULE

                                    EXHIBIT Q

                      INTEREST RATE SWAP AND CAP AGREEMENTS

                                                                    EXHIBIT 10.2

                                                     [THE BANK OF NEW YORK LOGO]


DATE:             December 7, 2006

TO:               LaSalle Bank National Association, not individually, but
                  solely as trustee (the "Supplemental Interest Trust
                  Trustee") on behalf of the supplemental interest trust
                  ("Supplemental Interest Trust") with respect to the C-BASS
                  Mortgage Loan Asset-Backed Certificates, Series 2006-CB9
ATTENTION:        Global Securities Trust Services-CBASS2006-CB9
TELEPHONE:        (312) 904-6257
FACSIMILE:        (312) 904-1368

FROM:             The Bank of New York
                  Derivative Products Support Department
                  Attn: Swap Confirmation Dept.
TELEPHONE:        212-804-5163/5103
FACSIMILE:        212-804-5818/5837

SUBJECT:          Fixed Income Derivatives Confirmation

REFERENCE NUMBER:     38601

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between The Bank of New York ("Party A") and LaSalle Bank National Association, not individually, but solely as trustee (the "Supplemental Interest Trust Trustee") on behalf of the Supplemental Interest Trust with respect to the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9 ("Party B") created under the Pooling and Servicing Agreement, dated as of November 1, 2006, among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as Servicer, Credit-Based Asset Servicing and Securitization LLC, as Seller, and LaSalle Bank National Association, as Trustee (the "Trustee") and the Trustee (the "Pooling and Servicing Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

      1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

        Type of Transaction:                Interest Rate Swap

        Notional Amount:                    With respect to any Calculation
                                            Period, the amount set forth for
                                            such period on Schedule I attached
                                            hereto.

        Trade Date:                         September 29, 2006

        Effective Date:                     December 7, 2006

        Termination Date:                   November 25, 2011, subject to
                                            adjustment in accordance with the
                                            Business Day Convention.

        Fixed Amounts:

               Fixed Rate Payer:            Party B

               Fixed Rate Payer

               Period End Dates:            The 25th calendar day of each month
                                            during the Term of this Transaction,
                                            commencing December 25, 2006, and
                                            ending on the Termination Date,
                                            subject to adjustment in accordance
                                            with the Business Day Convention.

               Fixed Rate Payer
               Payment Dates:               The 25th calendar day of each month
                                            during the Term of this Transaction,
                                            commencing December 25, 2006, and
                                            ending on the Termination Date,
                                            subject to adjustment in accordance
                                            with the Business Day Convention.

               Fixed Rate:                  5.1000%

               Fixed Rate Day
               Count Fraction:              Actual/360

        Floating Amounts:

               Floating Rate Payer:         Party A

               Floating Rate Payer
               Period End Dates:            The 25th calendar day of each month
                                            during the Term of this Transaction,
                                            commencing December 25, 2006, and
                                            ending on the Termination Date,
                                            subject to adjustment in accordance
                                            with the Business Day Convention.

               Floating Rate Payer
               Payment Dates:               Early Payment shall be applicable.
                                            The Floating Rate Payer Payment Date
                                            shall be one (1) Business Day
                                            preceding each Floating Rate Payer
                                            Period End Date.

               Floating Rate Option:        USD-LIBOR-BBA

               Designated Maturity:         One month

               Floating Rate Day
               Count Fraction:              Actual/360

               Reset Dates:                 The first day of each Calculation
                                            Period.

               Compounding:                 Inapplicable

               Business Days:               New York and Los Angeles

               Business Day Convention:     Following

               Calculation Agent:           Party A

        Additional Payment:                 Party A, Party B and Credit-Based
                                            Asset Securitization, LLC agree that
                                            Party B has directed Party A, and
                                            Party A has agreed to make a payment
                                            of USD 2,255,000 for value December
                                            7, 2006 to Credit-Based Asset
                                            Securitization, LLC.

3.      Provisions Deemed Incorporated in a Schedule to the ISDA Master
        Agreement:

Part 1. Termination Provisions.

For the purposes of this Agreement:-

(a)     "Specified Entity" will not apply to Party A or Party B for any purpose.

(b)     "Specified Transaction" will have the meaning specified in Section 14.

(c)     Events of Default.

        The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

        (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under
                Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

        (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

        (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that
                Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless
                (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

        (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

        (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

        (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

                "Specified Indebtedness" will have the meaning specified in
                Section 14 ,except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

                "Threshold Amount" means with respect to Party A an amount equal to three percent (3%) of the consolidated shareholders' equity of Party A and its subsidiaries or, if applicable, the Eligible Guarantor and its subsidiaries.

        (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of
                Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and
                Section 5(a)(vii)(8) is hereby amended by deleting the words "to
                (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

        (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)     Termination Events.

        The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

        (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

        (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)", and the "Tax Event" provisions of
                Section 5(b)(ii) will apply to Party B.

        (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

        (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)     Payments on Early Termination. For the purpose of Section 6(e) of this
        Agreement:

        (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

                (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                        "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

                (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                        "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

                        (a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                        (b)     If, on the Latest Settlement Amount
                                Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

                        (c)     If, on the Latest Settlement Amount
                                Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

                (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

                (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                        "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

                (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

        (ii)    The Second Method will apply.

(g)     "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2. Tax Matters.

(a)     Tax Representations.

        (i) Payer Representations. For the purpose of Section 3(e) of this Agreement

                (A)     Party A makes the following representation(s):

                        It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to
                        Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to
                        Section 4(a)(i) or 4(a)(iii) of this Agreement; and
                        (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

                (B)     Party B makes the following representation(s):

                        None.

        (ii)    Payee Representations. For the purpose of Section 3(f) of this
                Agreement:

                (A)     Party A makes the following representation(s):

                        (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and
                        (y) its U.S. taxpayer identification number is 135160382.

                (B)     Party B makes the following representation(s):

                        None.

(b)     Tax Provisions.

        (i) Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

        (ii)    Indemnifiable Tax. The definition of "Indemnifiable Tax" in
                Section 14 is deleted in its entirety and replaced with the following:

                "Indemnifiable Tax" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3. Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to   Form/Document/                           Date by which to
deliver document    Certificate                              be delivered
----------------    -----------                              ------------
Party A             A correct, complete and duly executed    Upon the execution and delivery of
                    U.S. Internal Revenue Service Form W-9   this Agreement (or
                    successor thereto).

Party B             An Internal Revenue Service Form W-9     Upon the execution and delivery of
                    as applicable or any successor form,     this Agreement, or upon any form
                    and may deliver any other tax forms      previously provided becoming obsolete
                    relating to the beneficial owner of
                    payments to Party B under this
                    Agreement from time to time.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:


                                                                                      Covered by
Party required to   Form/Document/                   Date by which to                 Section 3(d)
deliver document    Certificate                      be delivered                     Representation
----------------    -----------                      ------------                     --------------
Party A and         Any documents required by the    Upon the execution and           Yes
Party B             receiving party to evidence      delivery of this Agreement
                    the authority of the delivering
                    party or its Credit Support
                    Provider, if any, for it to
                    execute and deliver the
                    Agreement, this Confirmation,
                    and any Credit Support
                    Documents to which it is a
                    party, and to evidence the
                    authority of the delivering
                    party or its Credit Support
                    Provider to perform its
                    obligations under the
                    Agreement, this Confirmation
                    and any Credit Support
                    Document, as the case may be

Party A and         A certificate of an authorized   Upon the execution and           Yes
Party B             officer of the party, as to      delivery of this Agreement
                    the incumbency and authority
                    of the respective officers of
                    the party signing the
                    Agreement, this Confirmation,
                    and any relevant Credit
                    Support Document, as the case
                    may be

Party A             A copy of the annual balance     Promptly upon becoming           Yes
                    sheet of Party A for the most    publicly available; provided,
                    recently completed fiscal year   if available on
                    and publicly available in its    http://www.fdic.gov, such
                    regulatory call report           delivery is not required

Party A             An opinion of counsel to         Upon the execution and           No
                    Party A reasonably               delivery of this Agreement
                    acceptable to Party B.

Party B             An opinion of counsel to Party   Upon the execution and           No
                    B as to the enforceability of    delivery of this Agreement
                    this Confirmation reasonably
                    acceptable to Party A.

Part 4. Miscellaneous.

(a)     Address for Notices: For the purposes of Section 12(a) of this
        Agreement:

        Address for notices or communications to Party A:

        Address:      The Bank of New York
                      Swaps and Derivative Products Group
                      Global Market Division
                      32 Old Slip 15th Floor
                      New York, New York 10286
                      Attention: Steve Lawler
                      Facsimile: 212-495-1016
                      Phone: 212-804-2137

               with a copy to:

                      The Bank of New York
                      Swaps and Derivative Products Group
                      32 Old Slip 16th Floor
                      New York, New York 10286
                      Attention: Andrew Schwartz
                      Tele: 212-804-5103
                      Fax: 212-804-5818/5837

        (For all purposes)

                A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

                      The Bank of New York
                      Legal Department
                      One Wall Street - 10th Floor
                      New York, New York 10286
                      Attention: General Counsel

        Address for notices or communications to Party B:

                      LaSalle Bank National Association
                      135 South LaSalle Street, Suite 1511
                      Chicago, Illinois 60603
                      Attention: Global Securities and Trust
                                 Services-CBASS 2006-CB9
        Facsimile:    (312) 904-2084
        Phone:        (312) 904-6257

        (For all purposes)

(b)     Process Agent. For the purpose of Section 13(c):

        Party A appoints as its Process Agent: Not applicable.

        Party B appoints as its Process Agent: Not applicable.

(c)     Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)     Multibranch Party. For the purpose of Section 10(c) of this Agreement:

        Party A is not a Multibranch Party.

        Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)     Credit Support Document.

        Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

        Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(g)     Credit Support Provider.

        Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

        Party B:      None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)     Affiliate. "Affiliate" shall have the meaning assigned thereto in
        Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of
        Section 6(b)(ii).

Part 5. Others Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)     Amendments to ISDA Master Agreement.

        (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

        (ii) Conditions Precedent.Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

                Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the "Specific Event"); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

        (iii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

                "to another account in the same legal and tax jurisdiction as the original account".

        (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

                "(g)    Relationship Between Parties.

                        (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                        (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                        (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                        (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

                        (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

        (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

        (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-",
                (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

        (vii)   Local Business Day. The definition of Local Business Day in
                Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

        (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

        (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

        (iii) Amendment of Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

        (iv) Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement (such notice, the "Optional Termination Notice"). With respect to such Additional Termination Event: (A) Party B shall be the sole Affected Party; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in
                Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Trustee requests the amount of the Estimated Swap Termination Payment, Party A shall provide to the Trustee in writing (which may be done in electronic format) the amount of the Estimated Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Trustee provides written notice (which may be done in electronic format) to Party A no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Party A shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by
                Section 6(e) of the ISDA Master Agreement (as amended herein) and provide to the Trustee in writing (which may be done in electronic format) the amount payable by either Party B or Party A in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Party B, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due by Party B pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Party B to Party A in respect of this Additional Termination Event will be payable on the final Distribution Date specified in the Optional Termination Notice and any amount due from Party A to Party B in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified in the Optional Termination Notice.

                The Trustee shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Trustee's rights specified herein.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e) Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of December 7, 2006 (the "Item 1115 Agreement"), among Credit-Based Asset Servicing and Securitization LLC, GS Mortgage Securities Corp., and The Bank of New York shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex A.

(f)     Transfers.

        (i)     Section 7 is hereby amended to read in its entirety as follows:

                "Subject to Section 6(b)(ii) Part 5(d), and the Item 1115 Agreement neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition with respect to Fitch and DBRS."

        (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h) Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the "Unfunded Amount") of any amount that is calculated as being due in respect of any Early Termination Date under
        Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.".

(k) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to Moody's, Fitch and DBRS.

(l) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the Trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n) Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by LaSalle Bank National Association ("LaSalle"), not individually or personally, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust in the exercise of the powers and authority conferred and vested in it under the terms of the Pooling and Servicing Agreement; the Supplemental Interest Trust Trustee has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations, undertakings and agreements of LaSalle but is made and intended for the purpose of binding only the Supplemental Interest Trust; (d) nothing herein contained shall be construed as creating any liability on the part of LaSalle, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; and (e) under no circumstances shall LaSalle be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Supplemental Interest Trust in accordance with the terms of the Pooling and Servicing Agreement.

(o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

        The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) Agent for Party B. Party A acknowledges that Party B has appointed the Trustee as its agent under the Pooling and Servicing Agreement to carry out its obligations hereunder, and that the Trustee shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q) Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or
        (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)     Additional representations.

        (i) Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

                (1) Party A is a bank subject to the requirements of 12 U.S.C. ss. 1823(e) and this Agreement will be maintained as one of its official records continuously from the time of its execution until such time as the relevant Transaction matures and the obligations therefor are satisfied in full.

        (ii) Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into this Agreement and the Transaction as principal and not as agent of any person. Party B represents to Party A on the date on which Party B enters into this Agreement that it is entering into this Agreement and the Transaction not individually, but solely its capacity as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

(w)     Acknowledgements.

        (i) Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

        (ii) Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "forward contracts" or "swap agreements" as defined in Section 101 of the Bankruptcy Code or "commodity contracts" as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

        (iii) Swap Agreement. The parties acknowledge and agree that each Transaction is a "swap agreement" as defined in 12 U.S.C.
                Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1)).

(x)     [Reserved]

(y)     [Reserved]

(z)     Additional Definitions.

        As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

                "Approved Ratings Threshold" means each of the Moody's First Trigger Ratings Threshold, the Fitch Approved Ratings Threshold, and the DBRS Approved Ratings Threshold.

                "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

                "DBRS" means Dominion Bond Rating Service, or any successor thereto.

                "DBRS Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from DBRS of "AA(low)" and a short-term unsecured and unsubordinated debt rating from DBRS of "R-1(middle)".

                "DBRS Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from DBRS of "BBB".

                "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party,
                (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

                "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to Fitch and DBRS, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

                "Eligible Guarantor" means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue.

                "Eligible Replacement" means an entity (A) (i) that has credit ratings at least equal to the Approved Ratings Threshold, (ii) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue, or (iii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor, and
                (B) that has executed an Item 1115 Agreement with the Depositor.

                "Estimated Swap Termination Payment" means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

                "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and
                (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

                "Fitch" means Fitch Ratings Ltd., or any successor thereto.

                "Fitch Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "A" and a short-term unsecured and unsubordinated debt rating from Fitch of "F1".

                "Fitch Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "BBB-".

                "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity has does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

                "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

                "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

                "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party
                B), (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement and the transfer would not give rise to a taxable event or any other adverse Tax consequences to Party B or its interest holders, (c) an Event of Default or Termination Event would not occur as a result of such transfer,
                (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to Fitch and DBRS or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement; and (j) Party A and the Transferee are both "dealers in notional principal contracts" within the meaning of Treasury regulations section1.1001-4.

                "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

                "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

                "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and
                (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

                "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

                "Required Ratings Threshold" means each of the the Moody's Second Trigger Ratings Threshold, the Fitch Required Ratings Threshold and the DBRS Required Ratings Threshold.

                "Swap Rating Agencies" means, with respect to any date of determination, each Moody's, and Fitch, to the extent that each such rating agency is then providing a rating for any of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9 (the "Certificates") or any notes backed by the Certificates (the "Notes").

               [Remainder of this page intentionally left blank.]

4.      Account Details and Settlement Information:

Payments to Party A:         The Bank of New York
                             Derivative Products Support Department
                             32 Old Slip, 16th Floor
                             New York, New York 10286
                             Attention: Renee Etheart
                             ABA #021000018
                             Account #890-0068-175
                             Reference: Interest Rate Swap

Payments to Party B:         LaSalle Bank N.A.
                             ABA #: 071000505
                             LaSalle CHGO/CTR/BNF:/ LaSalle Trust
                             Trust Acct #: 724289.3
                             Attn: CBASS 06-CB9 R Waddell

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

The Bank of New York


By: /s/ Stephen M. Lawler
   --------------------------------------
   Name: Stephen M. Lawler
   Title: Managing Director

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

LaSalle Bank National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9


By: /s/ Thomas Baumgart
   --------------------------------------
   Name: Thomas Baumgart
   Title: FVP

Credit-Based Asset Securitization, LLC, solely with respect to its right to receive payment from Party A the Additional Payment as described herein.


By: /s/ David A. Chin
   --------------------------------------
   Name: David A. Chin
   Title: Vice President

                                   SCHEDULE I

        (all such dates are subject to adjustment in accordance with the
                       Following Business Day Convention)

    From and         To but
    including       excluding     Notional Amount (in USD)
    ---------       ---------     ------------------------
    12/7/2006      12/25/2006         724,979,295
   12/25/2006       1/25/2007         714,622,591
    1/25/2007       2/25/2007         701,664,122
    2/25/2007       3/25/2007         686,119,596
    3/25/2007       4/25/2007         668,029,769
    4/25/2007       5/25/2007         647,460,675
    5/25/2007       6/25/2007         624,516,789
    6/25/2007       7/25/2007         599,443,332
    7/25/2007       8/25/2007         573,163,427
    8/25/2007       9/25/2007         546,820,645
    9/25/2007      10/25/2007         520,907,295
   10/25/2007      11/25/2007         496,018,707
   11/25/2007      12/25/2007         472,257,438
   12/25/2007       1/25/2008         449,571,573
    1/25/2008       2/25/2008         427,911,617
    2/25/2008       3/25/2008         407,230,389
    3/25/2008       4/25/2008         387,470,414
    4/25/2008       5/25/2008         368,603,275
    5/25/2008       6/25/2008         348,757,244
    6/25/2008       7/25/2008         324,630,390
    7/25/2008       8/25/2008         299,642,226
    8/25/2008       9/25/2008         272,992,679
    9/25/2008      10/25/2008         247,942,830
   10/25/2008      11/25/2008         226,144,294
   11/25/2008      12/25/2008         208,809,495
   12/25/2008       1/25/2009         194,121,900
    1/25/2009       2/25/2009         182,224,250
    2/25/2009       3/25/2009         171,426,213
    3/25/2009       4/25/2009         161,188,615
    4/25/2009       5/25/2009         151,481,227
    5/25/2009       6/25/2009         142,274,894
    6/25/2009       7/25/2009         133,542,191
    7/25/2009       8/25/2009         125,257,474
    8/25/2009       9/25/2009         122,677,103
    9/25/2009      10/25/2009         122,677,103
   10/25/2009      11/25/2009         122,677,103
   11/25/2009      12/25/2009         121,550,419
   12/25/2009       1/25/2010         115,827,660
    1/25/2010       2/25/2010         110,392,967
    2/25/2010       3/25/2010         105,231,437
    3/25/2010       4/25/2010         100,328,123
    4/25/2010       5/25/2010          95,669,378
    5/25/2010       6/25/2010          91,242,165
    6/25/2010       7/25/2010          87,034,260
    7/25/2010       8/25/2010          83,034,122
    8/25/2010       9/25/2010          79,230,871
    9/25/2010      10/25/2010          75,614,181
   10/25/2010      11/25/2010          72,174,342
   11/25/2010      12/25/2010          68,902,126
   12/25/2010       1/25/2011          65,788,832
    1/25/2011       2/25/2011          62,826,235
    2/25/2011       3/25/2011          60,006,561
    3/25/2011       4/25/2011          57,322,455
    4/25/2011       5/25/2011          54,766,963
    5/25/2011       6/25/2011          52,333,507
    6/25/2011       7/25/2011          50,015,862
    7/25/2011       8/25/2011          47,807,975
    8/25/2011       9/25/2011          45,702,789
    9/25/2011      10/25/2011          43,695,643
   10/25/2011      11/25/2011          41,782,381

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                                                    EXHIBIT 10.3

                                                                         ANNEX A

                                     ISDA(R)
                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                      dated as of December 7, 2006 between
                              The Bank of New York
               (hereinafter referred to as "Party A" or "Pledgor")
                                       and
              LaSalle Bank National Association, not individually,
                   but solely as Supplemental Interest Trust
                              Trustee on behalf of
               the Supplemental Interest Trust with respect to the
                       C-BASS Mortgage Loan Asset-Backed
                          Certificates, Series 2006-CB9
           (hereinafter referred to as "Party B" or "Secured Party").

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated December 7, 2006, between Party A and Party B, Reference Number 38601.

Paragraph 13. Elections and Variables.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

        With respect to Party A: not applicable.

        With respect to Party B: not applicable.

(b)     Credit Support Obligations.

        (i)     Delivery Amount, Return Amount and Credit Support Amount.

                (A) "Delivery Amount" has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" and inserting in lieu thereof the words "not later than the close of business on each Valuation Date commencing no later than the Local Business day next following the Valuation Date falling, if a Collateral Event occurs, on the 30th Local Business Day (or, in the case of an Fitch/DBRS Collateral Event, the 30th day)," and (II) by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." and inserting in lieu thereof the following:

                        The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

                        (1) the amount by which (a) the Fitch/DBRS Credit Support Amount for such Valuation Date exceeds
                                (b) the Fitch/DBRS Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

                        (2) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

                        (3) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

                (B) "Return Amount" has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." and inserting in lieu thereof the following:

                        The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

                        (1) the amount by which (a) the Fitch/DBRS Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch/DBRS Credit Support Amount for such Valuation Date,
                        (2) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Trigger Credit Support Amount for such Valuation Date, and

                        (3) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Second Trigger Credit Support Amount for such Valuation Date.

                (C) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the Fitch/DBRS Credit Support Amount, the Moody's First Trigger Credit Support Amount, or the Moody's Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

        (ii)    Eligible Collateral.

                On any date, the items set forth in Schedule I will qualify as "Eligible Collateral" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

        (iii)   Other Eligible Support.

                The following items will qualify as "Other Eligible Support" for the party specified:

                Not applicable.

        (iv)    Threshold.

                (A) "Independent Amount" means zero with respect to Party A and Party B.

                (B) "Threshold" means, with respect to Party A and any Valulation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed or (ii) a Fitch/DBRS Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

                        "Threshold" means, with respect to Party B and any Valuation Date, infinity.

                (C) "Minimum Transfer Amount" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance and Note Principal Balance of Certificates and Notes rated by Fitch and/or DBRS ceases to be more than USD 50,000,000, the "Minimum Transfer Amount" shall be USD 50,000.

                (D) Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c)     Valuation and Timing.

        (i) "Valuation Agent" means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

        (ii) "Valuation Date" means each Local Business Day for which the Threshold with respect to Party A equals zero.

        (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

        (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)     Substitution.

        (i)     "Substitution Date" has the meaning specified in Paragraph
                4(d)(ii).

        (ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)     Dispute Resolution.

        (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

        (ii) Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the Fitch/DBRS Value, Moody's First Trigger Value, and Moody's Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

                For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

        (iii)   Alternative. The provisions of Paragraph 5 will apply.

(g)     Holding and Using Posted Collateral.

        (i) Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

                Party B may appoint as Custodian (A) the entity then serving as Trustee or (B) a commercial bank or trust company organized under the laws of the United States or any state thereof, having assets of at least $10 Billion and a long term debt or a deposit rating of at least (i) Baa2 from Moody's and (ii) BBB from S&P and a short-term unsecured and unsubordinated debt rating from S&P of at least "A-1."

                Initially, the Custodian for Party B is: the Trustee.

        (ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)     Distributions and Interest Amount.

        (i) Interest Rate. The "Interest Rate" will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

        (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

        (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j)     Other Eligible Support and Other Posted Support.

        (i) "Value" with respect to Other Eligible Support and Other Posted Support means: not applicable.

        (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k) Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

        If to Party A:

        The Bank of New York
        Collateral Management
        32 Old Slip, 16th Floor
        New York, New York 10286
        Phone: (212) 804-5158
        Fax: (212) 804-5818

        If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

        If to Party B's Custodian: [___________]

(l) Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

        Party A account details: To be specified in each notice.

        [Party B account details]

        [Party B's Custodian account details]

(m)     Other Provisions.

        (i) Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

        (ii) Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

        (iii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "Fitch/DBRS Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an Fitch/DBRS Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and (B) deleting the words "the Value" and inserting in lieu thereof "Fitch/DBRS Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "Fitch/DBRS Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "Fitch/DBRS Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the Fitch/DBRS Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the Fitch/DBRS Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed Fitch/DBRS Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the Fitch/DBRS Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

        (iv) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form
                - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

        (v) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

        (vi) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

        (vii) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

        (viii) Notice of Failure to Post Collateral. Upon any failure by Party A to post collateral as required under this Agreement, Party B shall, no later than the next Business Day after the date such collateral was required to be posted, give a written notice of such failure to Party A and to Depositor. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the failure of Party B to comply with the requirements of this paragraph shall not constitute an Event of Default or Termination Event.

        (ix)    Additional Definitions. As used in this Annex:

                "Collateral Event" means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

                "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)" shall be inserted.

                "Fitch Rating Threshold Event" means, on any date, no Relevant Entity has credit ratings from Fitch which exceed the Fitch Approved Ratings Threshold.

                "Local Business Day" means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

                "Moody's First Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.

                "Moody's First Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

                (I) (A) for any Valuation Date on which (I) a Moody's First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party's Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of the applicable Moody's First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                        (B)     for any other Valuation Date, zero, over

                (II)    the Threshold for Party A such Valuation Date.

                "Moody's First Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

                "Moody's First Trigger Notional Amount Multiplier" means (A) if each Local Business Day is a Valuation Date, 2%, or (B) otherwise, 4%.

                "Moody's Second Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

                "Moody's Second Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

                (I) (A) for any Valuation Date on which it is the case that a Moody's Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party's Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

                        (1) if such Transaction is not a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                        (2) if such Transaction is a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                        (B)     for any other Valuation Date, zero, over

                (II)    the Threshold for Party A for such Valuation Date.

                "Moody's Second Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

                "Pricing Sources" means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

                "Fitch/DBRS Credit Support Amount" means, for any Valuation Date, the excess, if any, of

                (I) (A) for any Valuation Date on which an Fitch Rating Threshold Event or a DBRS Rating Threshold Event has occurred and been continuing for at least 30 days, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of the Volatility Buffer for such Transaction and the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, or

                        (B)     for any other Valuation Date, zero, over

                (II)    the Threshold for Party A for such Valuation Date.

                "Fitch/DBRSValue" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the Fitch/DBRS Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

                "Transaction Exposure" means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

                "Transaction-Specific Hedge" means any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or an interest rate swap if (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

                "Valuation Percentage" shall mean, for purposes of determining the Fitch/DBRS Value, Moody's First Trigger Value, or Moody's Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable Fitch/DBRS Valuation Percentage, Moody's First Trigger Valuation Percentage, or Moody's Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

                "Value" shall mean, in respect of any date, the related Fitch/DBRS Value, the related Moody's First Trigger Value, and the related Moody's Second Trigger Value.

                "Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table.

  The higher of  the       Remaining     Remaining     Remaining      Remaining
  S&P short-term credit    Weighted      Weighted       Weighted      Weighted
  rating of (i) Party A    Average        Average       Average        Average
  and (ii) the Credit       Maturity     Maturity       Maturity      Maturity
  Support Provider of      up to 3        up to 5       up to 10      up to 30
  Party A, if applicable     years         years         years          years
  ----------------------     -----         -----         -----          -----
  At least "A-2"             2.75%         3.25%         4.00%          4.75%
  "A-3"                      3.25%         4.00%         5.00%          6.25%
  "BB+" or lower             3.50%         4.50%         6.75%          7.50%

                [Remainder of this page intentionally left blank]

                                     Table 1

                          Moody's First Trigger Factor

            Remaining
      Weighted Average Life                 Collateral
        of Hedge in Years                     Posting
--------------------------------            ----------
            1 or less                          0.15%
More than 1 but not more than 2                0.30%
More than 2 but not more than 3                0.40%
More than 3 but not more than 4                0.60%
More than 4 but not more than 5                0.70%
More than 5 but not more than 6                0.80%
More than 6 but not more than 7                1.00%
More than 7 but not more than 8                1.10%
More than 8 but not more than 9                1.20%
More than 9 but not more than 10               1.30%
More than 10 but not more than 11              1.40%
More than 11 but not more than 12              1.50%
More than 12 but not more than 13              1.60%
More than 13 but not more than 14              1.70%
More than 14 but not more than 15              1.80%
More than 15 but not more than 16              1.90%
More than 16 but not more than 17              2.00%
More than 17 but not more than 18              2.00%
More than 18 but not more than 19              2.00%
More than 19 but not more than 20              2.00%
More than 20 but not more than 21              2.00%
More than 21 but not more than 22              2.00%
More than 22 but not more than 23              2.00%
More than 23 but not more than 24              2.00%
More than 24 but not more than 25              2.00%
More than 25 but not more than 26              2.00%
More than 26 but not more than 27              2.00%
More than 27 but not more than 28              2.00%
More than 28 but not more than 29              2.00%
           More than 29                        2.00%

                                     Table 2

           Moody's Second Trigger Factor for Interest Rate Swaps with
                             Fixed Notional Amounts

           Remaining
     Weighted Average Life               Collateral
       of Hedge in Years             Posting Requirement
--------------------------------     -------------------
           1 or less                        0.50%
More than 1 but not more than 2             1.00%
More than 2 but not more than 3             1.50%
More than 3 but not more than 4             1.90%
More than 4 but not more than 5             2.40%
More than 5 but not more than 6             2.80%
More than 6 but not more than 7             3.20%
More than 7 but not more than 8             3.60%
More than 8 but not more than 9             4.00%
More than 9 but not more than 10            4.40%
More than 10 but not more than 11           4.70%
More than 11 but not more than 12           5.00%
More than 12 but not more than 13           5.40%
More than 13 but not more than 14           5.70%
More than 14 but not more than 15           6.00%
More than 15 but not more than 16           6.30%
More than 16 but not more than 17           6.60%
More than 17 but not more than 18           6.90%
More than 18 but not more than 19           7.20%
More than 19 but not more than 20           7.50%
More than 20 but not more than 21           7.80%
More than 21 but not more than 22           8.00%
More than 22 but not more than 23           8.00%
More than 23 but not more than 24           8.00%
More than 24 but not more than 25           8.00%
More than 25 but not more than 26           8.00%
More than 26 but not more than 27           8.00%
More than 27 but not more than 28           8.00%
More than 28 but not more than 29           8.00%
          More than 29                      8.00%

                                     Table 3

             Moody's Second Trigger Factor for Transaction-Specific
                                     Hedges

            Remaining
      Weighted Average Life               Collateral
        of Hedge in Years             Posting Requirement
--------------------------------      -------------------
            1 or less                        0.65%
More than 1 but not more than 2              1.30%
More than 2 but not more than 3              1.90%
More than 3 but not more than 4              2.50%
More than 4 but not more than 5              3.10%
More than 5 but not more than 6              3.60%
More than 6 but not more than 7              4.20%
More than 7 but not more than 8              4.70%
More than 8 but not more than 9              5.20%
More than 9 but not more than 10             5.70%
More than 10 but not more than 11            6.10%
More than 11 but not more than 12            6.50%
More than 12 but not more than 13            7.00%
More than 13 but not more than 14            7.40%
More than 14 but not more than 15            7.80%
More than 15 but not more than 16            8.20%
More than 16 but not more than 17            8.60%
More than 17 but not more than 18            9.00%
More than 18 but not more than 19            9.40%
More than 19 but not more than 20            9.70%
More than 20 but not more than 21           10.00%
More than 21 but not more than 22           10.00%
More than 22 but not more than 23           10.00%
More than 23 but not more than 24           10.00%
More than 24 but not more than 25           10.00%
More than 25 but not more than 26           10.00%
More than 26 but not more than 27           10.00%
More than 27 but not more than 28           10.00%
More than 28 but not more than 29           10.00%
          More than 29                      10.00%

                                   SCHEDULE 1

                               ELIGIBLE COLLATERAL

                   Eligible Collateral & Valuation Percentages
                             Moody's and Fitch/DBRS

                                                  Valuation         Valuation
                                                 Percentage*       Percentage*
--------------------------------------------------------------------------------
                                                   Moody's          Fitch/DBRS
--------------------------------------------------------------------------------
                                               First   Second
                                              Trigger   Trigger   Daily   Weekly
--------------------------------------------------------------------------------
(A)  Cash: U.S. Dollars in depositary           100       100      100     100
     account form

(B)  U.S. Treasury Securities: fixed rate       100       100     98.9     98.6
     negotiable debt obligations issued
     by the U.S. Treasury Department
     after July 18, 1984 ("Treasuries")
     having a remaining maturity of up to
     and not more than 1 year.

(C)  Treasuries having a remaining              100       99       98      97.3
     maturity of greater than 1 year but
     not more than 2 years.

(D)  Treasuries having a remaining              100       98      97.4     95.8
     maturity of greater than 2 years but
     not more than 3 years.

(E)  Treasuries having a remaining              100       97      95.5     93.8
     maturity of greater than 3 years but
     not more than 5 years.

(F)  Treasuries having a remaining              100       95      93.7     91.4
     maturity of greater than 5 years but
     not more than 7 years.

(G)  Treasuries having a remaining              100       94      92.5     90.3
     maturity of greater than 7 years but
     not more than 10 years.

(H)  Treasuries having a remaining              100       89      91.1     87.9
     maturity of greater than 10 years
     but not more than 20 years.

(I)  Treasuries having a remaining              100       87      88.6     84.6
     maturity of greater than 20 years
     but not more than 30 years.

(J)  Agency Securities: fixed rate              100       99      98.5      98
     negotiable debt obligations of the
     Federal National Mortgage
     Association (FNMA), Federal Home
     Loan Mortgage  Corporation (FHLMC),
     Federal Home Loan Banks (FHLB),
     Federal Farm Credit Banks (FFCB),
     Tennessee Valley Authority (TVA)
     (collectively, "Agency Securities")
     issued after July 18, 1984 and
     having a remaining
     maturity of not more than 1 year.

(K)  Agency Securities having a remaining       100       98      97.7     96.8
     maturity of greater than 1 year but
     not more than 2 years.

(L)  Agency Securities having a remaining       100       97      97.3     96.3
     maturity of greater than 2 years but
     not more than 3 years.

(M)  Agency Securities having a remaining       100       96      94.5     94.5
     maturity of greater than 3 years but
     not more than 5 years.

(N)  Agency Securities having a remaining       100       94      93.1     90.3
     maturity of greater than 5 years but
     not more than 7 years.

(O)  Agency Securities having a remaining       100       93      90.7     86.9
     maturity of greater than 7 years but
     not more than 10 years.

(P)  Agency Securities having a remaining       100       88      87.7     82.6
     maturity of greater than 10 years
     but not more than 20 years.

(Q)  Agency Securities having a remaining       100       86      84.4     77.9
     maturity of greater than 20 years
     but not more than 30 years.

                   Eligible Collateral & Valuation Percentages
                                      Fitch
                                                         Valuation Percentage
                                                       (Rating of Certificates)
--------------------------------------------------------------------------------
                                                       AAA    AA      A    BBB
--------------------------------------------------------------------------------
(A)    Cash: U.S. Dollars in depositary account       100%   100%   100%   100%
       form

(B)    U.S. Treasury Securities: fixed rate          97.5%  97.8%  98.4%  98.9%
       negotiable debt obligations issued by
       the U.S. Treasury Department
       after July 18, 1984 ("Treasuries")
       having a remaining maturity of up
       to and not more than 1 year.

(C)    Treasuries having a remaining maturity of     94.7%  95.3%  95.9%  96.5%
       of greater than 1 year but not more than 2 years.

(D)    Treasuries having a remaining maturity of     94.7%  95.3%  95.9%  96.5%
       greater than 2 years but not more than 3 years.

(E)    Treasuries having a remaining maturity of     91.5%  92.5%  93.5%  94.5%
       greater than 3 years but not more than 5 years.

(F)    Treasuries having a remaining maturity of     89.0%  90.1%  91.2%  92.3%
       greater than 5 years but not more than 7 years.

(G)    Treasuries having a remaining maturity of     86.3%  87.5%  88.8%  90.0%
       greater than 7 years but not more than 10 years.

(H)    Treasuries having a remaining maturity of     83.0%  84.5%  86.0%  87.5%
       greater than 10 years but not more than 20 years.

(I)    Treasuries having a remaining maturity of     79.0%  80.7%  82.3%  84.0%
       greater than 20 years but not more than 30 years.

(J) Agency Securities: fixed rate negotiable debt obligations of the Federal National
       Mortgage Association (FNMA), Federal
       Home Loan Mortgage Corporation (FHLMC),
       Federal Home Loan Banks (FHLB), Federal
       Farm Credit Banks (FFCB), Tennessee
       Valley Authority (TVA) (collectively,
       "Agency Securities") issued after July
       18, 1984 and having a remaining
       maturity of not more than 1 year.

(K)    Agency Securities having a remaining
       maturity of greater than 1 year
       but not more than 2 years.

(L)    Agency Securities having a remaining
       maturity of greater than 2 years
       but not more than 3 years.

(M)    Agency Securities having a remaining
       maturity of greater than 3 years
       but not more than 5 years.

(N)    Agency Securities having a remaining
       maturity of greater than 5 years
       but not more than 7 years.

(O)    Agency Securities having a remaining
       maturity of greater than 7 years
       but not more than 10 years.

(P)    Agency Securities having a remaining
       maturity of greater than 10 years
       but not more than 20 years.

(Q)    Agency Securities having a remaining
       maturity of greater than 20 years
       but not more than 30 years.

          IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

              The Bank of New York          LaSalle Bank National Association,
                                            not individually, but solely as
                                            Supplemental Interest Trust Trustee
                                            on behalf of the Supplemental
                                            Interest Trust with respect to the
                                            C-BASS Mortgage Loan Asset-Backed
                                            Certificates, Series 2006-CB9

By: /s/ Stephen M. Lawler                   By: /s/ Thomas Baumgart
   --------------------------------            --------------------------------
   Name: Stephen M. Lawler                     Name: Thomas Baumgart
   Title: Managing Director                    Title: FVP

                                                                    EXHIBIT 10.4

                                                     [THE BANK OF NEW YORK LOGO]

DATE:           December 7, 2006

TO: LaSalle Bank National Association, not individually, but solely as trustee (the "Supplemental Interest Trust Trustee") on behalf of the supplemental interest trust ("Supplemental Interest Trust") with respect to the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

ATTENTION:      Global Securities Trust Services-CBASS2006-CB9
TELEPHONE:      (312) 904-6257
FACSIMILE:      (312) 904-1368

FROM:           The Bank of New York
                Derivative Products Support Department
                Attn: Swap Confirmation Dept.
TELEPHONE:      212-804-5163/5103
FACSIMILE:      212-804-5818/5837

SUBJECT:        Fixed Income Derivatives Confirmation

REFERENCE NUMBER:     38602

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between The Bank of New York ("Party A") and LaSalle Bank National Association, not individually, but solely as trustee (the "Supplemental Interest Trust Trustee") on behalf of the Supplemental Interest Trust with respect to the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9 ("Party B") created under the Pooling and Servicing Agreement, dated as of November 1, 2006, among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as Servicer, Credit-Based Asset Servicing and Securitization LLC, as Seller, and LaSalle Bank National Association, as Trustee (the "Trustee") (the "Pooling and Servicing Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

        1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

        Type of Transaction:                Interest Rate Cap

        Notional Amount:                    With respect to any Calculation
                                            Period, the lesser of (i) the amount
                                            set forth on Schedule I attached
                                            hereto for such Calculation Period
                                            and (ii) the excess, if any, of (A)
                                            the aggregate Class Certificate
                                            Balance of the LIBOR Certificates
                                            immediately preceding the
                                            Distribution Date which occurs in
                                            the calendar month of the Floating
                                            Rate Payer Payment Date for such
                                            Calculation Period (determined for
                                            this purpose without regard to any
                                            adjustment of the Floating Rate
                                            Payer Payment Date or Distribution
                                            Date relating to business days) over
                                            (B) the Swap Notional Amount as set
                                            forth on Schedule II attached hereto
                                            for such Calculation Period.

        Trade Date:                         September 28, 2006

        Effective Date:                     December 26, 2006

        Termination Date:                   November 25, 2011, subject to
                                            adjustment in accordance with the
                                            Business Day Convention

        Fixed Amounts:

               Fixed Rate Payer:            Party B

               Fixed Amount:                USD 449,000.00

               Fixed Rate Amount
               Payment Date:                December 7, 2006

        Floating Amounts:

               Floating Rate Payer:         Party A

               Cap Rate:                    6.50%

               Floating Rate Payer
               Period End Dates:            The 25th calendar day of each month
                                            during the Term of this Transaction,
                                            commencing January 25, 2007, and
                                            ending on the Termination Date,
                                            subject to adjustment in accordance
                                            with the Business Day Convention.

               Floating Rate Payer
               Payment Dates:               Early Payment shall be applicable.
                                            The Floating Rate Payer Payment Date
                                            shall be one (1) Business Day
                                            preceding each Floating Rate Payer
                                            Period End Date.

               Floating Rate Option:        USD-LIBOR-BBA

               Designated Maturity:         One month

               Floating Rate Day
               Count Fraction:              Actual/360

               Reset Dates:                 The first day of each Calculation
                                            Period.

               Compounding:                 Inapplicable

               Business Days:               New York and Los Angeles

               Business Day Convention:     Following

               Calculation Agent:           Party A

3.      Provisions Deemed Incorporated in a Schedule to the ISDA Master
        Agreement:

Part 1. Termination Provisions.

For the purposes of this Agreement:-

(a)     "Specified Entity" will not apply to Party A or Party B for any purpose.

(b)     "Specified Transaction" will have the meaning specified in Section 14.

(c)     Events of Default.

        The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

        (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under
                Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

        (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

        (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that
                Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless
                (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

        (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

        (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

        (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

                "Specified Indebtedness" will have the meaning specified in
                Section 14 ,except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

                "Threshold Amount" means with respect to Party A an amount equal to three percent (3%) of the consolidated shareholders' equity of Party A and its subsidiaries or, if applicable, the Eligible Guarantor and its subsidiaries.

        (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of
                Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and
                Section 5(a)(vii)(8) is hereby amended by deleting the words "to
                (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

        (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)     Termination Events.

        The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

        (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

        (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)", and the "Tax Event" provisions of
                Section 5(b)(ii) will apply to Party B.

        (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

        (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)     Payments on Early Termination. For the purpose of Section 6(e) of this
        Agreement:

        (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

                (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                        "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

                (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                        "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

                        (a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                        (b)     If, on the Latest Settlement Amount
                                Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

                        (c)     If, on the Latest Settlement Amount
                                Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

                (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

                (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                        "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

                (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

        (ii)    The Second Method will apply.

(g)     "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2. Tax Matters.

(a)     Tax Representations.

        (i) Payer Representations. For the purpose of Section 3(e) of this Agreement

                (A)     Party A makes the following representation(s):

                It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

                (B)     Party B makes the following representation(s):

                        None.

        (ii)    Payee Representations. For the purpose of Section 3(f) of this
                Agreement:

                (A)     Party A makes the following representation(s):

                        (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and
                        (y) its U.S. taxpayer identification number is 135160382.

                (B)     Party B makes the following representation(s):

                        None.

(b)     Tax Provisions.

        (i) Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

        (ii)    Indemnifiable Tax. The definition of "Indemnifiable Tax" in
                Section 14 is deleted in its entirety and replaced with the following:

                "Indemnifiable Tax" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3. Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to   Form/Document/                           Date by which to
deliver document    Certificate                              be delivered
----------------    -----------                              ------------
Party A             A correct, complete and duly executed    Upon the execution and delivery of
                    U.S. Internal Revenue Service Form W-9   this Agreement
                    (or successor thereto).

Party B             An Internal Revenue Service Form W-9     Upon the execution and delivery of
                    as applicable or any successor form,     this Agreement, or upon any form
                    and may deliver any other tax forms      previously provided becoming obsolete
                    relating to the beneficial owner of
                    payments to Party B under this
                    Agreement from time to time.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:


                                                                                   Covered by
Party required to   Form/Document/                   Date by which to              Section 3(d)
deliver document    Certificate                      be delivered                  Representation
----------------    -----------                      ------------                  --------------
Party A and         Any documents required by the    Upon the execution and           Yes
Party B             receiving party to evidence      delivery of this Agreement
                    the authority of the delivering
                    party or its Credit Support
                    Provider, if any, for it to
                    execute and deliver the
                    Agreement, this Confirmation,
                    and any Credit Support
                    Documents to which it is a
                    party, and to evidence the
                    authority of the delivering
                    party or its Credit Support
                    Provider to perform its
                    obligations under the
                    Agreement, this Confirmation
                    and any Credit Support
                    Document, as the case may be

Party A and         A certificate of an authorized   Upon the execution and           Yes
Party B             officer of the party, as to      delivery of this Agreement
                    the incumbency and authority of
                    the respective officers of
                    the party signing the
                    Agreement, this Confirmation,
                    and any relevant Credit Support
                    Document, as the case may be

Party A             A copy of the annual balance     Promptly upon becoming           Yes
                    sheet of Party A for the most    publicly available; provided,
                    recently completed fiscal year   if available on
                    and publicly available in its    http://www.fdic.gov, such
                    regulatory call report           delivery is not required

Party A             An opinion of counsel to         Upon the execution and           No
                    Party A reasonably acceptable    delivery of this Agreement
                    to Party B.

Party B             An opinion of counsel to Party   Upon the execution and           No
                    B as to the enforceability of    delivery of this Agreement
                    this Confirmation reasonably
                    acceptable to Party A.

Part 4. Miscellaneous.

(a)     Address for Notices: For the purposes of Section 12(a) of this
        Agreement:

        Address for notices or communications to Party A:

        Address:      The Bank of New York
                      Swaps and Derivative Products Group
                      Global Market Division
                      32 Old Slip 15th Floor
                      New York, New York 10286
                      Attention: Steve Lawler
                      Facsimile: 212-495-1016
                      Phone: 212-804-2137

               with a copy to:

                      The Bank of New York
                      Swaps and Derivative Products Group
                      32 Old Slip 16th Floor
                      New York, New York 10286
                      Attention: Andrew Schwartz
                      Tele: 212-804-5103
                      Fax: 212-804-5818/5837

        (For all purposes)

               A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

                      The Bank of New York
                      Legal Department
                      One Wall Street - 10th Floor
                      New York, New York 10286
                      Attention: General Counsel

        Address for notices or communications to Party B:

                      LaSalle Bank National Association
                      135 South LaSalle Street, Suite 1511
                      Chicago, Illinois 60603
                      Attention: Global Securities and Trust
                                 Services-CBASS 2006-CB9
        Facsimile:    (312) 904-2084
        Phone:        (312) 904-6257

        (For all purposes)

(b)     Process Agent. For the purpose of Section 13(c):

        Party A appoints as its Process Agent: Not applicable.

        Party B appoints as its Process Agent: Not applicable.

(c)     Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)     Multibranch Party. For the purpose of Section 10(c) of this Agreement:

        Party A is not a Multibranch Party.

        Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)     Credit Support Document.

        Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

        Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(g)     Credit Support Provider.

        Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

        Party B:      None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)     Affiliate. "Affiliate" shall have the meaning assigned thereto in
        Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of
        Section 6(b)(ii).

Part 5. Others Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)     Amendments to ISDA Master Agreement.

        (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

        (ii) Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

                Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the "Specific Event"); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

        (iii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

                "to another account in the same legal and tax jurisdiction as the original account".

        (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

                "(g) Relationship Between Parties.

                        (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                        (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                        (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                        (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

                        (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

        (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

        (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-",
                (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

        (vii)   Local Business Day. The definition of Local Business Day in
                Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

        (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

        (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

        (iii)   [Reserved]

        (iv) Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

                The Trustee shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Trustee's rights specified herein.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e) Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of December 7, 2006 (the "Item 1115 Agreement"), among Credit-Based Asset Servicing and Securitization LLC, GS Mortgage Securities Corp., and The Bank of New York shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex A.

(f)     Transfers.

        (i)     Section 7 is hereby amended to read in its entirety as follows:

                "Subject to Section 6(b)(ii) ,Part 5(d), and the Item 1115 Agreement neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition with respect to Fitch and DBRS."

        (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h) Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B's only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(i) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Cap Rating Agency has been given prior written notice of such designation or transfer.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.".

(k) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to Moody's, Fitch and DBRS.

(l) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Cap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the Trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n) Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by LaSalle Bank National Association ("LaSalle") not individually or personally, but solely as Trustee on behalf of the Supplemental Interest Trust in the exercise of the powers and authority conferred and vested in it under the terms of the Pooling and Servicing Agreement; (b) the Supplemental Interest Trust Trustee has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations, undertakings and agreements of LaSalle but is made and intended for the purpose of binding only the Supplemental Interest Trust; (d) nothing herein contained shall be construed as creating any liability on the part of LaSalle, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; and (e) under no circumstances shall LaSalle be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Supplemental Interest Trust in accordance with the terms of the Pooling and Servicing Agreement.

(o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

        The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) Agent for Party B. Party A acknowledges that Party B has appointed the Trustee as its agent under the Pooling and Servicing Agreement to carry out its obligations hereunder, and that the Trustee shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q) Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or
        (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)     Additional representations.

        (i) Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

                (1) Party A is a bank subject to the requirements of 12 U.S.C. ss. 1823(e) and this Agreement will be maintained as one of its official records continuously from the time of its execution until such time as the relevant Transaction matures and the obligations therefor are satisfied in full.

        (ii) Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into this Agreement and the Transaction as principal and not as agent of any person. Party B represents to Party A on the date on which Party B enters into this Agreement that it is entering into this Agreement and the Transaction not individually, but solely its capacity as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

(w)     Acknowledgements.

        (i) Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

        (ii) Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "forward contracts" or "swap agreements" as defined in Section 101 of the Bankruptcy Code or "commodity contracts" as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

        (iii) Swap Agreement. The parties acknowledge and agree that each Transaction is a "swap agreement" as defined in 12 U.S.C.
                Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1)).

(x)     [Reserved]

(y)     [Reserved]

(z)     Additional Definitions.

        As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

                "Approved Ratings Threshold" means each of the Moody's First Trigger Ratings Threshold, the Fitch Approved Ratings Threshold and the DBRS Approved Ratings Threshold.

                "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

                "DBRS" means Dominion Bond Rating Service, or any successor thereto.

                "DBRS Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from DBRS of "AA(low)" and a short-term unsecured and unsubordinated debt rating from DBRS of "R-1(middle)".

                "DBRS Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from DBRS of "BBB".

                "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party,
                (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

                "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to [Fitch, and DBRS], and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

                "Eligible Guarantor" means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue.

                "Eligible Replacement" means an entity (A)(i) that has credit ratings at least equal to the Approved Ratings Threshold, (ii) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue, or (iii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor and
                (B) that has executed an Item 1115 Agreement with the Depositor.

                "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and
                (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

                "Fitch" means Fitch Ratings Ltd., or any successor thereto.

                "Fitch Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "A" and a short-term unsecured and unsubordinated debt rating from Fitch of "F1".

                "Fitch Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "BBB-".

                "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity has does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

                "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

                "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

                "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party
                B), (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement and the transfer would not give rise to a taxable event or any other adverse Tax consequences to Party B or its interest holders,, (c) an Event of Default or Termination Event would not occur as a result of such transfer,
                (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to Fitch and DBRS or (B) each Cap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement and (j) Party A and the Transferee are both "dealers in notional principal contracts" within the meaning of Treasury regulations section1.1001-4..

                "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Cap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Cap Rating Agencies and receive from each such Cap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

                "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

                "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and
                (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

                "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

                "Required Ratings Threshold" means each of the the Moody's Second Trigger Ratings Threshold, the Fitch Required Ratings Threshold and the DBRS Required Ratings Threshold.

               [Remainder of this page intentionally left blank.]

4.      Account Details and Settlement Information:

Payments to Party A:         The Bank of New York
                             Derivative Products Support Department
                             32 Old Slip, 16th Floor
                             New York, New York 10286
                             Attention: Renee Etheart
                             ABA #021000018
                             Account #890-0068-175
                             Reference: Interest Rate Cap

Payments to Party B:         LaSalle Bank N.A.
                             ABA #: 071000505
                             LaSalle CHGO/CTR/BNF:/ LaSalle Trust
                             Trust Acct #: 724289.3
                             Attn: CBASS 06-CB9 R Waddell

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

The Bank of New York



By: /s/ Stephen M. Lawler
   --------------------------------------
   Name: Stephen M. Lawler
   Title: Managing Director

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

LaSalle Bank National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9



By: /s/ Thomas Baumgart
   --------------------------------------
   Name: Thomas Baumgart
   Title: FVP

                                   SCHEDULE I

          (all such dates subject to adjustment in accordance with the
                       Following Business Day Convention)

    From and         To but        Notional Amount (in
    including       excluding             USD)
    ---------       ---------      -------------------
    12/26/06        01/25/07           3,546,880
    01/25/07        02/25/07           8,022,949
    02/25/07        03/25/07           13,421,872
    03/25/07        04/25/07           19,722,951
    04/25/07        05/25/07           26,890,843
    05/25/07        06/25/07           34,869,990
    06/25/07        07/25/07           43,544,080
    07/25/07        08/25/07           52,517,820
    08/25/07        09/25/07           61,304,591
    09/25/07        10/25/07           69,701,527
    10/25/07        11/25/07           77,468,962
    11/25/07        12/25/07           84,580,462
    12/25/07        01/25/08           91,074,806
    01/25/08        02/25/08           96,988,715
    02/25/08        03/25/08          102,356,965
    03/25/08        04/25/08          107,217,658
    04/25/08        05/25/08          111,595,433
    05/25/08        06/25/08          116,260,563
    06/25/08        07/25/08          122,463,098
    07/25/08        08/25/08          128,621,118
    08/25/08        09/25/08          134,999,939
    09/25/08        10/25/08          140,217,886
    10/25/08        11/25/08          143,821,949
    11/25/08        12/25/08          145,724,019
    12/25/08        01/25/09          146,606,713
    01/25/09        02/25/09          146,586,528
    02/25/09        03/25/09          146,195,693
    03/25/09        04/25/09          145,599,046
    04/25/09        05/25/09          144,815,931
    05/25/09        06/25/09          143,863,716
    06/25/09        07/25/09          142,758,581
    07/25/09        08/25/09          141,515,783
    08/25/09        09/25/09          134,874,136
    09/25/09        10/25/09          125,942,814
    10/25/09        11/25/09          117,294,472
    11/25/09        12/25/09          110,044,269
    12/25/09        01/25/10          115,767,027
    01/25/10        02/25/10          118,326,782
    02/25/10        03/25/10          116,658,690
    03/25/10        04/25/10          114,945,582
    04/25/10        05/25/10          113,194,333
    05/25/10        06/25/10          111,411,034
    06/25/10        07/25/10          109,601,429
    07/25/10        08/25/10          107,770,826
    08/25/10        09/25/10          105,924,146
    09/25/10        10/25/10          104,065,827
    10/25/10        11/25/10          102,200,023
    11/25/10        12/25/10          100,330,447
    12/25/10        01/25/11           98,460,530
    01/25/11        02/25/11           96,593,406
    02/25/11        03/25/11           94,731,933
    03/25/11        04/25/11           92,878,708
    04/25/11        05/25/11           91,036,084
    05/25/11        06/25/11           89,206,194
    06/25/11        07/25/11           87,390,960
    07/25/11        08/25/11           85,591,897
    08/25/11        09/25/11           83,808,529
    09/25/11        10/25/11           82,040,612
    10/25/11        11/25/11           80,292,103

                                   SCHEDULE II

    From and         To but        Notional Amount (in
    including       excluding             USD)
    ---------       ---------      -------------------
    12/7/2006      12/25/2006         724,979,295
   12/25/2006       1/25/2007         714,622,591
    1/25/2007       2/25/2007         701,664,122
    2/25/2007       3/25/2007         686,119,596
    3/25/2007       4/25/2007         668,029,769
    4/25/2007       5/25/2007         647,460,675
    5/25/2007       6/25/2007         624,516,789
    6/25/2007       7/25/2007         599,443,332
    7/25/2007       8/25/2007         573,163,427
    8/25/2007       9/25/2007         546,820,645
    9/25/2007      10/25/2007         520,907,295
   10/25/2007      11/25/2007         496,018,707
   11/25/2007      12/25/2007         472,257,438
   12/25/2007       1/25/2008         449,571,573
    1/25/2008       2/25/2008         427,911,617
    2/25/2008       3/25/2008         407,230,389
    3/25/2008       4/25/2008         387,470,414
    4/25/2008       5/25/2008         368,603,275
    5/25/2008       6/25/2008         348,757,244
    6/25/2008       7/25/2008         324,630,390
    7/25/2008       8/25/2008         299,642,226
    8/25/2008       9/25/2008         272,992,679
    9/25/2008      10/25/2008         247,942,830
   10/25/2008      11/25/2008         226,144,294
   11/25/2008      12/25/2008         208,809,495
   12/25/2008       1/25/2009         194,121,900
    1/25/2009       2/25/2009         182,224,250
    2/25/2009       3/25/2009         171,426,213
    3/25/2009       4/25/2009         161,188,615
    4/25/2009       5/25/2009         151,481,227
    5/25/2009       6/25/2009         142,274,894
    6/25/2009       7/25/2009         133,542,191
    7/25/2009       8/25/2009         125,257,474
    8/25/2009       9/25/2009         122,677,103
    9/25/2009      10/25/2009         122,677,103
   10/25/2009      11/25/2009         122,677,103
   11/25/2009      12/25/2009         121,550,419
   12/25/2009       1/25/2010         115,827,660
    1/25/2010       2/25/2010         110,392,967
    2/25/2010       3/25/2010         105,231,437
    3/25/2010       4/25/2010         100,328,123
    4/25/2010       5/25/2010          95,669,378
    5/25/2010       6/25/2010          91,242,165
    6/25/2010       7/25/2010          87,034,260
    7/25/2010       8/25/2010          83,034,122
    8/25/2010       9/25/2010          79,230,871
    9/25/2010      10/25/2010          75,614,181
   10/25/2010      11/25/2010          72,174,342
   11/25/2010      12/25/2010          68,902,126
   12/25/2010       1/25/2011          65,788,832
    1/25/2011       2/25/2011          62,826,235
    2/25/2011       3/25/2011          60,006,561
    3/25/2011       4/25/2011          57,322,455
    4/25/2011       5/25/2011          54,766,963
    5/25/2011       6/25/2011          52,333,507
    6/25/2011       7/25/2011          50,015,862
    7/25/2011       8/25/2011          47,807,975
    8/25/2011       9/25/2011          45,702,789
    9/25/2011      10/25/2011          43,695,643
   10/25/2011      11/25/2011          41,782,381

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                                                    EXHIBIT 10.5

                                                                         ANNEX A

                                     ISDA(R)
                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                      dated as of December 7, 2006 between
                              The Bank of New York
               (hereinafter referred to as "Party A" or "Pledgor")
                                       and
 LaSalle Bank National Association, not individually, but solely as supplemental interest trustee
                          (the "Trustee") on behalf of
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9
           (hereinafter referred to as "Party B" or "Secured Party").

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated November 29, 2006, between Party A and Party B, Reference Number 38602.

Paragraph 13. Elections and Variables.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

        With respect to Party A: not applicable.

        With respect to Party B: not applicable.

(b)     Credit Support Obligations.

        (i)     Delivery Amount, Return Amount and Credit Support Amount.

                (A) "Delivery Amount" has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" and inserting in lieu thereof the words "not later than the close of business on each Valuation Date commencing no later than the Local Business day next following the Valuation Date falling, if a Collateral Event occurs, on the 30th Local Business Day (or, in the case of an S&P/Fitch Collateral Event, the 30th day), or if the Relevant Entity falls below the S&P Required Ratings Threshold, the, promptly, after publication by the applicable Rating Agency of the applicable change in rating," and (II) by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." and inserting in lieu thereof the following:

                        The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

                        (1) the amount by which (a) the S&P/Fitch Credit Support Amount for such Valuation Date exceeds
                                (b) the S&P/Fitch Value as of such Valuation
                                Date of all Posted Credit Support held by the Secured Party,

                        (2) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

                        (3) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

                (B) "Return Amount" has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." and inserting in lieu thereof the following:

                        The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

                        (1) the amount by which (a) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P/Fitch Credit Support Amount for such Valuation Date,

                        (2) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Trigger Credit Support Amount for such Valuation Date, and

                        (3) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Second Trigger Credit Support Amount for such Valuation Date.

                (C) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P/Fitch Credit Support Amount, the Moody's First Trigger Credit Support Amount, or the Moody's Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

        (ii)    Eligible Collateral.

                On any date, the items set forth in Schedule I will qualify as "Eligible Collateral" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

        (iii)   Other Eligible Support.

                The following items will qualify as "Other Eligible Support" for the party specified:

                Not applicable.

        (iv)    Threshold.

                (A) "Independent Amount" means zero with respect to Party A and Party B.

                (B) "Threshold" means, with respect to Party A, zero if a Collateral Event has occurred and has been continuing
                        (x) for at least 30 days or (y) since this Annex was executed; otherwise, infinity.

                        "Threshold" means, with respect to Party B and any Valuation Date, infinity.

                (C) "Minimum Transfer Amount" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of Certificates rated by S&P ceases to be more than USD 50,000,000, the "Minimum Transfer Amount" shall be USD 50,000.

                (D) Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c)     Valuation and Timing.

        (i) "Valuation Agent" means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

        (ii) "Valuation Date" means each Local Business Day for which the Threshold with respect to Party A equals zero.

        (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

        (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

        (v) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (A) calculate the Secured Party's Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Suport; such verification of the Secured Party's Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party's Exposure based on the greater of the Valuation Agent's internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

        (vi) Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)     Substitution.

        (i)     "Substitution Date" has the meaning specified in Paragraph
                4(d)(ii).

        (ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)     Dispute Resolution.

        (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

        (ii) Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

                For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

        (iii)   Alternative. The provisions of Paragraph 5 will apply.

(g)     Holding and Using Posted Collateral.

        (i) Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

                Party B may appoint as Custodian (A) the entity then serving as Trustee or (B) a commercial bank or trust company organized under the laws of the United States or any state thereof, having assets of at least $10 Billion and a long term debt or a deposit rating of at least (i) Baa2 from Moody's and (ii) BBB from S&P and a short-term unsecured and unsubordinated debt rating from S&P of at least "A-1."

                Initially, the Custodian for Party B is: Not applicable.

        (ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)     Distributions and Interest Amount.

        (i) Interest Rate. The "Interest Rate" will be the actual interest rate earned by investing Posted Collateral in the form of Cash in Permitted Investments chosen by Party A; provided that with respect such permitted investment, the Trustee shall invest Cash Posted Credit Support in such overnight (or redeemable within two Local Business Days of demand) investments rated at least A-1+ by S&P and Prime -1 by Moody's or AAAm or AAAm-G by S&P and Aaa by Moody's as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and (y) an Early Termination Date has been designated by Party B, in which case such investment shall be held uninvested or invested at the direction of Party B with gains and losses incurred in respect of such investments to be for the account of Party A.

        (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

        (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j)     Other Eligible Support and Other Posted Support.

        (i) "Value" with respect to Other Eligible Support and Other Posted Support means: not applicable.

        (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k) Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

        If to Party A:

        The Bank of New York
        Collateral Management
        32 Old Slip, 16th Floor
        New York, New York 10286
        Phone:  (212) 804-5158
        Fax:    (212) 804-5818

        If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

        If to Party B's Custodian:  [___________]

(l) Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

        Party A account details: To be specified in each notice.

        [Party B account details]

        [Party B's Custodian account details]

(m)     Other Provisions.

        (i) Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

        (ii) Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

        (iii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P/Fitch Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

        (iv) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form
                - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

        (v) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

        (vi) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

        (vii) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

        (viii) Notice of Failure to Post Collateral. Upon any failure by Party A to post collateral as required under this Agreement, Party B shall, no later than the next Business Day after the date such collateral was required to be posted, give a written notice of such failure to Party A and to Depositor. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the failure of Party B to comply with the requirements of this paragraph shall not constitute an Event of Default or Termination Event.

        (ix)    Additional Definitions. As used in this Annex:

                "Collateral Event" means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

                "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)" shall be inserted.

                "Fitch Rating Threshold Event" means, on any date, no Relevant Entity has credit ratings from Fitch which exceed the Fitch Approved Ratings Threshold.

                "Local Business Day" means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

                "Moody's First Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.

                "Moody's First Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

                (I) (A) for any Valuation Date on which (I) a Moody's First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party's Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of the applicable Moody's First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                      (B) for any other Valuation Date, zero, over

                (II)    the Threshold for Party A such Valuation Date.

                "Moody's First Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

                "Moody's First Trigger Notional Amount Multiplier" means (A) if each Local Business Day is a Valuation Date, 2%, or (B) otherwise, 4%.

                "Moody's Second Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

                "Moody's Second Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

                (I) (A) for any Valuation Date on which it is the case that a Moody's Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party's Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

                        (1) if such Transaction is not a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                        (2) if such Transaction is a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                      (B) for any other Valuation Date, zero, over

                (II)    the Threshold for Party A for such Valuation Date.

                "Moody's Second Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

                "Pricing Sources" means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

                "S&P/Fitch Credit Support Amount" means, for any Valuation Date, the excess, if any, of

                (I) (A) for any Valuation Date on which an S&P Rating Threshold Event, or Fitch Rating Threshold Event has occurred and been continuing for at least 30 days, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of the Volatility Buffer for such Transaction and the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, or

                      (B) for any other Valuation Date, zero, over

                (II)    the Threshold for Party A for such Valuation Date.

                "S&P Rating Threshold Event" means, on any date, no Relevant Entity has credit ratings from S&P which equal or exceed the S&P Approved Ratings Threshold.

                "S&P/FitchValue" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P/Fitch Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

                "Transaction Exposure" means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

                "Transaction-Specific Hedge" means any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or an interest rate swap if (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

                "Valuation Percentage" shall mean, for purposes of determining the S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P/Fitch Valuation Percentage, Moody's First Trigger Valuation Percentage, or Moody's Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

                "Value" shall mean, in respect of any date, the related S&P/Fitch Value, the related Moody's First Trigger Value, and the related Moody's Second Trigger Value.

                "Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table.


     The higher of  the      Remaining    Remaining    Remaining     Remaining
     S&P short-term credit   Weighted     Weighted      Weighted     Weighted
     rating of (i) Party A   Average       Average      Average       Average
     and (ii) the Credit      Maturity    Maturity      Maturity     Maturity
     Support Provider of     up to 3       up to 5      up to 10     up to 30
     Party A, if applicable    years        years        years         years
     ----------------------- ----------- ------------ ------------- ------------
     At least "A-2"            2.75%        3.25%        4.00%         4.75%
     "A-3"                     3.25%        4.00%        5.00%         6.25%
     "BB+" or lower            3.50%        4.50%        6.75%         7.50%

                [Remainder of this page intentionally left blank]

                                     Table 1

                          Moody's First Trigger Factor

            Remaining
      Weighted Average Life                 Collateral
        of Hedge in Years                     Posting
        -----------------                     -------
            1 or less                          0.15%
More than 1 but not more than 2                0.30%
More than 2 but not more than 3                0.40%
More than 3 but not more than 4                0.60%
More than 4 but not more than 5                0.70%
More than 5 but not more than 6                0.80%
More than 6 but not more than 7                1.00%
More than 7 but not more than 8                1.10%
More than 8 but not more than 9                1.20%
More than 9 but not more than 10               1.30%
More than 10 but not more than 11              1.40%
More than 11 but not more than 12              1.50%
More than 12 but not more than 13              1.60%
More than 13 but not more than 14              1.70%
More than 14 but not more than 15              1.80%
More than 15 but not more than 16              1.90%
More than 16 but not more than 17              2.00%
More than 17 but not more than 18              2.00%
More than 18 but not more than 19              2.00%
More than 19 but not more than 20              2.00%
More than 20 but not more than 21              2.00%
More than 21 but not more than 22              2.00%
More than 22 but not more than 23              2.00%
More than 23 but not more than 24              2.00%
More than 24 but not more than 25              2.00%
More than 25 but not more than 26              2.00%
More than 26 but not more than 27              2.00%
More than 27 but not more than 28              2.00%
More than 28 but not more than 29              2.00%
           More than 29                        2.00%

                                    Table 2

           Moody's Second Trigger Factor for Interest Rate Swaps with
                             Fixed Notional Amounts

           Remaining
     Weighted Average Life               Collateral
       of Hedge in Years             Posting Requirement
--------------------------------     -------------------
           1 or less                        0.50%
More than 1 but not more than 2             1.00%
More than 2 but not more than 3             1.50%
More than 3 but not more than 4             1.90%
More than 4 but not more than 5             2.40%
More than 5 but not more than 6             2.80%
More than 6 but not more than 7             3.20%
More than 7 but not more than 8             3.60%
More than 8 but not more than 9             4.00%
More than 9 but not more than 10            4.40%
More than 10 but not more than 11           4.70%
More than 11 but not more than 12           5.00%
More than 12 but not more than 13           5.40%
More than 13 but not more than 14           5.70%
More than 14 but not more than 15           6.00%
More than 15 but not more than 16           6.30%
More than 16 but not more than 17           6.60%
More than 17 but not more than 18           6.90%
More than 18 but not more than 19           7.20%
More than 19 but not more than 20           7.50%
More than 20 but not more than 21           7.80%
More than 21 but not more than 22           8.00%
More than 22 but not more than 23           8.00%
More than 23 but not more than 24           8.00%
More than 24 but not more than 25           8.00%
More than 25 but not more than 26           8.00%
More than 26 but not more than 27           8.00%
More than 27 but not more than 28           8.00%
More than 28 but not more than 29           8.00%
          More than 29                      8.00%

                                     Table 3

             Moody's Second Trigger Factor for Transaction-Specific
                                     Hedges

            Remaining
      Weighted Average Life               Collateral
        of Hedge in Years             Posting Requirement
--------------------------------      -------------------
            1 or less                        0.65%
More than 1 but not more than 2              1.30%
More than 2 but not more than 3              1.90%
More than 3 but not more than 4              2.50%
More than 4 but not more than 5              3.10%
More than 5 but not more than 6              3.60%
More than 6 but not more than 7              4.20%
More than 7 but not more than 8              4.70%
More than 8 but not more than 9              5.20%
More than 9 but not more than 10             5.70%
More than 10 but not more than 11            6.10%
More than 11 but not more than 12            6.50%
More than 12 but not more than 13            7.00%
More than 13 but not more than 14            7.40%
More than 14 but not more than 15            7.80%
More than 15 but not more than 16            8.20%
More than 16 but not more than 17            8.60%
More than 17 but not more than 18            9.00%
More than 18 but not more than 19            9.40%
More than 19 but not more than 20            9.70%
More than 20 but not more than 21           10.00%
More than 21 but not more than 22           10.00%
More than 22 but not more than 23           10.00%
More than 23 but not more than 24           10.00%
More than 24 but not more than 25           10.00%
More than 25 but not more than 26           10.00%
More than 26 but not more than 27           10.00%
More than 27 but not more than 28           10.00%
More than 28 but not more than 29           10.00%
          More than 29                      10.00%

                                   SCHEDULE 1

                               ELIGIBLE COLLATERAL


-------------------------------------------------------------------------------------------
                   Eligible Collateral & Valuation Percentages
                                 Moody's and S&P
-------------------------------------------------------------------------------------------
                                             Valuation Percentage*   Valuation Percentage*
-------------------------------------------------------------------------------------------
                                                    Moody's                   S&P
-------------------------------------------------------------------------------------------
                                                First     Second
                                               Trigger    Trigger     Daily      Weekly
-------------------------------------------------------------------------------------------
(A)   Cash:  U.S.   Dollars  in  depositary      100         100                   100
      account form

(B)   U.S.       Treasury       Securities:      100         100       98.9        98.6
      negotiable  debt  obligations  issued
      by  the  U.S.   Treasury   Department
      after  July 18,  1984  ("Treasuries")
      having a remaining  maturity of up to
      and not more than 1 year.

(C)   Treasuries    having   a    remaining      100         99         98         97.3
      maturity  of greater  than 1 year but
      not more than 2 years.

(D)   Treasuries    having   a    remaining      100         98        97.4        95.8
      maturity of greater  than 2 years but
      not more than 3 years.

(E)   Treasuries    having   a    remaining      100         97        95.5        93.8
      maturity of greater  than 3 years but
      not more than 5 years.

(F)   Treasuries    having   a    remaining      100         95        93.7        91.4
      maturity of greater  than 5 years but
      not more than 7 years.

(G)   Treasuries    having   a    remaining      100         94        92.5        90.3
      maturity of greater  than 7 years but
      not more than 10 years.

(H)   Treasuries    having   a    remaining      100         89        91.1        87.9
      maturity  of  greater  than 10  years
      but not more than 20 years.

(I)   Treasuries    having   a    remaining      100         87        88.6        84.6
      maturity  of  greater  than 20  years
      but not more than 30 years.

(J)   Agency  Securities:  negotiable  debt      100         99        98.5         98
      obligations  of the Federal  National
      Mortgage Association (FNMA),  Federal
      Home   Loan   Mortgage    Corporation
      (FHLMC),   Federal  Home  Loan  Banks
      (FHLB),  Federal  Farm  Credit  Banks
      (FFCB),  Tennessee  Valley  Authority
      (TVA)     (collectively,      "Agency
      Securities") issued after July 18,
      1984 and having a remaining maturity
      of not more than 1 year.

(K)   Agency  Securities having a remaining      100         98        97.7        96.8
      maturity  of greater  than 1 year but
      not more than 2 years.

(L)   Agency  Securities having a remaining      100         97        97.3        96.3
      maturity of greater  than 2 years but
      not more than 3 years.

(M)   Agency  Securities having a remaining      100         96        94.5        94.5
      maturity of greater  than 3 years but
      not more than 5 years.

(N)   Agency  Securities having a remaining      100         94        93.1        90.3
      maturity of greater  than 5 years but
      not more than 7 years.

(O)   Agency  Securities having a remaining      100         93        90.7        86.9
      maturity of greater  than 7 years but
      not more than 10 years.

(P)   Agency  Securities having a remaining      100         88        87.7        82.6
      maturity  of  greater  than 10  years
      but not more than 20 years.

(Q)   Agency  Securities having a remaining      100         86        84.4        77.9
      maturity  of  greater  than 20  years
      but not more than 30 years.

(R)   FHLMC     Certificates.      Mortgage      100         86                   86.40
      participation  certificates issued by               (weekly
      FHLMC evidencing  undivided interests               valuation)
      or  participations  in pools of first
      lien     conventional    or    FHA/VA
      residential  mortgages  or  deeds  of
      trust,  guaranteed  by FHLMC,  issued
      after  July  18,  1984  and  having a
      remaining  maturity  of not more than
      30 years.

(S)   FNMA  Certificates.   Mortgage-backed      100         86                   86.40
      pass-through  certificates  issued by               (weekly
      FNMA evidencing  undivided  interests               valuation)
      in pools of first lien  mortgages  or
      deeds   of   trust   on   residential
      properties,   guaranteed   by   FNMA,
      issued   after  July  18,   1984  and
      having a  remaining  maturity  of not
      more than 30 years.

(T)   GNMA  Certificates.   Mortgage-backed      100         86                   86.40
      pass-through  certificates  issued by               (weekly
      private     entities,      evidencing               valuation)
      undivided   interests   in  pools  of
      first  lien  mortgages  or  deeds  of
      trust on  single  family  residences,
      guaranteed by the Government National
      Mortgage Association (GNMA) with the
      the full  faith  and  credit  of the
      United States, issued after July 18,
      1984 and having a remaining maturity
      of not more than 30 years.

------------------------------------------------------------------------------------------
                Eligible Collateral & Valuation Percentages
                                   Fitch
------------------------------------------------------------------------------------------
                                                             Valuation Percentage
                                                           (Rating of Certificates)
------------------------------------------------------------------------------------------
                                                         AAA      AA       A      BBB
------------------------------------------------------------------------------------------
(A)    Cash:  U.S. Dollars in depositary account form     100%     100%    100%     100%

(B)    U.S.  Treasury  Securities:   negotiable  debt     97.5%    97.8%   98.4%    98.9%
       obligations issued by the U.S. Treasury
       Department after July 18, 1984
       ("Treasuries") having a remaining maturity
       of up to and not more than 1 year.

(C)    Treasuries  having  a  remaining  maturity  of     94.7%    95.3%   95.9%    96.5%
       greater than 1 year but not more than 2 years.

(D)    Treasuries  having  a  remaining  maturity  of     94.7%    95.3%   95.9%    96.5%
       greater  than 2  years  but  not  more  than 3
       years.

(E)    Treasuries  having  a  remaining  maturity  of     91.5%    92.5%   93.5%    94.5%
       greater  than 3  years  but  not  more  than 5
       years.

(F)    Treasuries  having  a  remaining  maturity  of     89.0%    90.1%   91.2%    92.3%
       greater  than 5  years  but  not  more  than 7
       years.

(G)    Treasuries  having  a  remaining  maturity  of     86.3%    87.5%   88.8%    90.0%
       greater  than 7  years  but not  more  than 10
       years.

(H)    Treasuries  having  a  remaining  maturity  of     83.0%    84.5%   86.0%    87.5%
       greater  than 10 years  but not  more  than 20
       years.

(I)    Treasuries  having  a  remaining  maturity  of     79.0%    80.7%   82.3%    84.0%
       greater  than 20 years  but not  more  than 30
       years.

(J)    Agency     Securities:     negotiable     debt
       obligations of the Federal  National  Mortgage
       Association   (FNMA),    Federal   Home   Loan
       Mortgage  Corporation  (FHLMC),  Federal  Home
       Loan Banks  (FHLB),  Federal Farm Credit Banks
       (FFCB),   Tennessee   Valley  Authority  (TVA)
       (collectively,   "Agency  Securities")  issued
       after  July 18,  1984 and  having a  remaining
       maturity of not more than 1 year.

(K) Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.

(L) Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.

(M) Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.

(N) Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.

(O) Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.

(P) Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.

(Q) Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.

        IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.


            The Bank of New York            LaSalle Bank National Association,
                                            not individually, but solely as
                                            supplemental interest trustee (the
                                            "Trustee") on behalf of C-BASS
                                            Mortgage Loan Asset-Backed
                                            Certificates, Series 2006-CB9

By: /s/ Stephen M. Lawler                   By: /s/ Thomas Baumgart
   --------------------------------            --------------------------------
   Name: Stephen M. Lawler                     Name: Thomas Baumgart
   Title: Managing Director                    Title: FVP
   Date:                                       Date:

                                    EXHIBIT R

                               CUSTODIAL AGREEMENT

                                                                    EXHIBIT 10.6
--------------------------------------------------------------------------------

                        LASALLE BANK NATIONAL ASSOCIATION
                               as Trustee for the
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9

                                       and

                            LITTON LOAN SERVICING LP,

                                   as Servicer

                                       and

                              THE BANK OF NEW YORK,

                                  as Custodian

                               CUSTODIAL AGREEMENT

                          dated as of November 1, 2006

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



Section 1. Definitions..........................................................
Section 2. Delivery of Custodial Files..........................................
Section 3. Custodian as Bailee..................................................
Section 4. Acknowledgement of Receipt; Trust Receipts...........................
Section 5. Obligations of the Custodian.........................................
Section 6. Initial and Final Certifications.....................................
Section 7. Representations and Warranties of the Custodian......................
Section 8. Future Defects.......................................................
Section 9. Release for Servicing................................................
Section 10. RESERVED............................................................
Section 11. Release for Payment.................................................
Section 12. Fees of Custodian...................................................
Section 13. Removal of Custodian................................................
Section 14. Transfer of Custodial Files Upon Termination........................
Section 15. Examination of Custodial Files......................................
Section 16. Insurance of Custodian..............................................
Section 17. Counterparts........................................................
Section 18. Periodic Statements.................................................
Section 19. GOVERNING LAW.......................................................
Section 20. Copies of Mortgage Documents........................................
Section 21. No Adverse Interest of Custodian....................................
Section 22. Termination by Custodian............................................
Section 23. Term of Agreement...................................................
Section 24. Notices.............................................................
Section 25. Successors and Assigns..............................................
Section 26. Concerning the Custodian............................................
Section 27. Reliance of Custodian...............................................
Section 28. Transmission of Custodial Files.....................................
Section 29. Authorized Representatives..........................................
Section 30. Reproduction of Documents...........................................
Section 31. Limitations on the Responsibilities of the Custodian................
Section 32. WAIVER OF JURY TRIAL................................................
Section 33. Regulation AB.......................................................
Section 34. Third-Party Beneficiary.............................................

EXHIBITS
EXHIBIT 1......FORM OF ACKNOWLEDGEMENT OF RECEIPT
EXHIBIT 2A.....FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION
EXHIBIT 2B.....FORM OF TRUST RECEIPT AND FINAL CERTIFICATION
EXHIBIT 3      FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT
EXHIBIT 4......AUTHORIZED REPRESENTATIVES OF SERVICER
EXHIBIT 5......AUTHORIZED REPRESENTATIVES OF TRUSTEE
EXHIBIT 6......MORTGAGE LOAN SCHEDULE
EXHIBIT 7......FORM OF ANNUAL CERTIFICATION

            THIS CUSTODIAL AGREEMENT (the "Custodial Agreement"), dated as of November 1, 2006, by and among LaSalle Bank National Association, a national banking association having an address at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services--C-BASS 2006-CB9, not individually, but solely as trustee for C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9 (the "Trustee"), Litton Loan Servicing LP, a Delaware limited partnership having an address at 4828 Loop Central Drive, Houston, Texas 77081, as servicer (the "Servicer"), and The Bank of New York, a New York banking corporation having an address at 101 Barclay Street, 4W, New York, New York 10286, as custodian (the "Custodian").

                              W I T N E S S E T H:

            WHEREAS, Bond Securitization, L.L.C. (the "Depositor") has agreed to purchase certain one-to-four family, adjustable-rate and fixed-rate mortgage loans secured by first and second liens on residential real properties (together, the "Mortgage Loans") from Credit-Based Asset Servicing and Securitization LLC (the "Seller"), pursuant to the terms and conditions of a Mortgage Loan Purchase Agreement, dated as of December 7, 2006 between the Depositor and the Seller (the "Purchase Agreement"); and

            WHEREAS, the Servicer is to service the Mortgage Loans pursuant to the terms and conditions of a Pooling and Servicing Agreement, of even date herewith among the Depositor, the Seller, the Servicer and the Trustee (the "Pooling and Servicing Agreement"), and the Trustee will retain record title to the Mortgage Loans; and

            WHEREAS, the Custodian is a New York banking corporation and is otherwise authorized to act as Custodian pursuant to this Custodial Agreement; and

            NOW THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

            Section 1. Definitions.

            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            Acknowledgment of Receipt: A trust receipt and acknowledgment as to each Mortgage Loan, which Acknowledgment of Receipt is delivered to the Trustee by the Custodian in the form annexed hereto as Exhibit 1.

            Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

            Adjustable Rate Mortgage Loan: A Mortgage Loan that provides for the adjustment of the Mortgage Interest Rate payable in respect thereof.

            Agreement: This Custodial Agreement and all amendments, attachments and supplements hereto.

            ALTA: American Land Title Association or any successor thereto.

            Appraised Value: With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sale price of the Mortgaged Property at such time of origination (whichever is less; provided, however, that in the case of a Refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such Refinanced Mortgage Loan).

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect, when recorded, the sale of the Mortgage to the Trust, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording in the applicable recording office.

            Business Day: Any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York, the State of Illinois and the State of Texas are authorized or obligated by law or executive order to be closed.

            Closing Date: December 7, 2006.

            Commission. The United States Securities and Exchange Commission.

            Custodian: The Bank of New York, or its successor in interest or assigns, or any successor to the Custodian under this Custodial Agreement as herein provided.

            Custodial File: As to each Mortgage Loan, any mortgage loan documents which are delivered to the Custodian or which at any time come into the possession of the Custodian as set forth in Section 2 of this Custodial Agreement.

            Cut-off Date: November 1, 2006.

            Delivery Date: The date which occurs five (5) Business Days prior to the Closing Date or such other date as mutually agreed upon by the Trustee, the Custodian and the Servicer.

            Eligible Substitute Mortgage Loans: As defined in the Pooling and Servicing Agreement.

            Fannie Mae: Formerly known as the Federal National Mortgage Association, or any successor organization.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor organization.

            Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

            Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum to which the Gross Margin is added on each Adjustment Date to determine the new Mortgage Interest Rate for such Mortgage Loan.

            Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, an interest rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and that is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

            Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, an interest rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and that is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on Mortgaged Property securing the Mortgage Note.

            Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, as of the Cut-off Date, shall be the rate set forth in the related Mortgage Loan Schedule as the Mortgage Interest Rate.

            Mortgage Loan: Each mortgage loan sold, assigned or transferred pursuant to this Custodial Agreement and identified on the Mortgage Loan Schedule attached hereto as Exhibit 6.

            Mortgage Loan Schedule: The schedule of Mortgage Loans identified in the Pooling and Servicing Agreement to be delivered to the Custodian on the Delivery Date and to be annexed hereto as Exhibit 6.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: With respect to each Mortgage Loan, the Mortgagor's real property securing repayment of the debt evidenced by a Mortgage Note, consisting of a fee simple interest in a single or contiguous parcel of real property.

            Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successors in title to the Mortgaged Property.

            Officer's Certificate: A certificate signed by the Chairman of the Board or Vice Chairman of the Board, or the President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Person delivering such certificate.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, limited partnership, government or any agency or political subdivision thereof.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance in effect with respect to any Mortgage Loan, or any replacement policy therefor obtained by the Servicer issued by a Qualified Insurer, as required by
Section 3.08 of the Pooling and Servicing Agreement with respect to certain Mortgage Loans.

            Qualified Insurer: Any insurance company acceptable to Fannie Mae or Freddie Mac.

            Refinanced Mortgage Loan: A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan.

            Regulation AB. Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Servicer: Litton Loan Servicing LP, or its successor in interest or assigns, or any successor to the Servicer under the Pooling and Servicing Agreement as therein provided.

            Servicing Criteria. The "servicing criteria" set forth in Items 1122(d)(1)(ii), 1122(d)(4)(i) and 1122(d)(4)(ii) of Regulation AB, as such may be amended from time to time.

            Subcustodian: The Bank of New York Trust Company, N.A. having an address at 5730 Katella Avenue, Cypress, California 90630.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Custodian or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Custodian or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Custodian under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

            Trust Receipt: Either an Acknowledgment of Receipt, Trust Receipt and Initial Certification or a Trust Receipt and Final Certification.

            Trust Receipt and Final Certification: A trust receipt and final certification as to each Mortgage Loan, which Trust Receipt and Final Certification is delivered to the Trustee by the Custodian in the form annexed hereto as Exhibit 2B.

            Trust Receipt and Initial Certification: A trust receipt and initial certification as to each Mortgage Loan, which Trust Receipt and Initial Certification is delivered to the Trustee by the Custodian in the form annexed hereto as Exhibit 2A.

            Trustee: LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, or its successor in interest or assigns.

            Section 2. Delivery of Custodial Files.

            (a) The Servicer will deliver and release to the Custodian or the Subcustodian on the Delivery Date the following original documents pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule:

            (i) the original Mortgage Note including any riders thereto, endorsed either (A) in blank or (B) in the following form: "Pay to the order of LaSalle Bank National Association as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse", or with respect to any lost Mortgage Note, an original lost note affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

            (ii) the original Mortgage including any riders thereto with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

            (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse";

            (iv) an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

            (v) the original or a certified copy of the lender's title insurance policy; and

            (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

            (b) In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date, the Custodian or the Servicer shall complete such endorsements in the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9, without recourse."

            (c) From time to time, the Servicer shall forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Servicer, in accordance with the terms of the Pooling and Servicing Agreement. All such mortgage documents held by the Custodian or the Subcustodian as to each Mortgage Loan shall constitute the "Custodial File".

            (d) The Servicer shall promptly but in no event later than thirty
(30) days after the Closing Date, submit for recording, in the appropriate public office for real property records, each assignment referred to in Section 2(a)(iii) and 2(a)(iv) above. In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Servicer shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly executed and recorded. The Custodian shall maintain a copy of each such assignment in the Custodial File.

            (e) At least twenty-four (24) hours prior to delivery of the Mortgage Loans, the Servicer will provide or cause to provide to the Custodian, via electronic transmission, a list of all the Mortgage Loans and their related data fields including loan ID, Mortgagor name, mortgaged property address, mortgage rate, maturity date, and original principal balance of each such Mortgage Loan. This data shall be delivered to the Custodian in an acceptable format that can be easily uploaded to the Custodian's system. A hard copy of the Mortgage Loan Schedule will be delivered to the Custodian at the time of delivery to the Custodian of such documents related to the Mortgage Loans identified in such Mortgage Loan Schedule.

            (f) Not later than ten (10) Business Days after the receipt by the Custodian thereof, the Custodian shall review the related Mortgage File for each Eligible Substitute Mortgage Loan and all documents related thereto, as specified in Sections 2.01 and 2.02 of the Pooling and Servicing Agreement, and shall deliver to the Servicer and the Trustee a certification, substantially in the form of Exhibit F-2 to the Pooling and Servicing Agreement, with respect to such Eligible Substitute Mortgage Loan, with any applicable exceptions noted thereon. Within one (1) year of the date of substitution, the Custodian shall deliver to the Servicer and the Trustee a certification, in the form of Exhibit F-2 to the Pooling and Servicing Agreement, with respect to each Eligible Substitute Mortgage Loan, with any applicable exceptions noted thereon.

            Section 3. Custodian as Bailee.

            The Custodian hereby acknowledges that it is, and agrees to act as agent and bailee for the Trustee and is holding each Custodial File delivered to it on behalf of the Trustee.

            Section 4. Acknowledgement of Receipt; Trust Receipts.

            (a) No later than 11:00 a.m. New York Time on the Closing Date, the Custodian shall deliver to the Trustee an Acknowledgment of Receipt certifying, subject to any exceptions noted thereon, as to each Mortgage Loan on the Mortgage Loan Schedule, (i) receipt of the original Mortgage Note (with any exceptions noted) and (ii) the Mortgage Note has been reviewed by the Custodian and appears regular on its face and relates to such Mortgage Loan.

            (b) Upon the written directions of the Trustee, and upon the prior tender by the Trustee of an applicable trust receipt or trust receipts (including any related Trust Receipt and Final Certification that has been issued), the Custodian shall deliver all or any portion of the related Custodial Files held by it pursuant to such Trust Receipt to the Trustee, or to such other party designated by the Trustee in such written direction, and to the place indicated in any such written direction from the Trustee. If such delivery is for less than all of the Custodial Files held by the Custodian with respect to such Trust Receipt (and a Trust Receipt and Final Certification has been issued), the Custodian shall deliver to the Trustee a new Trust Receipt and Final Certification with respect to the related Custodial Files retained by the Custodian. Each Trust Receipt (including any Trust Receipt and Final Certification) surrendered shall be canceled by the Custodian.

            Section 5. Obligations of the Custodian.

            With respect to the Mortgage Note, the Mortgage and the Assignment of Mortgage and other documents constituting each Custodial File which is delivered to the Custodian or which come into the possession of the Custodian, the Custodian is the custodian for the Trustee exclusively. The Custodian shall hold all mortgage documents received by it constituting the Custodial File for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with this Custodial Agreement and the instructions furnished by the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Custodial File or of any Mortgage Loans or (ii) the collectability, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Custodial File, or suitability of any Mortgage Loan unless specified otherwise in this Custodial Agreement. The Custodian shall promptly report to the Trustee any failure on its part to hold the Custodial Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy such failure.

            Section 6. Initial and Final Certifications.

            (a) Within sixty (60) days after the Closing Date, the Custodian shall ascertain that all documents specified in Sections 2(a)(i)-(vi) of this Custodial Agreement are in its possession, and shall deliver to the Trustee a Trust Receipt and Initial Certification certifying, subject to any exceptions noted thereon that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification): (i) all documents required to be delivered to it pursuant to Sections 2(a)(i)-(vi) of this Custodial Agreement are in its possession; (ii) such documents have been reviewed by it; and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule relating to the Mortgage Loan identifying number, the city, state, and zip code of the Mortgaged Property, the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property, the original months to maturity, the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off Date, and whether the Mortgage Loan has a prepayment penalty accurately reflects information set forth in the Mortgage File; (iv) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording; and
(v) each Mortgage Note has been endorsed as provided in Section 2(a)(i) of this Custodial Agreement and each Mortgage has been assigned in accordance with
Section 2(a)(iii) of this Custodial Agreement.

            (b) Prior to the first anniversary date of this Custodial Agreement the Custodian shall deliver to the Depositor, the Trustee and the Servicer a Trust Receipt and Final Certification in the form annexed hereto as Exhibit 2B evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

            Section 7. Representations and Warranties of the Custodian.

            The Custodian hereby represents and warrants to, and covenants that, as of the date hereof:

            (a) Each of the Custodian and the Subcustodian is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and satisfies the requirements for acting as a Fannie Mae/Freddie Mac custodian, and has full corporate power and authority to own its properties and conduct its business as currently conducted.

            (b) The Custodian has all requisite corporate power and authority to enter into and perform its obligations under this Custodial Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Custodian of this Custodial Agreement and the consummation by the Custodian of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Custodian. This Custodial Agreement has been duly and validly executed and delivered by the Custodian and constitutes a legal, valid and binding obligation of the Custodian, enforceable against the Custodian, in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general principles of equity.

            (c) Neither the execution and delivery by the Custodian of this Custodial Agreement, nor the consummation by the Custodian of any of the transactions contemplated hereby, nor the fulfillment by the Custodian of the terms hereof, will conflict with, or violate, result in a material breach of or constitute a material default (with or without notice or lapse of time, or both) under (i) any term or provision of the Certificate of Incorporation or By-laws of the Custodian or (ii) any term or provision of any indenture or other material agreement or instrument, to which the Custodian is a party or by which the Custodian is bound. The execution, delivery and performance of this Custodial Agreement by the Custodian or the consummation by the Custodian of the transactions contemplated hereby will not require the authorization, consent or approval of any governmental authority or agency having jurisdiction over and regulating the activities of the Custodian.

            (d) The Custodian shall perform its obligations under this Custodial Agreement in accordance with the standards incorporated by Fannie Mae or Freddie Mac; the Custodian shall at all times maintain accurate and complete records in connection with the performance of its obligations under this Custodial Agreement.

            (e) The Custodian does not use any Subservicers or Subcontractors.

            Section 8. Future Defects.

            During the term of this Custodial Agreement, if the Custodian discovers any defect with respect to the Custodial File, the Custodian shall give written specification of such defect to the Servicer and the Trustee.

            Section 9. Release for Servicing.

            From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby authorized, upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit 3, to release to the Servicer the related Custodial File or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Trustee in accordance with the terms of the Pooling and Servicing Agreement. The Servicer shall return to the Custodian the Custodial File or other such documents when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Servicer to the Custodian in the form annexed hereto as Exhibit 3, the Servicer's request and receipt submitted pursuant to the first sentence of this
Section 9 shall be released by the Custodian to the Servicer. The Servicer shall indemnify the Trust Fund and the Trustee and each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust Fund or the Trustee as a result of the release of any Mortgage Loans or Custodial Files to the Servicer or the retention of the Mortgage Loans and Custodial Files by the Servicer or any of its Affiliates; provided, however, the Servicer shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this Section 9 shall survive the termination of this Custodial Agreement and the termination or resignation of the Trustee.

            Section 10. RESERVED.

            Section 11. Release for Payment.

            Upon receipt by the Custodian of the Servicer's request for release of documents and receipt in the form annexed hereto as Exhibit 3 (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Custodial Account as provided in the Pooling and Servicing Agreement), the Custodian shall promptly release the related Custodial File to the Servicer.

            Section 12. Fees of Custodian.

            The Custodian shall charge such fees for its services under this Custodial Agreement as are set forth in a separate agreement between the Custodian and the Servicer, the payment of which fees, together with the Custodian's expenses in connection herewith, shall be solely the obligation of the Servicer.

            Section 13. Removal of Custodian.

            The Trustee, with or without cause (at the direction of the Servicer), may upon at least sixty (60) days' notice remove and discharge the Custodian from the performance of its duties under this Custodial Agreement by written notice from the Trustee to the Custodian, with a copy to the Servicer. Having given notice of such removal, the Servicer, with the consent of the Trustee, promptly shall appoint a successor Custodian (which may be the Trustee or an affiliate of the Trustee) to act on behalf of the Trustee by written instrument, one original counterpart of which instrument shall be delivered to the Trustee, with a copy to the Servicer and an original to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Custodial Agreement. In the event of any such appointments the Servicer shall be responsible for the fees and expenses of the existing and successor Custodian. If the Trustee (at the direction of the Servicer) removes the Custodian without cause, the Servicer shall be responsible for payment of all expenses incurred in the transmission of the Custodial Files to the successor Custodian and for all applicable release fees of the Custodian. If the Servicer removes the Custodian, the Servicer shall be responsible for payment of all expenses incurred in the transmission of the Custodial Files to the successor Custodian and for all applicable release fees of the Custodian.

            Section 14. Transfer of Custodial Files Upon Termination.

            Upon written request of the Trustee, the Custodian shall release to such Persons as the Trustee shall designate the Custodial Files relating to such Mortgage Loans as the Trustee shall request.

            Section 15. Examination of Custodial Files.

            Upon reasonable prior notice to the Custodian but not less than two
(2) Business Days notice, the Trustee and its agents, accountants, attorneys, auditors and designees will be permitted during normal business hours to examine the Custodial Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans. The Custodial Files shall be maintained at the Subcustodian's facility located at The Bank of New York Trust Company, N.A., 5730 Katella Avenue, Cypress, California 90630 or at such other location as the Custodian may designate in writing to the Trustee and the Servicer.

            Section 16. Insurance of Custodian.

            At its own expense, the Custodian shall maintain at all times during the existence of this Custodial Agreement and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as custodian. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Seller/Servicer Guide. Upon request, the Trustee shall be entitled to receive evidence satisfactory to the Trustee that such insurance is in full force and effect.

            Section 17. Counterparts.

            For the purpose of facilitating the execution of this Custodial Agreement as herein provided and for other purposes, this Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

            Section 18. Periodic Statements.

            Within ten (10) days of each anniversary of the date of this Custodial Agreement, or upon the request of the Trustee at any other time, the Custodian shall provide to the Trustee a list of all the Mortgage Loans for which the Custodian holds a Custodial File pursuant to this Custodial Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, repurchased or sold since the date of this Custodial Agreement.

            Section 19. GOVERNING LAW.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 20. Copies of Mortgage Documents.

            Upon the request of the Trustee and at the cost and expense of the Trust, the Custodian shall provide the Trustee with copies of the Mortgage Notes, Mortgages, Assignments of Mortgage and other documents relating to one or more of the Mortgage Loans.

            Section 21. No Adverse Interest of Custodian.

            By execution of this Custodial Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Custodial Agreement shall hold, no interest adverse to the Trustee, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

            Section 22. Termination by Custodian.

            The Custodian may terminate its obligations under this Custodial Agreement upon at least sixty (60) days' prior written notice to the Servicer and the Trustee. In the event of such termination, the Servicer shall appoint a successor Custodian. The payment of such successor Custodian's fees and expenses shall be solely the responsibility of the Servicer. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Custodial Agreement.

            Section 23. Term of Agreement.

            Unless terminated pursuant to Section 13 or Section 22 hereof, this Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due under the Pooling and Servicing Agreement. In such event all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Trustee.

            Section 24. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the addresses shown on the first page hereof, and in the case of the Trustee, to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services--C-BASS 2006-CB9, in the case of the Servicer, to the attention of Larry B. Litton, Sr. and in the case of the Custodian, to The Bank of New York, 101 Barclay Street, 4W, New York New York 10286, Attention: Glenn Mitchell, or at such other addresses as may hereafter be furnished to the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 25. Successors and Assigns.

            This Custodial Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any person into which the Custodian may be merged or converted or with which the Custodian may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary herein notwithstanding. Any assignee shall forward a list of authorized representatives to each party to this Custodial Agreement pursuant to Section 29 of this Custodial Agreement.

            Section 26. Concerning the Custodian.

            Neither the Custodian nor any of its directors, affiliates, officers, agents, or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Custodial Agreement, except for its or their own gross negligence, bad faith or willful misconduct. In no event shall the Custodian or its directors, affiliates, officers, agents, or employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith, even if advised of the possibility of such damages.

            The Servicer agrees to indemnify, from the Servicer's own funds, and hold the Custodian and its directors, affiliates, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of liabilities, obligations, judgments, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements other than those which were imposed on, incurred by or asserted against the Custodian, because of the breach by the Custodian of its obligations hereunder, which breach was caused by negligence, bad faith, or willful misconduct on the part of the Custodian or any of its directors, affiliates, officers, agents, or employees. The indemnification set forth in this section shall survive any termination of this Custodial Agreement and the termination and removal of the Custodian.

            Notwithstanding anything to the contrary herein or in the Pooling and Servicing Agreement, it is hereby understood that the Trustee shall not be liable for the acts, omissions, duties, obligations or liabilities of the Custodian.

            Section 27. Reliance of Custodian.

            In the absence of negligence or bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any data communications, magnetic tape, request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same in accordance with the requirements of this Custodial Agreement.

            Section 28. Transmission of Custodial Files.

            Written instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with transmission of mortgage files and loan documents in the performance of the Custodian's duties hereunder shall be delivered by the Servicer to the Custodian prior to any shipment of any mortgage files and loan documents hereunder. The Servicer will arrange for the provision of such services at its sole cost and expense (or, at the Custodian's option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to mortgage files and loan documents as the Servicer deems appropriate.

            Section 29. Authorized Representatives.

            Each individual designated as an authorized representative of the Servicer and the Trustee, respectively (an "Authorized Representative"), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of the Servicer or the Trustee, as the case may be, and the specimen signature for each such Authorized Representative of the Servicer and each such Authorized Representative of the Trustee initially authorized hereunder, is set forth on Exhibits 4 and 5 hereof, respectively. From time to time, the Servicer and the Trustee may, by delivering to each other and to the Custodian a revised exhibit, change the information previously given pursuant to this Section 29, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

            Section 30. Reproduction of Documents.

            This Custodial Agreement and all documents relating thereto except with respect to the Custodial File, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 31. Limitations on the Responsibilities of the Custodian.

            (a) The Custodian shall not be liable for any action or omission to act hereunder except for its own gross negligence, bad faith or willful misconduct. The obligations of the Custodian shall be determined solely by the express provisions of this Custodial Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian shall be implied with respect to this Custodial Agreement or the Custodian's services.

            (b) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Custodial Agreement other than for the Custodian's compensation or for reimbursement of expenses hereunder.

            (c) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, recordation, adequacy or perfection of any lien upon or security interest in any Custodial File.

            (d) Any other provision of this Custodial Agreement to the contrary notwithstanding, the Custodian shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Custodial Agreement unless the Custodian is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, the Custodian shall be deemed to have notice of the terms and conditions (including without limitation definitions not otherwise set forth in full in this Custodial Agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Custodial Agreement to the extent such terms and provisions are referenced or incorporated by reference into this Custodial Agreement, only as long as the Custodian shall have been provided a copy of any such document or agreement.

            (e) The duties and obligations of the Custodian shall only be as much as are expressly set forth in this Custodial Agreement or as set forth in a written amendment to this Custodial Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Custodial Agreement implies or requires that action or forbearance from action be taken by a party but is silent as to which party has the duty to act or refrain from acting, the parties hereto agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

            (f) Nothing in this Custodial Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction other than
(i) any jurisdiction where any Custodial File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

            (g) Custodian may consult with counsel selected by the Custodian and the advice or the opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, omitted or suffered by the Custodian in good faith and in accordance herewith.

            (h) No provision of this Custodial Agreement shall require the Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights and powers (other than with respect to any expense incurred by the Custodian in accordance with its regular duties as custodian hereunder), if, in its sole judgment, it believes that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

            (i) The Custodian shall have no duty to ascertain whether or not any amount or payment required to be received by the Trustee, the Servicer or any third person has been received by the Trustee, the Servicer or any third person.

            (j) The Custodian may perform its duties hereunder by or through agents, attorneys, subcustodians or independent contractors and shall have no liability for the acts or omissions of such agents, attorneys, subcustodians or independent contractors appointed by the Custodian with due care; provided, however, that such appointment of a subcustodian shall not limit the liability of the Custodian with respect to its obligations under this Custodial Agreement. The Trustee and the Servicer hereby consent to the appointment of the Subcustodian to act as subcustodian hereunder.

            Section 32. WAIVER OF JURY TRIAL.

            EACH OF THE TRUSTEE, THE SERVICER, AND THE CUSTODIAN WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG ANY OF THE TRUSTEE, THE SERVICER OR THE CUSTODIAN ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS CUSTODIAL AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. ANY OF THE TRUSTEE, THE SERVICER, OR THE CUSTODIAN MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CUSTODIAL AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            Section 33. Regulation AB.

            Subsection 33.01. Report on Assessment of Compliance and
Attestation.

            On or before March 1 of each calendar year, commencing in 2007, the Custodian shall:

            (i) deliver to the Servicer, the Trustee and the Depositor a report regarding the Custodian's assessment of compliance with the applicable Servicing Criteria (as more fully discussed below), during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Servicer, the Trustee and the Depositor and signed by an authorized officer of the Custodian, and shall address each of the applicable Servicing Criteria;

            (ii) deliver to the Servicer, the Trustee and the Depositor a report of a registered public accounting firm reasonably acceptable to the Servicer, the Trustee and the Depositor that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

            (iii) if requested by the Servicer or the Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Servicer, the Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) a certification substantially in the form attached hereto as Exhibit 7 (or as otherwise mutually agreed upon).

            The Custodian acknowledges that the parties identified in clause
      (a)(iii) above may rely on the certification provided by the Custodian pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Servicer nor the Depositor will request delivery of a certification under clause (a)(iii) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes the Mortgage Loans.

            Subsection 33.02. Additional Information to Be Provided by the Custodian.

            For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Servicer a written description of such proceedings. Any notices and descriptions required under this Subsection 33.02 shall be given no later than five (5) Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Servicer files each Report on Form 10-D or Form 10-K, as applicable, with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Subsection 33.02, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

            Subsection 33.03. Indemnification; Remedies.

            (a) The Custodian shall indemnify the Servicer, each affiliate of the Servicer, and each of the following parties: Credit-Based Asset Servicing and Securitization LLC, as the sponsor, the issuing entity, the Depositor, the Trustee, and each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses (other than punitive, special or consequential damages) that any of them may sustain arising out of or based upon any negligent failure by the Custodian to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 33.

            (b) In the case of any negligent failure of performance described in clause (a) of this Subsection, the Custodian shall promptly reimburse the Servicer, the Trustee the Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9 transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9 transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Custodian.

            Section 34. Third-Party Beneficiary

            The parties hereto agree that the Depositor shall be a third-party beneficiary to this Agreement.

            IN WITNESS WHEREOF, the Servicer, the Trustee and the Custodian have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

                                      LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB9


                                       By: /s/ Rita Lopez
                                          --------------------------------------
                                          Name: Rita Lopez
                                          Title: Vice President


                                    LITTON LOAN SERVICING LP,
                                      as Servicer


                                       By: /s/ Janice McClure
                                          --------------------------------------
                                          Name: Janice McClure
                                          Title: Vice President


                                    THE BANK OF NEW YORK,
                                      as Custodian


                                       By: /s/ Paul Catania
                                          --------------------------------------
                                          Name: Paul Catania
                                          Title: Assistant Vice President

                                    EXHIBIT 1

                            ACKNOWLEDGMENT OF RECEIPT

                                                                  _____ __, 2006

LaSalle Bank National Association
as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates,
Series 2006-CB9
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--C-BASS 2006-CB9

      Re: Custodial Agreement, dated as of November 1, 2006, among LaSalle Bank National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian

Ladies and Gentlemen:

            In accordance with the provisions of Section 4 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan in the Mortgage Loan Schedule that (i) it has received the original Mortgage Note with respect to each Mortgage Loan identified on the Mortgage Loan Schedule attached hereto as Exhibit 7 and (ii) such Mortgage Note has been reviewed by it and appears regular on its face and relates to such Mortgage Loan. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            The Custodian hereby confirms that it is holding each such Mortgage Note as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

            This Acknowledgment of Receipt is not divisible or negotiable.

            The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Initial Certification at the office of the Subcustodian at The Bank of New York Trust Company, N.A., 5730 Katella Avenue, Cypress, California 90630, Attention:
Reginald Carter.

            Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

                                                   THE BANK OF NEW YORK
                                                   as Custodian


                                               By:______________________________
                                                   Name:
                                                   Title:

                                                                      EXHIBIT 2A

                     TRUST RECEIPT AND INITIAL CERTIFICATION

                                                       Trust Receipt #__________
                                      Cut-off Date Principal Balance $__________

LaSalle Bank National Association
as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates,
Series 2006-CB9
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--C-BASS 2006-CB9

      Re: Custodial Agreement, dated as of November 1, 2006, among LaSalle Bank National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian

Ladies and Gentlemen:

            In accordance with the provisions of Section 6 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that:
(i) all documents required to be delivered to it pursuant to Sections 2(a)(i)-(vi) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it; and have not been mutilated, damaged or torn and relate to such Mortgage Loan (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule relating to the Mortgage Loan identifying number, the city, state, and zip code of the Mortgaged Property, the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property, the original months to maturity, the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off Date, and whether the Mortgage Loan has a prepayment penalty accurately reflects information set forth in the Mortgage File; (iv) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording; and (v) each Mortgage Note has been endorsed as provided in Section 2(a)(i) of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2(a)(iii) of the Custodial Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of Trustee pursuant to the terms and conditions of the Custodial Agreement.

            This Trust Receipt and Initial Certification is not divisible or negotiable.

            The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Final Certification at the office of the Subcustodian at The Bank of New York Trust Company, N.A., 5730 Katella Avenue, Cypress, California 90630, Attention:
Reginald Carter.

            Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

                                            THE BANK OF NEW YORK
                                               as Custodian


                                            By: ______________________________
                                               Name:
                                               Title:

                                                                      EXHIBIT 2B

                      TRUST RECEIPT AND FINAL CERTIFICATION

                                                      Trust Receipt #___________
                                    Cut-off Date Principal Balance $____________

LaSalle Bank National Association
as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates,
Series 2006-CB9
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--C-BASS 2006-CB9

      Re: Custodial Agreement, dated as of November 1, 2006, among LaSalle Bank National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian

Ladies and Gentlemen:

            In accordance with Section 6(b) of the Custodial Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in
Section 2(a) of the Custodial Agreement.

            The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement. This Certificate is qualified in all respects by the terms of said Custodial Agreement.

                                            THE BANK OF NEW YORK,
                                               as Custodian


                                            By: ______________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT 3

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: [Address]

      Re: Custodial Agreement, dated as of November 1, 2006, among LaSalle Bank National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian

            In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Trustee, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

____  1.    Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the account of the Trustee.)

____  2.    Mortgage Loan Liquidated By (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Trustee.)

____  3.    Mortgage Loan in Foreclosure

____  4.    Other (explain)______________________________________________

            If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

            If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                            LITTON LOAN SERVICING LP,
                                               as Servicer


                                            By:__________________________
                                               Name:
                                               Title:

                                            Date:_________________________

Acknowledgment of Documents returned to the Custodian:


                                            THE BANK OF NEW YORK, as Custodian


                                            By:______________________________
                                               Name:
                                               Title:


                                            Date:_____________________________

                                                                       EXHIBIT 4

                     AUTHORIZED REPRESENTATIVES OF SERVICER

NAME                                               SPECIMEN SIGNATURE
----                                               ------------------

__________________________                         ____________________________

__________________________                         ____________________________

__________________________                         ____________________________

__________________________                         ____________________________

__________________________                         ____________________________

                                                                       EXHIBIT 5

                      AUTHORIZED REPRESENTATIVES OF TRUSTEE

NAME                                               SPECIMEN SIGNATURE
----                                               ------------------

__________________________                         ____________________________

__________________________                         ____________________________

__________________________                         ____________________________

__________________________                         ____________________________

__________________________                         ____________________________

                                                                       EXHIBIT 6

                           SCHEDULE OF MORTGAGE LOANS

         [Attached as Schedule I to the Pooling and Servicing Agreement]

                                    EXHIBIT 7

         FORM OF ANNUAL CERTIFICATION (unless otherwise mutually agreed)

            The Custodial Agreement, (the "Agreement") dated as of November 1, 2006, among LaSalle Bank National Association, as Trustee, Litton Loan Servicing LP, as Servicer, and The Bank of New York, as Custodian.

            I, ________________________________, the _______________________ of
The Bank of New York, certify to Litton Loan Servicing LP, Bond Securitization, L.L.C. and LaSalle Bank National Association, and their officers, with the knowledge and intent that they will rely upon this certification, that:

            (1) I have reviewed the report on assessment of the Custodian's compliance with the servicing criteria set forth in Items 1122(d)(1)(ii), 1122(d)(1)(iv), 1122(d)(4)(i) and 1122(d)(4)(ii) of Regulation AB (the
"Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report") (collectively, the "Custodian Servicing Information");

            (2) Based on my knowledge, the Custodian Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Custodian Servicing Information;

            (3) Based on my knowledge, all of the Custodian Servicing Information required to be provided by the Custodian under the Agreement has been provided to Litton Loan Servicing LP, Bond Securitization, L.L.C. and LaSalle Bank National Association;

            (4) I am responsible for reviewing the activities performed by the Custodian under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Servicing Assessment or the Attestation Report, the Custodian has fulfilled its obligations under the Agreement in all material respects; and

            (5) The Servicing Assessment and Attestation Report required to be provided by the Custodian pursuant to the Agreement, have been provided to Litton Loan Servicing LP, Bond Securitization, L.L.C. and LaSalle Bank National Association. Any material instances of noncompliance described in such reports have been disclosed to Litton Loan Servicing LP, Bond Securitization, L.L.C. and LaSalle Bank National Association. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.


                                        Date:  _________________________


                                        By:    ________________________________

                                        Name:  ________________________________

                                        Title: ________________________________

                                    EXHIBIT S

                               FORM 8-K DISCLOSURE

          Item on Form 8-K                      Party Responsible
-------------------------------------------------------------------------------
*Item 1.01- Entry into a Material          All parties as to themselves
Definitive Agreement

*Item 1.02- Termination of a Material      All parties as to themselves
Definitive Agreement

Item 1.03- Bankruptcy or Receivership      All parties as to themselves

Item 2.04- Triggering Events that          N/A
Accelerate or Increase a Direct
Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement

*Item 3.03- Material Modification to       Covered in Item 1.01
Rights of Security Holders

Item 5.03- Amendments of Articles of       Depositor
Incorporation or Bylaws; Change of
Fiscal Year

Item 6.01- ABS Informational and           N/A
Computational Material

*Item 6.02- Change of Servicer or Trustee  Servicer (as to Servicer or each
                                           Subservicer it engages), Trustee (as
                                           to Trustee or any Subcontractor it
                                           engages)

*Item 6.03- Change in Credit Enhancement   Depositor
or External Support

*Item 6.04- Failure to Make a Required     Trustee
Distribution

Item 6.05- Securities Act Updating         Depositor
Disclosure

Item 7.01- Reg FD Disclosure               Depositor

Item 8.01 - Other Events                   All parties as to themselves

Item 9.01 - Financial Statements and       All parties as it relates to their
Exhibits                                   own agreements

                                    EXHIBIT T

                              FORM 10-D DISCLOSURE

           Item on Form 10-D                        Party Responsible
--------------------------------------------------------------------------------
Item 1: Distribution and Pool            Trustee
Performance Information
Material breaches of Mortgage Loan       Servicer
Representations
Material breaches of covenants under     Servicer, Trustee and Depositor (each
this Agreement                           as to itself and with respect to other
                                         parties, as to which it obtains actual
                                         notice)

Item 2: Legal Proceedings per Item 1117  All parties to the Pooling and
        of Reg AB                        Servicing Agreement (as to
                                         themselves), the Sponsor, as to the
                                         originators and the Custodian, the
                                         Trustee as to the Trust

Item 3: Sale of Securities and Use of    Depositor
        Proceeds

Item 4: Defaults Upon Senior Securities  Trustee

Item 5: Submission of Matters to a Vote Trustee of Security Holders

Item 6: Significant Obligors of Pool     N/A
        Assets 1112(b)-

Item 7: Significant Enhancement          Sponsor
        Provider Information

Item 1114(b)(2)-Credit Enhancement       N/A
        Provider Financial Information

Item 1115(b)-Derivative Counterparty     Depositor
        Financial Information

Item 8: Other Information                Depositor, Sponsor, Trustee and any
                                         other party responsible for disclosure
                                         items on Form 8-K

Item 9: Exhibits                         Trustee (as to monthly
                                         payment/distribution reports only),
                                         Depositor, Sponsor

                                    EXHIBIT U

                              FORM 10-K DISCLOSURE

           Item on Form 10-K                      Party Responsible
---------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments      Depositor

*Item 9B: Other Information             Depositor, Trustee and any other
                                        party responsible for disclosure
                                        items on Form 8-K

*Item 15: Exhibits, Financial           Trustee/Servicer/
Statement Schedules                     Depositor

*Additional Item:                       N/A
Disclosure per Item 1112(b) of Reg AB

*Additional Item:                       N/A
Disclosure per Item 1114(b)(2) of Reg
AB

*Additional Item:                       Depositor
Disclosure per Item 1115(b) of Reg AB

*Additional Item:                       All parties to the Pooling and
Disclosure per Item 1117 of Reg AB      Servicing Agreement (as to
                                        themselves), the Sponsor, as to the
                                        originators, the trustee as to the
                                        issuing entity

*Additional Item:                       All parties to the Pooling and
Disclosure per Item 1119 of Reg AB      Servicing Agreement

Additional Item:                        Servicer and Subservicer, Trustee and
Disclosure per Item 1122 of Reg AB      Subcontractor and Custodian

Additional Item:                        Servicer and Subservicer, Trustee and
Disclosure per Items 1123 of Reg AB     Subcontractor  and Custodian

                                    EXHIBIT V

                       ADDITIONAL DISCLOSURE NOTIFICATION

  **SEND TO LASALLE VIA FAX AT 312-904-2084 AND VIA EMAIL TO edgar@abanmro.com AND SEND TO BOTH LASALLE AND THE DEPOSITOR VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

LaSalle Bank, N.A., as Trustee
135 S. LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - C-BASS, Series 2006-CB9--SEC REPORT PROCESSING

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004

RE: **Additional Form [__] Disclosure**Required

Ladies and Gentlemen:

      In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of November 1, 2006, among GS Mortgage Securities Corp., as depositor (the "Depositor"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), Litton Loan Servicing LP, as servicer (the "Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee"). The Undersigned, as [____], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [___].

Description of Additional Form [__ ] Disclosure:


List of Any Attachments hereto to be included in the Additional Form [__]
Disclosure:


      Any inquiries related to this notification should be directed to [___], phone number: [___]; email address: [___].

                                          [NAME OF PARTY]
                                          as [role]


                                          By:__________________
                                             Name:
                                             Title: